As filed with the Securities and Exchange Commission on November 24, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-1537655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502 510.522.9600	Nicholas D. Gerber 1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.
W. Thomas Conner, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004-2415
202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units of United States Metals Index Fund	20,000,000	$25.00	$500,000,000	$35,650
Units of United States Agriculture Index Fund	20,000,000	$25.00	$500,000,000	$35,650
Units of United States Copper Index Fund	20,000,000	$25.00	$500,000,000	$35,650

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

This Registration Statement contains a combined prospectus under Rule 429 promulgated under the Securities Act of 1933, which relates to File No. 333-164024. Accordingly, upon effectiveness, this Registration Statement shall act as a Post-Effective Amendment No. 1 to File No. 333-164024.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Sponsor and the Trust are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION

United States Commodity Index Fund	48,800,000 Units
United States Metals Index Fund	20,000,000 Units
United States Agriculture Index Fund	20,000,000 Units
United States Copper Index Fund	20,000,000 Units

United States Commodity Index Funds Trust, or the Trust, is a Delaware statutory trust that is organized into four separate series (each series, a “Fund”), each of which intends to issue common units representing fractional undivided beneficial interests in such Fund, called “Units.” The first Fund to offer its Units to the public was the United States Commodity Index Fund, or USCI, which commenced operations on August 10, 2010 and whose Units trade on the NYSE Arca under the ticker symbol “USCI.” The Units of each of the United States Metals Index Fund, or USMI, the United States Agriculture Index Fund, or USAI, and the United States Copper Index Fund, or USCUI, are also expected to trade on the NYSE Arca. The ticker symbol for USMI is expected to be “[]”; the ticker symbol for USAI is expected to be “[]” and the ticker symbol for USCUI is expected to be “[]”. Merrill Lynch Professional Clearing Corp. was the initial authorized purchaser for USCI and is expected to be the initial authorized purchaser for each of the other Funds. The Funds intend to continuously offer creation baskets consisting of 100,000 Units to “Authorized Purchasers” through ALPS Distributors, Inc., which is the “Marketing Agent” for the Units of the Funds. An Authorized Purchaser, in turn, may offer to the public Units of any baskets it creates. The Units of each of the Funds are expected to trade on the NYSE Arca at prices that may be lower or higher than the net asset value per Unit.

The investment objective of USCI is for the daily changes in percentage terms of its Units’ net asset value to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total Return (the “Commodity Index”), less USCI’s expenses. The Commodity Index is designed to reflect the performance of a diversified group of commodities. The investment objective of USMI is for the daily changes in percentage terms of its Units’ net asset value to reflect the daily changes in percentage terms of the SummerHaven Dynamic Metals Index Total Return (the “Metals Index”), less USMI’s expenses. The Metals Index is designed to reflect the performance of a diversified group of precious metals. The investment objective of USAI is for the daily changes in percentage terms of its Units’ net asset value to reflect the daily changes in percentage terms of the SummerHaven Dynamic Agriculture Index Total Return (the “Agriculture Index”), less USAI’s expenses. The Agriculture Index is designed to reflect the performance of a diversified group of agricultural commodities. The investment objective of USCUI is for the daily changes in percentage terms of its Units’ net asset value to reflect the daily changes in percentage terms of the SummerHaven Copper Index Total Return (the “Copper Index”), less USCUI’s expenses. The Copper Index is designed as a benchmark for investors seeking attractive risk-adjusted returns on a portfolio of copper futures contracts.

The sponsor of the Funds is United States Commodity Funds LLC (the “Sponsor”), a Delaware limited liability company that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Sponsor controls the operations of the Funds and will employ trading advisors for the Funds, as necessary. The trading advisor for USCI, USMI, USAI and USCUI is SummerHaven Investment Management, LLC.

Each Fund will offer Creation Baskets consisting of 100,000 Units through the Marketing Agent to Authorized Purchasers. USCI commenced operations on August 10, 2010, by selling an initial Creation Basket to the initial Authorized Purchaser in exchange for $5 million in cash. With respect to USMI, USAI and USCUI, it is expected that on or about the effective date the initial Authorized Purchaser will, though it is under no obligation to do so, purchase one or more initial Creation Baskets of each of USMI, USAI and USCUI at a per unit price which is expected to initially be $25.00. In order to satisfy NYSE Arca listing standards that at least 100,000 Units of each Fund be outstanding, the Sponsor may purchase one of such Creation Baskets of each Fund from the initial Authorized Purchaser at the initial offering price of such Units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the Units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these Units at a per Unit price equal to USMI’s, USAI’s or USCUI’s per Unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these Units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 Units of USMI, USAI or USCUI, as the case may be, remain outstanding. The effective date will be the date on which the SEC declares the registration statement relating to this prospectus effective. It is expected that the proceeds from the initial Authorized Purchaser’s purchase on the effective date will be invested on that day and that initial per Unit net asset value of USMI, USAI and USCUI will be established as of 4:00 p.m. New York City time that day. Units offered in creation baskets on any day after the effective date will be offered at the per unit net asset value calculated shortly after the close of the core trading session on the NYSE Arca.

An Authorized Purchaser is under no obligation to offer to the public Units of any baskets it creates. Authorized Purchasers that offer to the public Units from the baskets they create will do so at per-Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the net asset value of the Fund at the time the Authorized Purchaser purchased the creation basket and the net asset value at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the commodity futures contract market and the market for other commodity-related investments. The prices of Units offered by Authorized Purchasers are expected to fall between a Fund’s net asset value and the trading price of its Units on the NYSE Arca at the time of sale. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will be deemed underwriting compensation.

This is a best efforts offering; the Marketing Agent is not required to sell any specific number or dollar amount of Units, but will use its best efforts to sell Units. An Authorized Purchaser is under no obligation to purchase Units. This is intended to be a continuous offering and is not expected to terminate until all of the registered Units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering of a Fund may be temporarily suspended if and when no suitable investments for such Fund are available or practicable.

Investing in the Funds involves significant risks. See “What are the Risk Factors Involved with an Investment in the Funds?” beginning on page 18.

The Funds are not mutual funds registered under the Investment Company Act of 1940 and are not subject to regulation under such Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THESE POOLS NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the Units*
USCI	$58.43	$5,843,000
USMI	$25.00	$2,500,000
USAI	$25.00	$2,500,000
USCUI	$25.00	$2,500,000

The date of this prospectus is [•  ]

*	Based on USCI’s closing net asset value on November 2, 2010. For USMI, USAI and USCUI, based on the price of the first basket(s) sold. The prices may vary based on the net asset value on a particular day.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF A POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN SUCH POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THESE POOLS BEGINNING ON PAGE 119 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THESE COMMODITY POOLS. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN ONE OR MORE OF THESE COMMODITY POOLS, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 18.

YOU SHOULD ALSO BE AWARE THAT THESE COMMODITY POOLS MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THESE POOLS MAY BE EFFECTED.

UNITED STATES COMMODITY INDEX FUND

i

Until [•  ] (25 days after the date of this prospectus), all dealers effecting transactions in the offered Units, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

AS OF THE DATE OF THIS PROSPECTUS USMI, USAI AND USCUI HAVE NOT YET COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, the Funds’ operations, the Sponsor’s plans and references to the Funds’ future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in the Funds?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Funds’ operations or the value of any Funds’ Units.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about the Funds and their Units, it does not contain or summarize all of the information about the Funds and their Units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in the Funds?” beginning on page 8, before making an investment decision about the Units.

Overview of the Trust and the Funds

United States Commodity Index Funds Trust, or the Trust, is a Delaware statutory trust formed on December 21, 2009, that is organized into four separate series (each series, a “Fund”), each of which intends to issue common units representing fractional undivided beneficial interests in such Fund, called “Units.” The current series of the Trust are: United States Commodity Index Fund (“USCI”), United States Metals Index Fund (“USMI”), United States Agriculture Index Fund (“USAI”) and United States Copper Index Fund (“USCUI”). Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Funds operate pursuant to the Trust’s Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of November 10, 2010. Wilmington Trust Company, a Delaware banking corporation, is the Delaware trustee of the Trust. The Trust and the Funds are managed and controlled by United States Commodity Funds LLC (the “Sponsor”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

The Funds intend to continuously offer baskets consisting of 100,000 Units (“Creation Baskets”) to “Authorized Purchasers” through ALPS Distributors, Inc., which is the “Marketing Agent” for the Units of the Funds. An Authorized Purchaser, in turn, may offer to the public Units of any baskets it creates. The Units of each of the Funds are expected to trade on the NYSE Arca at prices that may be lower or higher than the net asset value (“NAV”) per Unit. The first Fund to offer its Units to the public was USCI, which commenced operations on August 10, 2010 and whose Units trade on the NYSE Arca under the ticker symbol “USCI.”

United States Commodity Index Fund

The net assets of USCI consist primarily of investments in futures contracts for commodities that are traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such futures contracts, collectively, “Eligible Commodity Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other commodity-based contracts and instruments such as cash-settled options on Eligible Commodity Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of commodities and Eligible Commodity Futures Contracts (collectively, “Other Commodity-Related Investments”). Market conditions that the Sponsor currently anticipates could cause USCI to invest in Other Commodity-Related Investments include those allowing USCI to obtain greater liquidity or to execute transactions with more favorable pricing. Eligible Commodity Futures Contracts and Other Commodity-Related Investments collectively are referred to as “Commodity Interests” in this prospectus.

The investment objective of USCI is for the daily changes in percentage terms of its Units’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses. The Commodity Index is designed to reflect the performance of a diversified group of commodities. The Commodity Index is owned and maintained by SummerHaven Index Management, LLC (“SummerHaven Indexing”) and calculated and published by Bloomberg, L.P. The Commodity Index was developed based upon academic research by Yale University professors, Gary B. Gorton and K. Geert Rouwenhorst, and Hitotsubashi University professor, Fumio Hayashi. The Commodity Index is comprised of 14 of the 27 Eligible Commodity Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Commodity Futures Contracts developed by SummerHaven Indexing. The

Eligible Commodity Futures Contracts that at any given time make up the Commodity Index are referred to herein as “Benchmark Component Commodity Futures Contracts.”

USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor (“CTA”) and CPO with the CFTC and is a member of the NFA. The Sponsor expects to manage USCI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Commodity Index and the Sponsor’s selection of investments on behalf of USCI. The Sponsor is also authorized to select futures commission merchants to execute USCI’s transactions in Commodity Interests. The Sponsor, SummerHaven Indexing, SummerHaven, and Bloomberg, L.P. are not affiliated with a broker-dealer and are subject to procedures designed to prevent the use and dissemination of material nonpublic information regarding the Commodity Index or USCI’s portfolio.

USCI seeks to achieve its investment objective by investing in Benchmark Component Commodity Futures Contracts and Other Commodity-Related Investments such that daily changes in USCI’s NAV will closely track the daily changes in the Commodity Index. USCI’s positions in Commodity Interests are rebalanced on a monthly basis in order to track the changing nature of the Commodity Index. If Eligible Commodity Futures Contracts relating to a particular commodity remain in the Commodity Index from one month to the next, such Eligible Commodity Futures Contracts are rebalanced to the 7.14% target weight, as described below. Specifically, on the fifth business day prior to the first business day of the next calendar month (the “Selection Date”) it is determined if a current Benchmark Component Commodity Futures Contract will be replaced by a new Futures Contract in either the same or different underlying commodity as a Benchmark Component Commodity Futures Contract for the following month, in which case USCI’s investments are changed accordingly. In order that USCI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Commodity Futures Contracts, USCI’s investments typically are not rebalanced entirely on a single day, but rather are typically rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to USCI’s Commodity Interests, the Sponsor invests the remainder of USCI’s proceeds from the sale of baskets in short-term obligations of the United States government (“Treasury Securities” or “Treasuries”) or cash equivalents, and/or merely holds such assets in cash (generally in interest-bearing accounts).

In order to meet its investment objective, USCI invests first, in the current Benchmark Component Commodity Futures Contracts and other Eligible Commodity Futures Contracts intended to replicate the return on the current Benchmark Component Commodity Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Commodity-Related Investments intended to replicate the return on the Benchmark Component Commodity Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Commodity Index and selection of the Benchmark Component Commodity Futures Contracts, see the section of this prospectus entitled “What is the Commodity Index?”

United States Metal Index Fund

It is anticipated that the net assets of USMI will consist primarily of investments in futures contracts for metals that are traded on the NYMEX, LME, COMEX or on other foreign exchanges (such futures contracts, collectively, “Benchmark Component Metals Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other metals-based contracts and instruments such as cash-settled options on Benchmark Component Metals Futures Contracts, forward contracts relating to metals, cleared swap contracts and other over-the-counter transactions that are based on the price of metals and the Benchmark Component Metals Futures Contracts (collectively, “Other Metals-Related Investments”). Market conditions that the Sponsor currently anticipates could cause USMI to invest in Other Metals-Related Investments include those allowing USMI to obtain greater liquidity or to execute transactions with more favorable pricing. Benchmark Component Metals Futures Contracts and Other Metals-Related Investments collectively are referred to as “Metals Interests” in this prospectus.

The investment objective of USMI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Metals Index, less USMI’s expenses. The Metals Index is designed to reflect the performance of a diversified group of metals. The Metals Index is owned and maintained by SummerHaven Indexing and calculated and published by [_____________]. The Metals Index is comprised of 10 Benchmark Component Metals Futures Contracts. The relative weighting of the Benchmark Component Metals Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Metals Futures Contracts developed by SummerHaven Indexing.

USMI’s trading advisor is SummerHaven. The Sponsor expects to manage USMI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Metals Index and the Sponsor’s selection of investments on behalf of USMI. The Sponsor is also authorized to select futures commission merchants to execute USMI’s transactions in Benchmark Component Metals Futures Contracts and Other Metals-Related Investments. The Sponsor, SummerHaven Indexing and SummerHaven, are not affiliated with a broker-dealer and are subject to procedures designed to prevent the use and dissemination of material nonpublic information regarding the Metals Index or USMI’s portfolio.

USMI seeks to achieve its investment objective by investing in Benchmark Component Metals Futures Contracts and Other Metals-Related Investments such that daily changes in USMI’s NAV will closely track the daily changes in the Metals Index. USMI’s positions in Metals Interests will be rebalanced on a monthly basis in order to track the changing nature of the Metals Index. In order that USMI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Metals Futures Contracts, USMI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to USMI’s Metals Interests, the Sponsor will invest the remainder of USMI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USMI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Metals Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Metals-Related Investments intended to replicate the return on the Benchmark Component Metals Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Metals Index and selection of the Benchmark Component Metals Futures Contracts, see the section of this prospectus entitled “What is the Metals Index?”

United States Agriculture Index Fund

It is anticipated that the net assets of USAI will consist primarily of investments in futures contracts for agricultural commodities that are traded on the the ICE Futures, CBOT, CME, Kansas City Board of Trade (“KCBT”) or on other foreign exchanges (the KCBT, NYMEX, LME, ICE Futures, CBOT, COMEX CME and other foreign exchanges collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Benchmark Component Agriculture Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other agriculture-based contracts and instruments such as cash-settled options on Benchmark Component Agriculture Futures Contracts, forward contracts relating to agricultural commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of agricultural commodities and Benchmark Component Agriculture Futures Contracts (collectively, “Other Agriculture-Related Investments”). Market conditions that the Sponsor currently anticipates could cause USAI to invest in Other Agriculture-Related Investments include those allowing USAI to obtain greater liquidity or to execute transactions with more favorable pricing. Benchmark Component Agriculture Futures Contracts and Other Agriculture-Related Investments collectively are referred to as “Agriculture Interests” in this prospectus.

The investment objective of USAI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Agriculture Index, less USAI’s expenses. The Agriculture Index is designed to reflect the performance of a diversified group of agricultural commodities. The Agriculture Index is owned and maintained by SummerHaven Indexing and calculated and published by [_____________]. The Agriculture Index is comprised of 14 Benchmark Component Agriculture Futures Contracts. The relative weighting of the Benchmark Component Agriculture Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Agriculture Futures Contracts developed by SummerHaven Indexing.

USAI’s trading advisor is SummerHaven. The Sponsor expects to manage USAI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Agriculture Index and the Sponsor’s selection of investments on behalf of USAI. The Sponsor is also authorized to select futures commission merchants to execute USAI’s transactions in Benchmark Component Agriculture Futures Contracts and Other Agriculture-Related Investments. The Sponsor, SummerHaven Indexing and SummerHaven are not affiliated with a broker-dealer and are subject to procedures designed to prevent the use and dissemination of material nonpublic information regarding the Agriculture Index or USAI’s portfolio.

USAI seeks to achieve its investment objective by investing in Benchmark Component Agriculture Futures Contracts and Other Agriculture-Related Investments such that daily changes in USAI’s NAV will closely track the daily changes in the Agriculture Index. USAI’s positions in Agriculture Interests will be rebalanced on a monthly basis in order to track the changing nature of the Agriculture Index. In order that USAI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Agriculture Futures Contracts, USAI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to USAI’s Agriculture Interests, the Sponsor will invest the remainder of USAI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USAI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Agriculture Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Agriculture-Related Investments intended to replicate the return on the Benchmark Component Agriculture Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Agriculture Index and selection of the Benchmark Component Agriculture Futures Contracts, see the section of this prospectus entitled “What is the Agriculture Index?”

United States Copper Index Fund

It is anticipated that the net assets of USCUI will consist primarily of investments in futures contracts for copper that are traded on the COMEX (such futures contracts, collectively, “Eligible Copper Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other copper-based contracts and instruments such as cash-settled options on Eligible Copper Futures Contracts, forward contracts relating to copper, cleared swap contracts and other over-the-counter transactions that are based on the price of copper and Eligible Copper Futures Contracts (collectively, “Other Copper-Related Investments”). Market conditions that the Sponsor currently anticipates could cause USCUI to invest in Other Copper-Related Investments include those allowing USCUI to obtain greater liquidity or to execute transactions with more favorable pricing. Eligible Copper Futures Contracts and Other Copper-Related Investments collectively are referred to as “Copper Interests” in this prospectus.

The investment objective of USCUI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Copper Index, less USCUI’s expenses. The Copper Index is designed to reflect the performance of the investment returns from a portfolio of copper futures contracts. The Copper Index is owned and maintained by SummerHaven Indexing and calculated and published by [_____________]. The Copper Index is comprised of either two or three Eligible Copper Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Copper Futures Contracts developed by SummerHaven Indexing. The Eligible Copper Futures Contracts that at any given time make up the Copper Index are referred to herein as “Benchmark Component Copper Futures Contracts.”

USCUI’s trading advisor is SummerHaven. The Sponsor expects to manage USCUI’s investments directly, using the trading advisory services of SummerHaven for guidance with respect to the Copper Index and the Sponsor’s selection of investments on behalf of USCUI. The Sponsor is also authorized to select futures commission merchants to execute USCUI’s transactions in Benchmark Component Copper Futures

Contracts and Other Copper-Related Investments. The Sponsor, SummerHaven Indexing and SummerHaven are not affiliated with a broker-dealer and are subject to procedures designed to prevent the use and dissemination of material nonpublic information regarding the Copper Index or USCUI’s portfolio.

USCUI seeks to achieve its investment objective by investing in Benchmark Component Copper Futures Contracts and Other Copper-Related Investments such that daily changes in USCUI’s NAV will closely track the daily changes in the Copper Index. USCUI’s positions in Copper Interests will be rebalanced on a monthly basis in order to track the changing nature of the Copper Index. In order that USCUI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Copper Futures Contracts, USCUI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to USCUI’s Copper Interests, the Sponsor will invest the remainder of USCUI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USCUI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Copper Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Copper-Related Investments intended to replicate the return on the Benchmark Component Copper Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Copper Index and selection of the Benchmark Component Copper Futures Contracts, see the section of this prospectus entitled “What is the Copper Index?”

As used in this prospectus, “Applicable Index” means the Commodity Index with respect to USCI, the Metals Index with respect to USMI, the Agriculture Index with respect to USAI or the Copper Index with respect to USCUI; “Applicable Interests” means Commodity Interests with respect to USCI, Metals Interests with respect to USMI, Agriculture Interests with respect to USAI or Copper Interests with respect to USCUI; “Applicable Benchmark Component Futures Contracts” means Benchmark Component Commodity Futures Contracts with respect to USCI, Benchmark Component Metals Futures Contracts with respect to USMI, Benchmark Component Agriculture Futures Contracts with respect to USAI or Benchmark Component Copper Futures Contracts with respect to USCUI; “Other Related Investments” means Other Commodity-Related Investments with respect to USCI, Other Metals-Related Investments with respect to USMI, Other Agriculture-Related Investments with respect to USAI or Other Copper-Related Investments with respect to USCUI. For the avoidance of doubt, the term “commodities” includes energy, metals and agricultural commodities.

The Indices

The table below shows the relevant benchmark for each of the Funds.

Fund	Benchmark
United States Commodity Index Fund	SummerHaven Dynamic Commodity Index Total Return
United States Metals Index Fund	SummerHaven Dynamic Metals Index Total Return
United States Agriculture Index Fund	SummerHaven Dynamic Agriculture Index Total Return
United States Copper Index Fund	SummerHaven Copper Index Total Return

The Sponsor endeavors to place each Fund’s trades in Applicable Interests and otherwise manage each Fund’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily percentage change in a Fund’s NAV for any period of 30 successive NYSE Arca trading days as of which such Fund calculates its NAV (each such trading day a “Valuation Day”), and
•	B is the average daily percentage change in the Applicable Index over the same period.

The Sponsor believes that market arbitrage opportunities will cause each Fund’s Unit price on the NYSE Arca to closely track the Fund’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between a Fund’s NAV and the Applicable Index will be that the changes in the price of the Fund’s Units on the NYSE Arca will closely track, in percentage terms, changes in the Applicable Index, less the Fund’s expenses.

Each Fund will invest in Applicable Interests to the fullest extent possible without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Applicable Interests. The primary focus of the Sponsor is the investment in Applicable Interests and the management of each Fund’s investments in Treasury Securities, cash and/or cash equivalents.

The Sponsor will employ a “neutral” investment strategy for each Fund intended to track the changes in the Applicable Index regardless of whether the Applicable Index goes up or goes down. Each Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell each Fund’s Units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in a Fund involves the risks that the changes in the price of the Fund’s Units will not accurately track the changes in the Applicable Index, and that changes in the Applicable Index will not closely correlate with changes in the spot prices of the commodities underlying the Applicable Benchmark Component Futures Contracts. Furthermore, each Fund also invests in short-term Treasury Securities or holds cash to meet its current or potential margin or collateral requirements with respect to its investments in Applicable Interests and invests cash not required to be used as margin or collateral. There is not expected to be any meaningful correlation between the performance of a Fund’s investments in Treasury Securities, cash or cash equivalents and the changes in the price of the Applicable Index. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the price of the Applicable Index, this correlation is not anticipated as part of the Funds’ efforts to meet their objectives. This and certain risk factors discussed in this prospectus may cause a lack of correlation between changes in a Fund’s NAV and changes in the price of the Applicable Index. The Sponsor does not intend to operate the Funds in a fashion such that their respective per Unit NAV will equal, in dollar terms, the spot prices of the commodities underlying the Applicable Benchmark Component Futures Contracts that comprise the Applicable Index or the prices of any particular group of Applicable Benchmark Component Futures Contracts.

Each Fund creates Units only in Creation Baskets and redeems Units only in blocks of 100,000 Units called Redemption Baskets. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets, respectively. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Baskets are generally created when there is a demand for Units, including, but not limited to, when the market price per Unit is at a premium to the NAV per Unit. Authorized Purchasers will then sell such Units, which will be listed on the NYSE Arca, to the public at per Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of the applicable Fund at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Applicable Benchmark Component Futures Contracts and Other Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between the applicable Fund’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per Unit is at a discount to the NAV per Unit. Retail investors seeking to purchase or sell Units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per Unit, rather than in connection with the creation or redemption of baskets.

All proceeds from the sale of Creation Baskets will be invested as quickly as practicable in the investments described in this prospectus. Investments and related margin or collateral are held through the custodian for the Funds, Brown Brothers Harriman & Co. (the “Custodian”), in accounts with the applicable Fund’s commodity futures broker, Newedge USA, LLC (“Newedge”), or, in some instances when agreed to by the applicable Fund, in collateral accounts held by third parties with respect to its non-exchange traded or cleared over-the-counter Applicable Interests. There is no stated maximum time period for the Funds’ operations and each Fund will continue until all its Units are redeemed or the Fund is liquidated pursuant to the terms of the Trust Agreement.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on certain Applicable Benchmark Component Futures Contracts or Other Related Investments

may practically limit the number of Creation Baskets that will be sold for a particular Fund if the Sponsor determines that the other investment alternatives available to the Fund at that time will not enable it to meet its stated investment objective.

Units may also be purchased and sold by individuals and entities that are not Authorized Purchasers in smaller increments than Creation Baskets on the NYSE Arca. However, these transactions are effected at bid and ask prices established by specialist firm(s). Like any listed security, Units of each Fund can be purchased and sold at any time a secondary market is open.

Other than to address monthly changes in the Applicable Benchmark Component Futures Contracts, in managing a Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Applicable Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors:  The Units can be directly purchased from or redeemed by a Fund only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 100,000 Units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase Units from or redeem Units with a Fund. Some of the information contained in this prospectus, including information about buying and redeeming Units directly from and to a Fund is only relevant to Authorized Purchasers. Units of each of the Funds are listed and traded on the NYSE Arca and may be purchased and sold as individual Units. Individuals interested in purchasing Units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Units are not redeemable securities. There is no guarantee that Units will trade at or near the per-Unit NAV.

The Units

The Units are registered under the Securities Act of 1933 (“1933 Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) and do not provide dividend rights or conversion rights and there will not be sinking funds. The Units may only be redeemed when aggregated in Redemption Baskets as discussed under “Creation and Redemption of Units” and holders of each Fund’s Units (“Unitholders”) generally have very limited voting rights as discussed below under “The Trust Agreement — Voting Rights” below. Cumulative voting is neither permitted nor required and there are no preemptive rights. As discussed in the Trust Agreement, upon liquidation of a Fund, the Fund’s assets will be distributed first to creditors, and, second, to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contribution distributions and allocations for all periods.

This is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate until all of the registered Units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments for the Funds are not available or practicable. It is anticipated that when all registered Units have been sold pursuant to this registration statement, additional Units will be registered in subsequent registration statements. As discussed above, the minimum purchase requirement for Authorized Purchasers is a Creation Basket, which consists of 100,000 Units. Under the plan of distribution, none of the Funds requires a minimum purchase amount for investors who purchase Units from Authorized Purchasers. There are no arrangements to place funds in an escrow, trust, or similar account.

Types of Investments of the Funds

A brief description of the principal types of investments each Fund will make is set forth below.

•	A futures contract is an exchange-traded contract traded with standard terms that calls for the delivery of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.

•	A forward contract is a non-standardized, non-exchange traded (“over-the-counter”) bilateral contract for the purchase or sale of a specified quantity of a commodity at a specified price, on a specified date and at a specified location.
•	A swap is an over-the-counter bilateral contract to exchange a periodic stream of payments determined by reference to a notional amount, with one party’s payments determined by reference to a specified price for an underlying asset or index, and the other’s determined by reference to the current market price of that asset or index.
•	An option on a futures contract, forward contract or a commodity on the spot market gives the buyer of the option the right, but not the obligation, to buy or sell a futures contract, forward contract or commodity, as applicable, at a specified price on or before a specified date. Options on futures contracts, like the future contracts to which they relate, are standardized contracts traded on an exchange, while options on forward contracts and commodities generally are individually negotiated, over-the-counter, bilateral contracts.

Unlike exchange-traded contracts, over-the-counter contracts expose a Fund to the credit risk of the other party to the contract. (As discussed below, exchange-traded contracts may expose a Fund to the risk of the clearing broker’s and/or the exchange clearing house(s)’ bankruptcy.) The Sponsor does not currently intend to purchase and sell commodities in the “spot market” for any of the Funds. Spot market transactions are cash transactions in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

A more detailed description of Commodity Interests, the Metals Interests, the Agriculture Interests, the Copper Interests and other aspects of the commodities and markets for such investments can be found later in this prospectus.

As noted above, the Funds invest in Futures Contracts, including those traded on the NYMEX, ICE Futures, CBOT, CME, LME, COMEX and KCBT. The Funds expressly disclaim any association with such exchanges or endorsement of the Funds by such exchanges and acknowledges that “New York Mercantile Exchange”, “NYMEX”, “ICE Futures”, “Chicago Board of Trade”, “CBOT”, “Chicago Mercantile Exchange”, “CME”, “London Metal Exchange”, “LME”, “Commodity Exchange, Inc.”, “COMEX” and “KCBT” are registered trademarks of such exchanges.

Principal Investment Risks of an Investment in a Fund

An investment in a Fund involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 18.

•	The price relationship between the near month Applicable Benchmark Component Futures Contracts to expire and the next month Applicable Benchmark Component Futures Contracts to expire that compose each Applicable Index will vary and may impact both the applicable Fund’s total return over time and the degree to which such total return tracks the total return of its Applicable Index. For example, in cases in which the near month contract’s price is lower than next month contracts’ prices (a situation known as “contango” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Applicable Benchmark Component Futures Contracts would tend to decline as they approach expiration. In cases in which the near month contract’s price is higher than next month contracts’ prices (a situation known as “backwardation” in the futures markets), then, absent the impact of the overall movement in commodity prices, the value of the Applicable Benchmark Component Futures Contracts would tend to rise as they approach expiration.
•	Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, the Funds generally will not distribute dividends to Unitholders. You should not invest in a Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason.

•	Investors may choose to use a Fund as a means of investing indirectly in commodities, and there are risks involved in such investments. The risks and hazards that are inherent in commodity production may cause the price of commodities to fluctuate widely.
•	To the extent that investors use a Fund as a means of investing indirectly in commodities, there is the risk that the daily changes in the price of the Fund’s Units on the NYSE Arca will not closely track the daily changes in the spot price of the commodities comprising the Applicable Index. This could happen if the price of Units traded on the NYSE Arca does not correlate closely with the applicable Fund’s NAV; the changes in the applicable Fund’s NAV do not correlate closely with changes in the Applicable Index; or the changes in the Applicable Index do not correlate closely with changes in the cash or spot price of the commodities underlying the Applicable Benchmark Component Futures Contracts. This is a risk because if these correlations are not sufficiently close, then investors may not be able to use a Fund as a cost-effective way to invest indirectly in commodities or as a hedge against the risk of loss in commodity-related transactions.
•	USMI, USAI and USCUI have no operating history and USCI commenced operations on August 10, 2010, so there is no performance history with respect to USMI, USAI or USCUI, and a limited performance history with respect to USCI, to serve as a basis for you to evaluate an investment in such Fund.
•	Investors, including those who directly participate in the commodities market, may choose to use a Fund as a vehicle to hedge against the risk of loss and there are risks involved in hedging activities. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement.
•	The structure and operation of each Fund may involve conflicts of interest. The Sponsor has sole current authority to manage the investments and operations of each Fund, which may create a conflict with the Unitholders’ best interests. The Sponsor may also have a conflict to the extent that its trading decisions may be influenced by the effect they would have on the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”), the United States Heating Oil Fund, LP (“USHO”), the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”), and the United States Brent Oil Fund, LP (“USBO”), the other commodity pools it manages, or any other commodity pool the Sponsor may form in the future. USOF, USNG, US12OF, UGA, USHO, USSO, US12NG and USBO are referred to herein as the “Related Public Funds”.
•	You will have no rights to participate in the management of a Fund in which you invest and will have to rely on the duties and judgment of the Sponsor to manage such Fund.
•	Each Fund pays fees and expenses that are incurred regardless of whether it is profitable.
•	Each Fund seeks to have the daily changes in its Units’ NAV in percentage terms track daily changes in the Applicable Index in percentage terms, rather than profit from speculative trading. The Sponsor therefore endeavors to manage each Fund so that the Fund’s assets are, unlike those of many other commodity pools, not leveraged (i.e., so that the aggregate value of each Fund’s unrealized losses from its investments at any time will not exceed the value of the Fund’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits a Fund to become leveraged and the Fund’s trading positions suddenly turn unprofitable, you could lose all or substantially all of your investment. These movements in price may be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor.
•	The Funds may invest in Other Related Investments. To the extent that these Other Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Applicable Future Contracts and will expose a Fund to credit risk that its counterparty may not be able to satisfy its obligations to the Fund.

•	Regulation of the commodity interest and energy markets is extensive and constantly changing. On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act,” was signed into law that includes provisions altering the regulation of commodity interests. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules to be promulgated may negatively impact the Funds’ ability to meet their respective investment objectives either through limits or requirements imposed on them or upon their counterparties.
•	Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Units. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax on your allocable share of a Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, your tax liability with respect to your Units may exceed the amount of cash or value of property (if any) distributed.

For additional risks, see “What are the Risk Factors Involved with an Investment in the Funds?”

Principal Offices of the Trust and the Sponsor

The principal office of the Trust and the Funds is located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Sponsor’s principal office is also located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The telephone number for each of the Trust, the Funds and the Sponsor is (510) 522-9600.

Financial Condition of the Trust

USMI, USAI and USCUI will not calculate their respective NAV prior to the effective date. The initial NAV will be determined as of 4:00 p.m. New York time on the effective date. USCI’s NAV is determined shortly after the close of the core trading session of the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single Unit of each of the Funds to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per unit of $56.51 for USCI, which equals USCI’s net asset value per unit as of November 16, 2010. For USMI, USAI and USCUI, we have assumed the initial selling price per unit to be $25.00 which will be the selling price of the Units sold in the initial Creation Basket. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

	USCI		USMI		USAI		USCUI
Initial Selling Price Per Unit	$56.51		$25.00		$25.00		$25.00
Sponsor’s Management Fee(1)	$0.54		$0.24		$0.24		$0.24
Creation Basket Fee(2)	$(0.01)		$(0.01)		$(0.01)		$(0.01)
Estimated Brokerage Fees(3)	$0.17		$0.03		$0.03		$0.06
Interest Income (0.13%)(4)	$(0.07)		$(0.03)		$(0.03)		$(0.03)
Fees to Trustee(5)	$0.01		$0.01		$0.01		$0.01
Fees and expenses associated with tax accounting and reporting(6)	$0.14		$0.13		$0.13		$0.13
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the Unit	$0.78		$0.37		$0.37		$0.40
Percentage of initial selling price per Unit	1.38	%(7)	1.48	%(7)	1.48	%(7)	1.60	%(7)

(1)	The Funds are obligated to pay the Sponsor a management fee based on average daily net assets and paid monthly at the annual rate as follows: USCI — 0.95%; USMI — 0.95%; USAI — 0.95% and USCUI — 0.95%.
(2)	Authorized Purchasers are required to pay a Creation Basket fee of $1,000 for each order they place to create one or more baskets of a Fund. An order must be at least one basket, which is 100,000 Units. This breakeven analysis assumes a hypothetical investment in a single Unit so the Creation Basket fee is $.01 (1,000/100,000).
(3)	For USCI, this amount is based on the actual brokerage fees for USCI calculated on an annual basis. For USMI, USAI and USCUI, assuming that the price of a Unit is $25.00, USMI, USAI or USCUI, as applicable, would receive $2,500,000 upon the sale of a Creation Basket (100,000 Units multiplied by $25.00). Assuming that this entire amount is invested in Applicable Benchmark Component Futures Contracts and that there is no change in the settlement price of such contracts, USMI and USCUI would be required to purchase approximately 26 Applicable Benchmark Component Futures Contracts to support the Creation Basket ($2,500,000 divided by $95,000, the average value of the Applicable Benchmark Component Futures Contracts as of October 31, 2010) and USAI would be required to purchase approximately 62 Benchmark Component Agriculture Futures Contracts to support the Creation Basket ($2,500,000 divided by $40,000, the average value of the Benchmark Component Agriculture Futures Contracts as of October 31, 2010). Assuming further that futures commission merchants charge approximately $4.00 per Applicable Benchmark Component Futures Contract for each purchase or sale, the annual futures commission merchant charge for USMI and USCUI would be approximately $2,496 (52 total Applicable Benchmark Component Futures Contract transactions (26 purchases and 26 sales) multiplied by 12 times per year multiplied by $4.00). As a percentage of the total investment of $2,500,000, this annual commission expense would be approximately 0.10%. Assuming further that futures commission merchants charge approximately $4.00 per Benchmark Component Agriculture Futures Contract for each purchase or sale, the annual futures commission merchant charge for USAI would be approximately $5,942 (124 total Benchmark Component Agriculture Futures Contract transactions (62 purchases and 62 sales) multiplied by 12 times per year multiplied by $4.00). As a percentage of the total investment of $2,500,000, this annual commission expense would be approximately 0.24%.
(4)	A Fund earns interest on funds it deposits with its futures commission merchant and the Custodian and it estimates that the interest rate will be 0.13% based on the current interest rate on three-month Treasury Bills as of November 12, 2010. The actual rate may vary.
(5)	In connection with its service as Trustee, Wilmington Trust Company is entitled to receive annual fees in the amount of approximately $6,000. The number in the break-even table assumes that USCI has $62.20 million in assets which is the amount of USCI’s assets as of November 16, 2010, and that USMI, USAI and USCUI each have $30 million in assets.
(6)	Each Fund assumed the aggregate costs attributable to tax accounting and reporting to be $150,000 per Fund. This estimate is based on the experience of the Sponsor in its management of the Related Public Funds. The number in the break-even table assumes that USCI has $62.20 million in assets which is the amount of assets as of November 16, 2010, and that USMI, USAI and USCUI each have $30 million in assets.
(7)	For purposes of this breakeven analysis, we have assumed that USCI has $62.20 million in assets, which is the amount of assets held by USCI as of November 16, 2010 and that USMI, USAI and USCUI each have $30 million in assets. If, however, only the initial Creation Basket of USMI, USAI or USCUI is sold for proceeds of $2.5 million, the amount of trading income required for the redemption value at the end of the year to equal the initial selling price of one Unit for such Fund would be as follows: USMI — $1.79 or 7.16% of the initial selling price per unit; USAI — $1.82 or 7.28% of the initial selling price per unit; USCUI — $1.79 or 7.16% of the initial selling price per unit.

THE OFFERING

Offering
Each Fund will offer Creation Baskets consisting of 100,000 Units through the Marketing Agent to Authorized Purchasers. USCI commenced operations on August 10, 2010, by selling an initial Creation Basket to the initial Authorized Purchaser in exchange for $5 million in cash. With respect to USMI, USAI and USCUI, it is expected that on or about the effective date, the initial Authorized Purchaser will, though it is under no obligation to do so, purchase one or more initial Creation Baskets of each of USMI, USAI and USCUI at a per unit price which is expected to initially be $25.00. In order to satisfy NYSE Arca listing standards that at least 100,000 Units of each Fund be outstanding, the Sponsor may purchase one of such Creation Baskets of each Fund from the initial Authorized Purchaser at the initial offering price of such Units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the Units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these Units at a per Unit price equal to USMI’s, USAI’s or USCUI’s per Unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these Units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 Units of USMI, USAI or USCUI, as the case may be, remain outstanding. The effective date will be the date on which the SEC declares the registration statement relating to this prospectus effective. It is expected that the proceeds from the initial Authorized Purchaser’s purchase on the effective date will be invested on that day and that initial per Unit net asset value of USMI, USAI and USCUI will be established as of 4:00 p.m. New York City time that day. Units offered in creation baskets on any day after the effective date will be offered at the per unit net asset value calculated shortly after the close of the core trading session on the NYSE Arca.
Use of Proceeds
The Sponsor will apply substantially all of each Fund’s assets toward investing in Applicable Interests, Treasury Securities, cash and/or cash equivalents. The Sponsor will deposit a portion of each Fund’s net assets with the futures commission merchant, or other custodians to be used to meet its current or potential margin or collateral requirements in connection with its investment in Applicable Interests. Newedge is the futures commission merchant for USCI and is expected to be the futures commission merchant for USMI, USAI and USCUI. Only Treasury Securities, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor expects that all entities that will hold or trade a Fund’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 20% of each Fund’s assets will normally be committed as margin for Applicable Benchmark Component Futures Contracts and collateral for Other Related Investments.

However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of each Fund’s assets will be held in Treasury Securities, cash and/or cash equivalents by the Custodian. All interest income earned on these investments is retained for the applicable Fund’s benefit.
NYSE Arca Symbol
Fund Symbol
United States Commodity Index Fund “USCI”
United States Metals Index Fund “USMI”
United States Agriculture Index Fund “USAI”
United States Copper Index Fund “USCUI”
Creation and Redemption
Authorized Purchasers pay a $1,000 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of Units. The per Unit price of Units offered in Creation Baskets on any day after the effective date of the registration statement relating to this prospectus is the total NAV of the applicable Fund calculated as of the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding Units of such Fund.
Inter-Series Limitation on Liability
While the Trust has four series at this time, additional series may be created in the future. The Trust has been formed and will be operated with the goal that each series of the Trust will be liable only for obligations of such series, and a series will not be responsible for or affected by any liabilities or losses of or claims against any other series. If any creditor or Unitholder in any particular series were to successfully assert against a series a claim with respect to its indebtedness or Units, the creditor or Unitholder could recover only from that particular series and its assets. Accordingly, the debts and other obligations incurred, contracted for or otherwise existing solely with respect to a particular series will be enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Units in a series.
Registration Clearance and Settlement
Individual certificates will not be issued for the Units of any Fund. Instead, Units will be represented by one or more global certificates, which will be deposited by the Custodian with the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Units outstanding at any time. Beneficial interests in Units will be held through DTC’s book-entry system, which means that Unitholders are limited to:
• participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”),

• those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and
• those who hold interests in the Units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Units.
DTC Participants acting on behalf of investors holding Units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units will be credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
Net Asset Value
The NAV of a Fund will be calculated by taking the current market value of the applicable Fund’s total assets and subtracting any liabilities of such Fund. Under each Fund’s current operational procedures, the Administrator will calculate the NAV of a Fund’s Units once each Valuation Day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. NYSE Arca will calculate an approximate net asset value for each Fund every 15 seconds throughout each day that the applicable Fund’s Units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Applicable Benchmark Component Futures Contracts are traded.
Fund Expenses
Each Fund is obligated to pay the Sponsor a management fee based on its average daily net assets and paid monthly at the annual rate as follows: USCI — 0.95%; USMI — 0.95%; USAI — 0.95%; and USCUI — 0.95%. Each Fund is also responsible for all ongoing fees, costs and expenses of its operations, including:
• brokerage and other fees and commissions incurred in connection with the trading activities of such Fund;
• expenses incurred in connection with registering additional Units of such Fund or offering Units of such Fund after the time any Units of such Fund have begun trading on the NYSE Arca;

•

the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

• fees and expenses associated with compensation to the directors of the Sponsor;
• payment for routine services of the Trustee, legal counsel and independent accountants;
• payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

• postage and insurance, including directors and officers’ liability insurance for the Sponsor;
• costs and expenses associated with client relations and services;
• the payment of any distributions related to the redemption of Units;
• payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor bears the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units of any Fund under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.
Termination Events
Each Fund shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•

the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Units held in all Funds, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor;
• the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

•

the suspension, revocation, or termination of the Sponsor’s registration as a CPO under the Commodity Exchange Act or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

• the Trust or the applicable Fund, as the case may be, becomes insolvent or bankrupt;

•

Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

•

upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or a Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund;

• the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; or
• DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the certificate of trust to be filed in accordance with applicable law.
Authorized Purchasers
Merrill Lynch Professional Clearing Corp. was the initial Authorized Purchaser for USCI. We expect Merrill Lynch Professional Clearing Corp to also be the initial Authorized Purchaser for USMI, USAI and USCUI. There are additional Authorized Purchasers for USCI and we expect that in the future there will be additional Authorized Purchasers for USMI, USAI and USCUI. A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Marketing Agent.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN THE FUNDS?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, which includes the Trust’s financial statements and the related notes of the Trust and each Fund.

Risks Associated With Investing Directly or Indirectly in Commodities and Applicable Interests

Changes in a Fund’s NAV may not correlate with the changes in the value of its corresponding Applicable Index.

It is possible that a Fund’s performance may not correspond to the daily changes in the level of its Applicable Index due to disruptions in the markets for the relevant commodities or due to other extraordinary circumstances. In addition, a Fund is not able to replicate the daily changes in the Applicable Index because the Fund’s NAV is reduced by expenses and transactions costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of Treasury Securities, cash and/or cash-equivalents. Tracking the Applicable Index is dependent upon the skills of the Sponsor and its management and trading personnel, among other factors.

While close tracking of a Fund to its Applicable Index may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Units of the Fund may diverge significantly from the cumulative percentage decrease or increase in the Applicable Index due to a compounding effect. Therefore, the Funds do not seek to achieve their stated investment objectives over a period of time greater than one day.

Historical Performance of each Applicable Index is no guide to the future performance of the Units.

Past performance of each Applicable Index is not necessarily indicative of the future performance of such Applicable Index over the life of the Units. There can be no guarantee that the level of each Applicable Index will increase. You may lose some or all of your investment in the Units.

Each Applicable Index is not designed to correlate exactly with the spot price of the Applicable Benchmark Component Futures Contracts which underlie such Applicable Index and this could cause the changes in the price of the Units to substantially vary from the changes in the spot prices of the commodities underlying the Applicable Benchmark Component Futures Contracts. Therefore, you may not be able to effectively use a Fund, to hedge against commodity-related losses or to indirectly invest in commodities.

Each Applicable Index reflects the price for future delivery of the Applicable Benchmark Component Futures Contracts which underlie such Applicable Index, not the current spot prices of such commodities, so at best the correlation between changes in such Applicable Benchmark Component Futures Contracts and the spot price of the underlying commodities will be only approximate. Weak correlation between the Applicable Index and the spot prices of the underlying commodities may result from typical seasonal fluctuations in commodity prices. Imperfect correlation may also result from speculation in Applicable Interests, technical factors in the trading of Applicable Benchmark Component Futures Contracts, and expected inflation in the economy as a whole. If there is a weak correlation between the Applicable Index and the spot prices of the underlying commodities, then the market price of the Units of such Fund may not accurately track the spot price of such commodities and you may not be able to effectively use a Fund as a way to hedge the risk of losses in your commodity-related transactions or as a way to indirectly invest in commodities.

Changes in a Fund’s NAV may not correlate well with changes in the value of the Applicable Index. If this were to occur, you may not be able to effectively use a Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

The Sponsor endeavors to invest each Fund’s assets as fully as possible in Applicable Interests so that the daily changes in percentage terms in the NAV of such Fund closely correlates with the daily changes in percentage terms in the Applicable Index. However, changes in a Fund’s NAV may not correlate with the changes in the Applicable Index for several reasons as set forth below:

•	None of the Funds is limited in its ability to invest only in Applicable Benchmark Component Futures Contracts. While their investments in Other Related Investments would generally be for the purpose of tracking the Applicable Index most effectively and efficiently, the performance of these Other Related Investments may not correlate well with the performance of the Applicable Benchmark Component Futures Contracts, resulting in a greater potential for error in tracking price changes in those futures contracts. If the trading market for the Applicable Benchmark Component Futures Contracts is suspended or closed, a Fund may not be able to purchase these investments at the last reported price for such investments.
•	Each Fund will incur certain expenses in connection with its operations, and will hold most of its assets in income-producing, short-term Treasury securities, cash and/or cash equivalents for margin, collateral and other liquidity purposes and to meet redemptions that may be necessary on an ongoing basis. These expenses and income will cause imperfect correlation between changes in each Fund’s NAV and changes in the value of the Applicable Index.
•	The Sponsor may not be able to invest a Fund’s assets in Applicable Interests having an aggregate notional amount exactly equal to the Fund’s NAV. As standardized contracts, the Applicable Benchmark Component Futures Contracts included in each Applicable Index are for a specified amount of a particular commodity, and a Fund’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. In such case, the Fund could not invest the entire proceeds from the purchase of the Creation Basket in such futures contracts. (For example, assuming USCI receives $5,651,000 for the sale of a Creation Basket and that the average price of a Benchmark Component Commodity Futures Contract is $46,800, the could only invest in 120 Benchmark Component Commodity Futures Contracts with an aggregate value of $5,616,000). While the Funds may be better able to achieve the exact amount of exposure to the commodities market through the use of Other Related Investments such as over-the-counter contracts, there is no assurance that the Sponsor will be able to continually adjust a Fund’s exposure to such Other Related Investments to maintain such exact exposure. Furthermore, as noted above, the use of Other Related Investments may itself result in imperfect correlation with the Applicable Index. Any amounts not invested in Applicable Interests will be held in Treasury Securities, cash and/or cash equivalents.
•	As each Fund grows, there may be more or less correlation with its Applicable Index. On the one hand, as a Fund grows it should be able to invest in Applicable Benchmark Component Futures Contracts with a notional amount that is closer on a percentage basis to the Fund’s NAV. For example, if the proportionate amount of the Fund’s NAV allocable to a particular Applicable Benchmark Component Futures Contract is equal to 4.9 times the value of the Applicable Benchmark Component Commodity Futures Contract, it can purchase only four such futures contracts, which would cause only 81.6% of the Fund’s assets to be exposed to the market for that commodity. On the other hand, if a Fund’s NAV is equal to 100.9 times the value of a single commodity Applicable Benchmark Component Futures Contract, it can purchase 100 such contracts, resulting in 99.1% exposure. However, at certain asset levels a Fund may be limited in its ability to purchase Applicable Benchmark Component Futures Contracts due to position limits imposed by the CFTC or position limits or accountability levels imposed by the relevant exchanges. In these instances, each Fund would likely invest to a greater extent in Applicable Interests not subject to these position limits or accountability levels, to the extent possible. To the extent that a Fund invests in Other Related Investments, the correlation between the Fund’s NAV and the Applicable Index may be lower. In certain circumstances, position limits could limit the number of Creation Baskets that will be sold.

If changes in a Fund’s NAV do not correlate with changes in the Applicable Index, then investing in the Fund may not be an effective way to hedge against commodity-related losses or indirectly invest in commodities.

Changes in the price of a Fund’s Units on the NYSE Arca may not correlate perfectly with changes in the NAV of the Fund’s Units. If this variation occurs, then you may not be able to effectively use the Fund to hedge against commodity-related losses or to indirectly invest in commodities.

While it is expected that the trading prices of the Units will fluctuate in accordance with the changes in the applicable Fund’s NAV, the prices of Units may also be influenced by other factors, including the short-term supply of and demand for the Units. There is no guarantee that the Units will not trade at appreciable discounts from, and/or premiums to, the applicable Fund’s NAV. This could cause the changes in the price of the Units to substantially vary from the changes in the spot price of the commodities comprising the Applicable Index. If this occurs, you may not be able to effectively use a Fund to hedge the risk of losses in your commodity-related transactions or to indirectly invest in commodities.

A Fund may experience a loss if it is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired.

If a Fund is required to sell Treasury Securities or cash equivalents at a price lower than the price at which they were acquired, the Fund will experience a loss. This loss may adversely impact the price of the Fund’s Units and may decrease the correlation between the price of the Units, the Applicable Index, and the spot price of the commodities underlying the Applicable Benchmark Component Futures Contracts. The value of Treasury Securities and other debt securities generally moves inversely with movements in interest rates. The prices of longer maturity securities are subject to greater market fluctuations as a result of changes in interest rates. While the short-term nature of a Fund’s investments in Treasury Securities and cash equivalents should minimize the interest rate risk to which the Fund is subject, it is possible that the Treasury Securities and cash equivalents held by the Fund will decline in value.

Certain of a Fund’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

A Fund may not always be able to liquidate its positions in its investments at the desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and price fluctuation limits, may contribute to a lack of liquidity with respect to some exchange-traded Applicable Interests. In addition, over-the-counter (“OTC”) contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty may give its consent, but a Fund still may not be able to transfer an OTC Applicable Interest to a third party, e.g., due to concerns regarding the counterparty’s credit risk.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, at this time none of the Funds intends to establish a credit facility, which would provide an additional source of liquidity and instead will rely only on the Treasury Securities, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Applicable Interests that the Sponsor will acquire or enter into for each Fund increases the risk of illiquidity. Because Applicable Interests may be illiquid, a Fund’s holdings may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of the participants in the futures market shifts such that commodity purchasers are the predominant hedgers in the market, a Fund might have to reinvest at higher futures prices or choose to invest in Other Related Investments.

The changing nature of the participants in the commodities market will influence whether futures prices are above or below the expected future spot price. Commodity producers will typically seek to hedge against falling commodity prices by selling futures contracts. Therefore, if commodity producers become the predominant hedgers in the futures market, prices of futures contracts will typically be below expected futures spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the commodities who purchase futures contracts to hedge against a rise in prices, prices of futures contracts will likely be higher than expected future spot prices. This can have significant implications for a Fund when it is time to sell an Applicable Benchmark Component Futures Contract that is no longer part of the Applicable Index and purchase a new Applicable Benchmark Component Futures Contract that is part of the Applicable Index.

While the Funds do not intend to take physical delivery of commodities under their Applicable Interests, the possibility of physical delivery impacts the value of the contracts which would make it more difficult for a Fund to trade the Applicable Index and achieve its investment objective.

While it is not the current intention of any Fund to take physical delivery of commodities under their Applicable Interests, Applicable Benchmark Component Futures Contracts are traditionally not cash-settled contracts, and it is possible to take delivery under these and certain Other Related Investments. Storage costs associated with purchasing commodities could result in costs and other liabilities that could impact the value of Applicable Benchmark Component Futures Contracts or Other Related Investments. Storage costs include the time value of money invested in a physical commodity plus the actual costs of storing the commodity less any benefits from ownership of the commodity that are not obtained by the holder of a futures contract. In general, Applicable Benchmark Component Futures Contracts have a one-month delay for contract delivery and back month contracts (the back month is any future delivery month other than the spot month) include storage costs. To the extent that these storage costs change for commodities while a Fund holds Applicable Interests, the value of the Applicable Interests, and therefore the Fund’s NAV, may change as well.

Regulation of the commodity interests is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in a Fund or the ability of a Fund to continue to implement its investment strategy. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In the wake of the economic crisis of 2008 and 2009, the Administration, federal regulators and Congress are revisiting the regulation of the financial sector, including the securities and commodities markets. These efforts are anticipated to result in significant changes in the regulation of these markets.

On July 21, 2010, a broad financial regulatory reform bill, “The Dodd-Frank Wall Street Reform and Consumer Protection Act,” (the “Dodd-Frank Act”) was signed into law that includes provisions altering the regulation of commodity interests. Provisions in the new law include the requirement that position limits on a wide range of commodity interests including energy-based and other commodity futures contracts and certain commodity OTC contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations; and the forced use of clearinghouse mechanisms for most over-the-counter transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in commodity futures and certain commodity OTC contracts held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges, non-U.S. futures exchanges, or in over-the-counter contracts. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above. The new law and the rules to be promulgated may negatively impact the Funds’ ability to meet their respective investment objectives either through limits or requirements imposed on them or upon their counterparties. In particular, new position limits imposed on the Funds or its counterparties may impact their ability to invest in a manner that most efficiently meets their respective investment objectives, and new requirements, including capital and mandatory clearing, may increase the cost of the Funds’ investments and doing business, which could adversely affect their investors.

If you are investing in a Fund for purposes of hedging, you might be subject to several risks, including the possibility of losing the benefit of favorable market movements.

Producers and commercial users of commodities may use a Fund as a vehicle to hedge the risk of losses in their commodity-related transactions. There are several risks in connection with using a Fund as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. For instance, in a hedging transaction the hedger may be a user of a commodity concerned that the hedged commodity will increase in price, but must recognize the risk that the price may instead decline. If this happens, the hedger will have lost the benefit of being able to purchase the commodity at the lower price because the hedging transaction will result in a loss that would offset (at least in part) this benefit. Thus, the hedger forgoes the opportunity to profit from favorable price movements.

In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using Applicable Interests as a hedging technique, at best, the correlation between changes in prices of Applicable Benchmark Component Futures Contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for commodity products, technical influences in futures trading, and differences between anticipated costs being hedged and the instruments underlying the standard Applicable Benchmark Component Futures Contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

An investment in a Fund may provide you little or no diversification benefits. Thus, in a declining market, a Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other asset classes.

Historically, commodities have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of commodities, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, a Fund’s performance were to move in the same general direction as the financial markets, you will obtain little or no diversification benefits from an investment in the Units. In such a case, the Fund may have no gains to offset your losses from other investments, and you may suffer losses on your investment in the Fund at the same time you incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Applicable Benchmark Component Futures Contracts and Other Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject a Fund’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot prices of commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, a Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

Operating Risks of the Funds

None of the Funds is a registered investment company, so you do not have the protections of the Investment Company Act of 1940.

None of the Funds is a registered investment company subject to the Investment Company Act of 1940. Accordingly, you do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

The Sponsor is leanly staffed and relies heavily on key personnel, to manage its activities.

In managing and directing the day-to-day activities and affairs of the Funds, the Sponsor relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Funds. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that manages a public mutual fund. It is estimated that Mr. Mah will spend approximately 90% of his time on matters for the Funds and for the Related Public Funds. Mr. Hyland will spend approximately 85% of his time on matters for the Funds and the Related Public Funds. To the extent that the Sponsor establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the Sponsor and its Board of Directors.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

In providing trading advisory services to the Funds with respect to the Applicable Indices, SummerHaven relies heavily on Mr. Adam Dunsby, Mr. Kurt Nelson, Mr. Ashraf Rizvi and Dr. K. Geert Rouwenhorst. If Messrs. Dunsby, Nelson or Rizvi or Dr. Rouwenhorst were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven. It is estimated that Mr. Dunsby will spend approximately 10% of his time on matters for the Funds. Mr. Nelson will spend approximately 35% of his time on matters for the Funds. Mr. Rizvi will spend approximately 50% of his time on matters for the Funds and Dr. Rouwenhorst will spend approximately 10% of his time on matters for the Funds.

Accountability levels, position limits, and daily price fluctuation limits set by the Futures Exchanges have the potential to cause a tracking error, which could cause the price of units to substantially vary from the price of the Applicable Index and prevent you from being able to effectively use a Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

U.S. designated contract markets, such as the NYMEX, COMEX, CME and CBOT, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by a Fund is not) may hold, own or control. For example, the current accountability level for investments at any one month in natural gas futures contracts traded on NYMEX is 6,000. In addition, the NYMEX imposes an accountability level for all months of 12,000 net futures contracts in natural gas. While this is not a fixed ceiling, it is a threshold above which the NYMEX may exercise greater scrutiny and control over an investor, including limiting an investor to holding no more than 12,000 natural gas futures contracts.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. For example, the current position limit for feeder cattle futures contracts on the CME is 1,600 futures contracts in any contract month. USCI and USAI will not collectively be able to hold, own or control feeder cattle futures contracts in excess of this limit. See “Risk Factors — Risks Associated With Investing Directly or Indirectly in Commodities and Applicable Interests — Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds” for a discussion of the potential impact of the Dodd-Frank Act on position limits.

In addition to accountability levels and position limits, the Futures Exchanges may also set daily price fluctuation limits on the Applicable Benchmark Component Futures Contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in an Applicable Benchmark Component Future Contract, no trades may be made at a price beyond that limit.

For example, the NYMEX imposes a $3.00 per mmBtu ($30,000 per contract) price fluctuation limit for natural gas futures contracts. This limit is initially based off of the previous NYMEX trading day’s settlement price. If any natural gas futures contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $3.00 per mmBtu in either direction of that point. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

All of these limits may potentially cause a tracking error between the price of the Units of a Fund and the price of the Applicable Index. This may in turn prevent you from being able to effectively use a Fund as a way to hedge against commodity-related losses or as a way to indirectly invest in commodities.

The Funds are not limiting the size of the offering and are committed to utilizing substantially all of their proceeds to purchase Applicable Benchmark Component Futures Contracts and Other Related Investments. If a Fund encounters accountability levels, position limits, or price fluctuation limits for Applicable Benchmark Component Futures Contracts on a particular Futures Exchange, it may then, if permitted under applicable regulatory requirements, purchase Applicable Benchmark Component Futures Contracts on the other Futures Exchanges that trade listed futures in the relevant commodity. The Applicable Benchmark Component Futures Contracts available on other Futures Exchanges may be comparable to the Applicable Benchmark Component Futures Contracts, but they may have different underlying commodities, sizes, deliveries, and prices.

No independent advisers were involved in the formation of the Funds or the preparation of this registration statement. As a result, you will not have the benefit of an independent due diligence review of us.

The Sponsor has consulted with legal counsel, accountants and other advisers regarding the formation and operation of the Trust and the Funds. No counsel has been appointed to represent you in connection with the offering of Units. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Units.

Each of the Funds, the Sponsor and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to your detriment.

Each of the Funds, the Sponsor and SummerHaven may have inherent conflicts to the extent the Sponsor and SummerHaven attempt to maintain each Fund’s asset size in order to preserve its fee income and this may not always be consistent with each Fund’s objective of having the value of its Units’ NAV track changes in the value of the Applicable Index.

The Sponsor’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to the Funds. For example, these persons are directors, officers or employees of the Related Public Funds that may compete with the Funds for their services. They could have a conflict between their responsibilities to the Funds and to the Related Public Funds.

The Sponsor has sole current authority to manage the investments and operations of the Funds. It has delegated management of each Fund’s investments in Applicable Interests to its trading advisor, SummerHaven. This authority to manage the investments and operations of the Funds may allow either the Sponsor or SummerHaven to act in a way that furthers its own interests in conflict with your best interests. Unitholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing a Fund’s basic investment objective, dissolving a Fund, or selling or distributing a Fund’s assets.

Unitholders will have only very limited voting rights and will have the power to replace the Sponsor only under specific circumstances. Unitholders will not participate in the management of the Funds and do not control the Sponsor, so they will not have any influence over basic matters that affect the Funds.

Unitholders will have very limited voting rights with respect to each Fund’s affairs. Unitholders may elect a replacement Sponsor only if the current Sponsor resigns voluntarily or loses its corporate charter.

Unitholders will not be permitted to participate in the management or control of a Fund or the conduct of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage each Fund’s affairs.

The Sponsor may manage a large amount of assets and this could affect a Fund’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, the Sponsor does not intend to limit the amount of assets that it may manage for any of the Funds. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and the Trustee are limited, and the value of the Units will be adversely affected if a Fund is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale for such purpose would reduce the NAV of such Fund and the value of its Units.

Although the Units of each Fund are limited liability investments, certain circumstances such as bankruptcy or indemnification of a Fund by the Unitholder will increase a Unitholder’s liability.

The Units of each Fund are limited liability investments; Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

You cannot be assured of the Sponsor’s continued services, and discontinuance may be detrimental to the Funds.

You cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. The Sponsor was formed for the purpose of sponsoring the Funds and other commodity pools, and has limited financial resources and no significant source of income apart from its management fees from the commodity pools it operates to support its continued service for the Funds. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected. If the Sponsor’s registration with the CFTC or membership in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services to the Funds.

You cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to the Funds.

You cannot be assured that SummerHaven will be willing or able to continue to service the Funds for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to the Funds on a contractual basis pursuant to a licensing agreement and an advisory agreement. The licensing agreement and the advisory agreement are to remain in effect until August 10, 2012. After August 10, 2012, the agreements shall continue for successive one-year periods unless terminated by SummerHaven or the Sponsor as of the end of an annual period by providing at least ninety (90) days written notice of such termination prior to the end of the annual period. If SummerHaven discontinues its activities on behalf of the Funds, the Funds may be adversely affected. If SummerHaven’s registration with the CFTC or membership in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to the Funds.

A Fund could terminate at any time and cause the liquidation and potential loss of your investment and could upset the overall maturity and timing of your investment portfolio.

A Fund may terminate at any time, regardless of whether the Fund has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause the Funds to terminate unless, within 90 days of the event, Unitholders holding Units representing at least 66 2/3% of the outstanding Units of all the Funds elect to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate a Fund if it determines that the Fund’s aggregate net assets in relation to its operating expenses make the continued operation of the Fund unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate a Fund. A Fund’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and the Fund could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Unitholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in separate series of a Delaware statutory trust, the Units do not involve the rights normally associated with the ownership of common stock of a corporation. For example, the Units have limited voting and distribution rights (e.g., Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by a Fund). The Funds are also not subject to certain investor protection provisions of the Sarbanes Oxley Act of 2002 and certain NYSE Arca governance rules (for example, audit committee requirements). In addition, the Trust Agreement limits the rights of Unitholders to bring derivative actions.

All of the Funds are series of the Trust and as a result, a court could potentially conclude that the assets and liabilities of a Fund are not segregated from those of another Fund or another series of the Trust, thereby potentially exposing assets in a Fund to the liabilities of another Fund or another series.

Each Fund is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each Fund and account for each separately from the other Funds and any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of the other Funds and any other series of the Trust.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any property of a Fund.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any property of a Fund. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

The Funds do not expect to make cash distributions.

The Sponsor intends to re-invest any income and realized gains of each Fund in additional Applicable Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that generally distribute income and gains to their investors, the Funds generally will not distribute cash to Unitholders. You should not invest in a Fund if you will need cash distributions from the Fund to pay taxes on your share of income and gains of the Fund, if any, or for any other reason. Although the Funds do not intend to make cash distributions, the income earned from each Fund’s respective investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Applicable Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. Cash distributions may be made in these and similar instances.

There is a risk that a Fund will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such the Fund may not earn any profit.

Each Fund is obligated to pay the Sponsor a management fee based on its average daily net assets, over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Trustee). These fees and expenses must be paid in all events, regardless of whether a Fund’s activities are profitable. Accordingly, each Fund must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If a Fund is not able to raise sufficient funds to make its future operations viable, the Fund may be forced to terminate and investors may lose all or part of their investment.

All of the expenses relating to USMI, USAI and USCUI incurred prior to the date of this prospectus have been or will be paid by the Sponsor. These payments by the Sponsor were designed to allow the Funds the ability to commence the public offering of its Units. If the Sponsor and USMI, USAI or USCUI, as applicable, are unable to raise sufficient funds so that the applicable Fund’s expenses are reasonable in relation to its NAV, such Fund may be forced to terminate and investors may lose all or part of their investment.

A Fund may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The arrangements between SummerHaven, clearing brokers and counterparties on the one hand and each Fund on the other generally are terminable by SummerHaven, the clearing brokers or counterparty upon notice to the applicable Fund. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if the applicable Fund intends to continue operations. The services of SummerHaven or any clearing broker or counterparty may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated arrangements.

The NAV calculation of a Fund may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of net asset value calculation.

A Fund’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV will reflect the settlement price of open Applicable Benchmark Component Futures Contracts on the date when the NAV is being calculated. However, if an Applicable Benchmark Component Futures Contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the Applicable Benchmark Component Futures Contract position could have been liquidated will be the basis for determining the market value of such position for such day. In these situations, there is a risk that the calculation of the NAV of a Fund on such day will not accurately reflect the realizable market value of the Applicable Benchmark Component Futures Contracts or of its over-the-counter swap contracts since the value of such contracts is tied to the value of the futures contracts.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of a Fund.

If a substantial number of orders of Redemption Baskets are received by a Fund during a relatively short period of time, the Fund may not be able to satisfy the orders from the Fund’s assets not committed to trading. As a consequence, it could be necessary to liquidate the Fund’s trading positions before the time that its trading strategies would otherwise call for liquidation.

The financial markets have recently been in a period of disruption and recession and these conditions may not improve in the near future which could adversely affect a Fund’s financial condition and results of operations.

Throughout 2008, 2009 and 2010, the financial markets experienced very difficult conditions and volatility as well as significant adverse trends. The conditions in these markets resulted in a decrease in availability of corporate credit and liquidity and led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and contributed to further consolidation within the financial services industry. A long recession like the one recently experienced or a depression could adversely affect the financial condition and results of operations of a Fund’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve a Fund’s investment objective.

The liquidity of the Units may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Units.

In the event that one or more Authorized Purchasers that have substantial interests in the Units withdraw from participation, the liquidity of the Units will likely decrease, which could adversely affect the market price of the Units and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Units of a Fund or postpone the redemption settlement date: (1) for any period during which a Futures Exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the Authorized Purchaser Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Unitholder. For example, the resulting delay may adversely affect the value of the Unitholder’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in substantial losses for a Fund; the clearing broker could be subject to proceedings that impair its ability to execute a Fund’s trades.

Under CFTC regulations, a clearing broker with respect to a Fund’s exchange-traded Applicable Interests must maintain customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as each Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional unit of all property available for distribution to all of that clearing broker’s customers. A Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which Applicable Interests are traded.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear a Fund’s trades.

The failure or insolvency of a Fund’s custodian could result in a substantial loss of the Fund’s assets.

As noted above, the vast majority of a Fund’s assets are held in short-term Treasury Securities, cash and/or cash equivalents with its custodian. The insolvency of the custodian could result in a complete loss of a Fund’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of the Fund’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize a the Sponsor’s intellectual property or technology (which includes intellectual property or technology that the Sponsor licenses from SummerHaven), including the use of its patents, business methods, trademarks and trading program software, without permission. The Sponsor is in the process of registering its trademarks. The Funds do not currently have any proprietary software. However, if a Fund obtains proprietary software in the future, then any unauthorized use of such Fund’s proprietary software and other technology could also adversely affect its competitive advantage. A Fund may have difficulty monitoring unauthorized uses of its trademarks, proprietary software and other technology. Also, third parties may independently develop trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from the Funds, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of each Fund depends on the ability of SummerHaven to accurately implement the trading strategies of the Funds, and any failure to do so could subject a Fund to losses on such transactions.

The Sponsor’s trading strategy for each Fund, as developed by SummerHaven, is quantitative in nature and it is possible that the Sponsor or SummerHaven will make errors in its implementation. The execution of the quantitative strategy is subject to human error, such as incorrect inputs into the Sponsor’s or SummerHaven’s computer systems and incorrect information provided to each Fund’s clearing brokers. In addition, it is possible that a computer or software program may malfunction and cause an error in computation. Any failure, inaccuracy or delay in executing a Fund’s transactions could affect its ability to achieve its investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

A Fund may experience substantial losses on transactions if the computer or communications system fails.

Each Fund’s trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and a Fund’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded, the financial condition of the Funds could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting the Funds’ trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. Each Fund’s future success will depend on its ability to respond to changing technologies on a timely and cost-effective basis.

Each Fund depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

Each Fund depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce a Fund’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to conduct trading activities so that a Fund will closely track its Applicable Index. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Risk of Leverage and Volatility

If the Sponsor causes or permits a Fund to become leveraged, you could lose all or substantially all of your investment if the Fund’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate face amount in excess of the commodity pool’s assets. While this leverage can increase a pool’s profits, relatively small adverse movements in the price of the pool’s commodity interests can cause significant losses to the pool. While the Sponsor does not intend to leverage the assets of any of the Funds, it is not prohibited from doing so under the Trust Agreement. If the Sponsor were to cause or permit a Fund to become leveraged, you could lose all or substantially all of your investment if such Fund’s trading positions suddenly turn unprofitable.

Lengthy and substantial peak-to-valley declines in the value of the Applicable Index may lead to even greater declines in the NAV of a Fund.

Because it is expected that each Fund’s performance will relate to the performance of the Applicable Index, a Fund will suffer a decline in value during a period that the Applicable Index suffers such a decline, and in turn, the value of your Units will decline. It is possible that redemptions of Redemption Baskets will exceed purchases of Creation Baskets during periods in which a Fund’s Units are declining in value. While redemptions will not directly cause the value of your Units to decline, redemptions will accentuate the reduction in a Fund’s NAV that is caused by losses from the Fund’s positions, potentially resulting in an increase in the Fund’s expenses as a percentage of NAV. Furthermore, redemptions may increase transaction costs by requiring the sale of Applicable Interests and Treasuries to meet redemption requests.

Each Fund’s exposure to the commodities markets may subject you to greater volatility than investments in traditional securities.

Each Fund’s exposure to the commodities markets may subject you to greater volatility than investments in traditional securities. The value of Applicable Interests may be affected by changes in the overall commodity markets or commodity indices, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments.

Over-the-Counter Contract Risk

Over-the-counter transactions are subject to little, if any, regulation.

A portion of each Fund’s assets may be used to trade over-the-counter Applicable Interests, such as forward contracts or swap or spot contracts. Currently, OTC contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and that prior to the passage of the Dodd-Frank Act had been essentially unregulated by the CFTC. To date, the markets for OTC contracts have relied upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The manner in which OTC contracts are regulated could expose the Funds in certain circumstances to significant losses in the event of trading abuses or financial failure by participants. See “ — Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds” for a discussion of how the OTC market will be subject to much more extensive CFTC oversight and regulation after the implementation of the Dodd-Frank Act. While some aspects of the new legislation are already in effect, other provisions will not be effective until January 2011 (i.e., position limits) and most aspects may not take effect until July 2011 or later.

Each Fund will be subject to credit risk with respect to counterparties to OTC contracts entered into by a Fund.

A Fund faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to a Fund, in which case the Fund could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, a Fund may have difficulty in determining the value of its contracts with the counterparty, which in turn could result in the overstatement or understatement of a Fund’s NAV. The Fund may eventually obtain only limited recovery or no recovery in such circumstances.

A Fund may be subject to liquidity risk with respect to its over-the-counter contracts.

OTC contracts may have terms that make them less marketable than futures contracts. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Risk of Trading in International Markets

Trading in international markets would expose a Fund to credit and regulatory risk.

A significant portion of the Applicable Benchmark Component Futures Contracts purchased by each Fund will be on United States exchanges. However, a portion of the trades made by the Funds will take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA, and domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have limited, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Funds, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Funds have less legal and regulatory protection than they do when they trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes the Funds to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject a Fund to foreign exchange risk.

The price of any non-U.S. Applicable Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to a Fund even if the contract traded is profitable.

A Fund’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, a Fund may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

Please refer to “U.S. Federal Income Tax Considerations” for information regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of Units.

Your tax liability from holding Units may exceed the amount of distributions, if any, on your Units.

Cash or property will be distributed at the sole discretion of the Sponsor, and the Sponsor currently does not intend to make cash or other distributions with respect to Units. You will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on your allocable share of a Fund’s taxable income, without regard to whether you receive distributions or the amount of any distributions. Therefore, your tax liability with respect to your Units may exceed the amount of cash or value of property (if any) distributed.

Your allocable share of income or loss for tax purposes may differ from your economic income or loss on your Units.

Due to the application of the assumptions and conventions applied by each Fund in making allocations for tax purposes and other factors, your allocable share of a Fund’s income, gain, deduction or loss for tax purposes may be different than your economic profit or loss from your Units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in your being taxed on amounts in excess of your economic income.

Items of income, gain, deduction, loss and credit with respect to Units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by the Funds in allocating those items, with potential adverse consequences for you.

The U.S. tax rules pertaining to partnerships, which apply to the Funds, generally were not written for, and in some respects are difficult to apply to, entities whose interests are publicly traded. The Trust will apply certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that generally corresponds to Unitholders’ respective interests in a Fund. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and they could be successfully challenged by the IRS. If so, the Trust could be required to reallocate items of income, gain, deduction, loss or credit for tax purposes in a manner that adversely affects you, in which case you may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

A Fund could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of your Units.

In order to avoid being taxable as corporation, at least 90 percent of a Fund’s annual gross income must consist of “qualifying income” as defined in the Code. Although the Sponsor anticipates that each Fund will satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. The Funds have not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that a Fund is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Unitholders, the Fund would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Units, any distributions would be taxable to Unitholders as dividend income. Taxation of a Fund as a corporation could materially reduce the after-tax return on an investment in Units and could substantially reduce the value of your Units.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN UNITS; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Risks Specific to Each Fund

United States Commodity Index Fund

The price relationship between the Commodity Index at any point in time and the Futures Contacts that will become the Benchmark Component Commodity Futures Contracts on the next Selection Date will vary and may impact both USCI’s total return and the degree to which its total return tracks that of commodity price indices.

The design of the Commodity Index is such that every month it is made up of different Eligible Commodity Futures Contracts, and USCI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Commodity Index. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the Commodity Index would tend to rise as it approaches expiration. As a result USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the Commodity Index would tend to decline as it approaches expiration. As a result USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Commodity Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’s NAV and total return.

USCI commenced operations on August 10, 2010 so there is limited performance history to serve as a basis for you to evaluate an investment in USCI.

USCI commenced operations on August 10, 2010. Therefore, you do not have the benefit of reviewing the past performance of USCI as a basis to evaluate an investment in USCI. The Sponsor’s current experience involves managing the Related Public Funds that seek to track a single benchmark futures contract. The Sponsor’s results with the Related Public Funds may not be directly applicable to USCI because USCI seeks to track the Commodity Index which is comprised of 14 of the 27 Eligible Commodity Futures Contracts and is rebalanced monthly.

Changes in the composition and valuation of the Commodity Index may adversely affect the value of USCI’s Units.

The composition of the Commodity Index may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the Commodity Index fail to satisfy those criteria. In addition, SummerHaven Indexing may modify the method for determining the composition and weighting of the Commodity Index and for calculating its value in order to ensure that the Commodity Index represents a measure of the performance over time of the markets for the underlying commodities. Such changes could adversely affect the value of USCI’s Units. For more information about the methodology for determining the compositions and weighting of the Commodity Index, see the section of this prospectus entitled “What is the Commodity Index?”

The Commodity Index is currently composed exclusively of commodity futures contracts traded on regulated futures exchanges. The Commodity Index may in the future include contracts traded in the OTC market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by USCI in the OTC market or on alternative trading facilities may become necessary in order for USCI to track the Commodity Index. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Commodity Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

Fewer representative commodities may result in greater volatility of the Commodity Index.

The Commodity Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Commodity Index and the NAV of USCI which tracks the Commodity Index under specific market conditions and over time.

The Commodity Index reflects commodities in the energy, precious metals, industrial metals, grains, softs and livestock sectors. A change in price of any of the commodities in these sectors will have a significant effect on the level of the Commodity Index and the value of USCI’s Units, which could have a material adverse effect on your investment.

As of October 31, 2010, the Commodity Index reflects commodities in six commodity sectors: energy (representing approximately 7.14% of the Commodity Index), precious metals (representing approximately 21.43% of the Commodity Index), industrial metals (representing approximately 21.43% of the Commodity Index), grains (representing approximately 14.29% of the Commodity Index), softs (representing approximately 21.43% of the Commodity Index), and livestock (representing approximately 14.29% of the Commodity Index). In addition to the factors affecting commodities generally that are described above, commodities in each sector are subject to specific risks in light of the nature of the sector.

Some specific risks of each sector are described below:

Energy commodities

The prices of energy commodities (e.g., crude oil, natural gas, heating oil, etc.), in particular, WTI crude oil, Brent crude oil and natural gas, are subject to national and global political events such as: governmental regulation and intervention in energy markets; imposition of price controls; increases or restriction of production levels by significant oil producing countries and coordination of production levels by those countries; and disruptions in oil producing areas. The prices of energy commodities have had significant price swings in recent years. Disruptions in energy producing areas, including as a result of war, armed conflict, terrorism, embargoes, social unrest and political instability, can cause significant volatility in the Commodity Index. Energy commodity production frequently occurs in politically unstable regions of the world, including Africa, the Middle East, Asia and South America.

Additionally, because a significant amount of oil is produced by a limited number of countries, many of who are members of the Organization of Petroleum Exporting Countries, or OPEC, actions of OPEC can influence the price of the energy sector and consequently the value of USCI Units. In the past, OPEC has decided to limit production, which has created upward price pressure. Subsequent decisions by OPEC to increase production could lead to oversupply and subsequent drops in energy prices. Prices for the commodities in the energy sector have also been significantly affected in recent years by weather and natural disasters, such as hurricanes, affecting production, refining and transportation facilities. For example, the U.S. General Accounting Office estimates that following Hurricanes Katrina and Rita in Fall 2005, natural gas prices spiked to prices nearly seven times the prices common during the late 1990s.

Other factors also influence supply and demand of the commodities in the energy sector. Changes in levels of global industrial activity influence demand for the commodities in the energy sector. Market expectations about events that may influence supply and demand also have an impact on the price of commodities, including expectations about the ability to develop oil and natural gas reserves. Seasonal changes in demand (such as the U.S. summer “driving season” and the winter “heating season”) also influence pricing of energy commodities.

Precious metal commodities

See “Precious metal commodities” under the risks specific to the United States Metals Fund.

Industrial metal commodities

See “Industrial metal commodities” under the risks specific to the United States Metals Fund.

Grains and Softs product commodities

See “Grains and Softs product commodities” under the risks specific to the United States Agriculture Fund.

Livestock commodities

See “Livestock commodities” under the risks specific to the United States Agriculture Fund.

United States Metals Index Fund

The price relationship between the Metals Index at any point in time and the Benchmark Component Metals Futures Contracts will vary and may impact both USMI’s total return and the degree to which its total return tracks that of commodity price indices.

The design of the Metals Index is such that every month it is made up of different Benchmark Component Metals Futures Contracts, and USMI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Metals Index. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the Metals Index would tend to rise as it approaches expiration. As a result USMI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the Metals Index would tend to decline as it approaches expiration. As a result USMI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USMI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Metals Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USMI’s NAV and total return.

USMI has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in USMI.

USMI is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of USMI as a basis to evaluate an investment in USMI. The Sponsor’s current experience involves managing USCI and the Related Public Funds that seek to track a single commodity benchmark futures contract. The Sponsor’s results with the Related Public Funds may not be directly applicable to USMI because USMI seeks to track the Metals Index which is comprised of 10 Benchmark Component Metals Futures Contracts and is rebalanced monthly.

Changes in the valuation of the Metals Index may adversely affect the value of USMI’s Units.

SummerHaven Indexing may modify the method for determining the weighting of the Metals Index and for calculating its value in order to ensure that the Metals Index represents a measure of the performance over time of the markets for the underlying metals. Such changes could adversely affect the value of USMI’s Units. For more information about the methodology for determining the compositions and weighting of the Metals Index, see the section of this prospectus entitled “What is the Metals Index?”

The Metals Index is currently composed exclusively of metals futures contracts traded on regulated futures exchanges. The Metals Index may in the future include contracts traded in the OTC market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by USMI in the OTC market or on alternative trading facilities may become necessary in order for USMI to track the Metals Index. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Metals Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

Fewer representative commodities may result in greater volatility of the Metals Index.

The Metals Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Metals Index and the NAV of USMI which tracks the Metals Index under specific market conditions and over time.

The Metals Index reflects commodities in the precious metals and industrial metals sectors. A change in price of any of the commodities in these sectors will have a significant effect on the level of the Metals Index and the value of USMI’s Units, which could have a material adverse effect on your investment.

As of October 31, 2010, the Metals Index reflects commodities in two commodity sectors: precious metals (representing approximately 26% of the Metals Index) and industrial metals (representing approximately 74% of the Metals Index). In addition to the factors affecting commodities generally that are described above, commodities in each sector are subject to specific risks in light of the nature of the sector.

Some specific risks of each sector are described below:

Precious metal commodities

The prices of precious metals (e.g., gold, silver, platinum) may be influenced by macroeconomic conditions, including confidence in the global monetary system and the relative strength of various currencies, as well as demand in the industrial and jewelry sectors. Political events also influence the price of precious metals. Prices are influenced by supplies of precious metals, which may be affected by sales by central banks and government agencies that hold large amounts of these metals, particularly gold. Significant changes in the value of the precious metals sector may lead to volatility in the value of USMI Units and/or significant losses to Unitholders.

Industrial metal commodities

The prices of the commodities comprising the industrial metals portion of the Metals Index (e.g., zinc, nickel, aluminum, copper, etc.) are subject to a number of factors that can cause price fluctuations, including: changes in the level of industrial activity using these metals (including the availability of man-made substitutes); disruptions in the mining, storage, or refining of these metals; adjustments to inventory; variations in production costs, including storage, labor and energy costs; regulatory compliance costs, including environmental regulations; and changes in government and consumer demand.

These factors can lead to price volatility for industrial metals commodities that, in turn, may lead to corresponding volatility in the value of USMI Units. For example, with respect to aluminum, the level of activity in the automotive, packaging and construction industries has significantly influenced demand because of the use of aluminum in these industries. Disruptions in the supply chain, which result in upward price pressure, also have an impact on the industrial metals sector and may have a corresponding impact on the value of the Units. For example, the industrial metals included in this sector are often mined in locations that are subject to disruption as a result of political instability, armed conflict, terrorism and labor unrest, among other factors. Production costs, particularly the cost of energy used in production, and costs associated with regulatory compliance, including environmental regulation costs, can also inflate the price of the underlying commodities in the industrial metals sector. These increases may not be sustainable. Any one or all of these sector-specific factors may result in volatility in the industrial metals sector, which could lead to corresponding volatility in the value of the Units and/or significant losses to Unitholders.

United States Agriculture Index Fund

The price relationship between the Metals Index at any point in time and the Benchmark Component Agriculture Futures Contracts will vary and may impact both USAI’s total return and the degree to which its total return tracks that of commodity price indices.

The design of the Agriculture Index is such that every month it is made up of different Benchmark Component Agriculture Futures Contracts, and USAI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Agriculture Index. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the Agriculture Index would tend to rise as it approaches expiration. As a result USAI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the Agriculture Index would tend to decline as it approaches expiration. As a result USAI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USAI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Agriculture Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USAI’s NAV and total return.

USAI has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in USAI.

USAI is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of USAI as a basis to evaluate an investment in USAI. The Sponsor’s current experience involves managing USCI and the Related Public Funds that seek to track a single commodity benchmark futures contract. The Sponsor’s results with the Related Public Funds may not be directly applicable to USAI because USAI seeks to track the Agriculture Index which is comprised of 14 Benchmark Component Agriculture Futures Contracts and is rebalanced monthly.

Changes in the valuation of the Agriculture Index may adversely affect the value of USAI’s Units.

SummerHaven Indexing may modify the method for determining the weighting of the Agriculture Index and for calculating its value in order to ensure that the Agriculture Index represents a measure of the performance over time of the markets for the underlying agricultural commodities. Such changes could adversely affect the value of USAI’s Units. For more information about the methodology for determining the compositions and weighting of the Agriculture Index, see the section of this prospectus entitled “What is the Agriculture Index?”

The Agriculture Index is currently composed exclusively of agriculture futures contracts traded on regulated futures exchanges. The Agriculture Index may in the future include contracts traded in the OTC market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by USAI in the OTC market or on alternative trading facilities may become necessary in order for USAI to track the Agriculture Index. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Agriculture Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

Fewer representative commodities may result in greater volatility of the Agriculture Index.

The Agriculture Index is concentrated in terms of the number of commodities represented. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the Agriculture Index and the NAV of USAI which tracks the Agriculture Index under specific market conditions and over time.

The Agriculture Index reflects commodities in the grains, softs and livestock sectors. A change in price of any of the commodities in these sectors will have a significant effect on the level of the Agriculture Index and the value of USAI’s Units, which could have a material adverse effect on your investment.

As of October 31, 2010, the Agriculture Index reflects commodities in three commodity sectors: grains (representing approximately 47% of the Agriculture Index), softs (representing approximately 36% of the Agriculture Index), and livestock (representing approximately 17% of the Agriculture Index). In addition to the factors affecting commodities generally that are described above, commodities in each sector are subject to specific risks in light of the nature of the sector.

Some specific risks of each sector are described below:

Grains and Softs product commodities

The commodities comprising the grains (e.g., wheat, corn, soybeans, etc.) and softs (e.g., sugar, cotton, coffee, cocoa) products sectors of the Agriculture Index are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; changes in government policies (including subsidies) and trade agreements; planting decisions; and changes in demand for grains and softs.

These factors can lead to price volatility for grains and softs commodities that, in turn, may lead to corresponding volatility in the value of USAI Units. Weather conditions can lead to tightened supply and price increases, which may not be sustainable. Government policies and trade agreements can influence both supply and demand. Grains and softs products are also subject to the planting decisions of farmers, which can be influenced both by government policies as well as changing demands for their products.

Livestock commodities

The commodities comprising the livestock sector of the Agriculture Index (e.g., live cattle, lean hogs, feeder cattle) are subject to a number of factors that can cause price fluctuations, including: weather conditions, such as floods, drought and freezing conditions; disease and famine; changes in government policies (including subsidies); and changes in demand for livestock. These factors can lead to price volatility for livestock commodities that, in turn, may lead to corresponding volatility in the value of USAI Units.

United States Copper Index Fund

The price relationship between the Copper Index at any point in time and the Eligible Copper Futures Contacts that will become the Benchmark Component Copper Futures Contracts on the next rebalancing date will vary and may impact both USCUI’s total return and the degree to which its total return tracks that of commodity price indices.

The design of the Copper Index is such that every month it is made up of different Benchmark Component Copper Futures Contracts, and USCUI’s investments must be rebalanced on an ongoing basis to reflect the changing composition of the Copper Index. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the Copper Index would tend to rise as it approaches expiration. As a result USCUI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the Copper Index would tend to decline as it approaches expiration. As a result USCUI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCUI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the Copper Index. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCUI’s NAV and total return.

USCUI has no operating history so there is no performance history to serve as a basis for you to evaluate an investment in USCUI.

USCUI is new and has no operating history. Therefore, you do not have the benefit of reviewing the past performance of USCUI as a basis to evaluate an investment in USCUI. The Sponsor’s current experience involves managing USCI and the Related Public Funds that seek to track a single commodity benchmark futures contract. The Sponsor’s results with the Related Public Funds may not be directly applicable to USCUI because USCUI seeks to track the Copper Index which is comprised of two or three of the Eligible Copper Futures Contracts and is rebalanced monthly.

Changes in the valuation of the Copper Index may adversely affect the value of USCUI’s Units.

SummerHaven Indexing may modify the method for determining the weighting of the Copper Index and for calculating its value in order to ensure that the Copper Index represents a measure of the performance over time of the market for the investment returns of a portfolio of copper futures contracts. Such changes could adversely affect the value of USCUI’s Units. For more information about the methodology for determining the compositions and weighting of the Copper Index, see the section of this prospectus entitled “What is the Copper Index?”

The Copper Index is currently composed exclusively of copper futures contracts traded on regulated futures exchanges. The Copper Index may in the future include contracts traded in the OTC market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. If this were to occur, increased investment by USCUI in the OTC market or on alternative trading facilities may become necessary in order for USCUI to track the Copper Index. Many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the Copper Index may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of relevant contracts.

Only one commodity may result in greater volatility of the Copper Index.

The Copper Index is concentrated in terms of the representing just one commodity. You should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities or a single commodity may result in a greater degree of volatility in the Copper Index and the NAV of USCUI which tracks the Copper Index under specific market conditions and over time.

The Copper Index reflects an investment in a collateralized copper futures portfolio. A change in price of copper will have a significant effect on the level of the Copper Index and the value of USCUI’s Units, which could have a material adverse effect on your investment.

The Copper Index reflects a commodity in the industrial metal commodity sector. In addition to the factors affecting commodities generally that are described above, copper is subject to specific risks in light of the nature of the commodity.

Some of these specific risks are described below:

Copper

The price of copper is subject to a number of factors that can cause price fluctuations, including: changes in the level of industrial activity using copper (including the availability of man-made substitutes); disruptions in the mining, storage, or refining of copper; adjustments to inventory; variations in production costs, including storage, labor and energy costs; regulatory compliance costs, including environmental regulations; and changes in government and consumer demand.

These factors can lead to price volatility for copper that, in turn, may lead to corresponding volatility in the value of USCUI Units. Disruptions in the supply chain, which result in upward price pressure, also have an impact on copper and may have a corresponding impact on the value of the Units. For example, copper is often mined in locations that are subject to disruption as a result of political instability, armed conflict, terrorism and labor unrest, among other factors. Production costs, particularly the cost of energy used in production, and costs associated with regulatory compliance, including environmental regulation costs, can also inflate the price of copper. These increases may not be sustainable. Any one or all of these sector-specific factors may result in volatility in copper, which could lead to corresponding volatility in the value of the Units and/or significant losses to Unitholders.

THE OFFERING

What is USCI?

USCI is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on December 21, 2009. USCI maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USCI is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of USCI, the Sponsor received 20 Sponsor’s Units in exchange for its initial capital contribution of $1,000.

USCI will be publicly traded, and seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses. USCI will invest in a mixture of listed Benchmark Component Commodity Futures Contracts, Other Commodity-Related Investments, short-term Treasury Securities, cash and cash equivalents.

What is USMI?

USMI is a series of the Trust. USMI maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USMI is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of USMI, in exchange for its initial capital contribution to the Fund, the Sponsor will receive 40 Sponsor’s Units.

USMI will be publicly traded, and seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the Metals Index, less USMI’s expenses. USMI will invest in a mixture of listed Benchmark Component Metals Futures Contracts, Other Metals-Related Investments, short-term Treasury Securities, cash and cash equivalents.

What is USAI?

USAI is a series of the Trust. USAI maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USAI is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of USAI, in exchange for its initial capital contribution to the Fund, the Sponsor will receive 40 Sponsor’s Units.

USAI will be publicly traded, and seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the Agriculture Index, less USAI’s expenses. USAI will invest in a mixture of listed Benchmark Component Agriculture Futures Contracts, Other Agriculture-Related Investments, short-term Treasury Securities, cash and cash equivalents.

What is USCUI?

USCUI is a series of the Trust. USCUI maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USCUI is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of USCUI, in exchange for its initial capital contribution to the Fund, the Sponsor will receive 40 Sponsor’s Units.

USCUI will be publicly traded, and seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the Copper Index, less USCUI’s expenses. USCUI will invest in a mixture of listed Benchmark Component Copper Futures Contracts, Other Copper-Related Investments, short-term Treasury Securities, cash and cash equivalents.

USMI, USAI and USCUI HAVE NOT COMMENCED TRADING AND
DO NOT HAVE ANY PERFORMANCE HISTORY.

Who is the Sponsor?

The Sponsor is United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC), a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Sponsor is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. Wainwright is a holding company that previously owned an insurance company organized under Bermuda law, which has been liquidated, and a registered investment advisor firm named Ameristock Corporation, which has been distributed to the Wainwright shareholders. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005. The Sponsor is also the general partner of the Related Public Funds.

USCI is a series of the Trust which seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the Commodity Index, less USCI’s expenses. USCI invests in a mixture of Benchmark Component Commodity Futures Contracts, other non-listed commodity interests, Treasuries, cash and cash equivalents. USCI’s units began trading on August 10, 2010. As of September 30, 2010, USCI had total net assets of $21,671,670 and had outstanding Units of 400,020.

USOF is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil traded on the NYMEX, less USOF’s expenses. USOF invests in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. USOF’s units began trading on April 10, 2006. As of September 30, 2010, USOF had total net assets of $1,981,265,197 and had outstanding units of 56.8 million.

USNG is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the NYMEX, less USNG’s expenses. USNG invests in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. USNG’s units began trading on April 18, 2007. As of September 30, 2010, USNG had total net assets of $2,477,775,659 and had outstanding units of 400.9 million.

US12OF is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, less US12OF’s expenses. US12OF invests in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. US12OF’s units began trading on December 6, 2007. As of September 30, 2010, US12OF had total net assets of $150,486,987 and had outstanding units of 3.9 million.

UGA is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the spot price of unleaded gasoline delivered to the New York harbor, as measured by the changes in the price of the futures contract on gasoline traded on the NYMEX, less UGA’s expenses. UGA invests in a mixture of listed gasoline futures contracts, other non-listed gasoline related investments, Treasuries, cash and cash equivalents. UGA’s units began trading on February 26, 2008. As of September 30, 2010, UGA had total net assets of $64,931,598 and had outstanding units of 1.9 million.

USHO is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV track the changes in percentage terms of the spot price of heating oil for delivery to the New York harbor, as measured by the changes in the price of the futures contract on heating oil traded on the NYMEX, less USHO’s expenses. USHO invests in a mixture of listed heating oil futures contracts, other non-listed heating oil related investments, Treasuries, cash and cash equivalents. USHO’s units began trading on April 8, 2008. As of September 30, 2010, USHO had total net assets of $8,169,641 and had outstanding units of 300,000.

USSO is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV inversely reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the NYMEX, less USSO’s expenses. USSO invests in a mixture of listed crude oil futures contracts, other non-listed crude oil related investments, Treasuries, cash and cash equivalents. USSO’s units began trading on September 18, 2009. As of September 30, 2010, USSO had total net assets of $18,390,632 and had outstanding units of 400,000.

US12NG is a publicly traded limited partnership which seeks to have the changes in percentage terms of its units’ NAV reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the NYMEX, less US12NG’s expenses. US12NG invests in a mixture of listed natural gas futures contracts, other non-listed natural gas futures contracts, other non-listed natural gas-related investments, Treasuries, cash and cash equivalents. US12NG’s units began trading on November 18, 2009. As of September 30, 2010, US12NG had total net assets of $41,194,817 and had outstanding units of 1.2 million.

USBO is a publicly traded limited partnership which seeks to have the daily changes in percentage terms of its units’ net asset value reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract on Brent crude oil as traded on the ICE Futures Exchange that is the near month contract to expire, less USBO’s expenses. USBO invests in a mixture of listed crude oil futures contracts, other non-listed crude oil futures contracts, other non-listed crude oil-related investments, Treasuries, cash and cash equivalents. USBO’s units began trading on June 2, 2010. As of September 30, 2010, USBO had total net assets of $11,058,674 and had outstanding units of 200,000.

See “Prior Performance of the Sponsor and Affiliates” on page 47.

The Sponsor is required to evaluate the credit risk of each Fund to the futures commission merchant, oversee the purchase and sale of each Fund’s Units by certain Authorized Purchasers, review daily positions and margin requirements of each Fund, and manage each Fund’s investments. The Sponsor also pays the fees of the Marketing Agent, the Administrator, the Custodian, SummerHaven and, in connection with the initial public offering of the Units, registration fees paid to the SEC, FINRA, or any other regulatory agency, including the legal, printing, accounting and other expenses associated therewith.

The business and affairs of the Sponsor are managed by a board of directors, which is comprised of four management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. While these independent director requirements apply to the Related Public Funds, all of which are limited partnerships and for which the Sponsor acts as the general partner, they do not apply to the Funds. In addition, the Management Directors have the authority to manage the Sponsor pursuant to its Limited Liability Company Agreement.

Mr. Nicholas Gerber and Mr. Howard Mah also serve as executive officers of the Sponsor. USCI has no executive officers. Its affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and Chief Executive Officer of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. Mr. Gerber has acted as a portfolio manager for the Related Public Funds since April 2006 and is also involved in the management of the Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005, as a branch office manager of the Sponsor since May 15, 2009, and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Mr. Gerber has also served as Vice President/Chief Investment Officer of Lyon’s Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, since June of 2003. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since March 1995. Since August 1995, Mr. Gerber has been the portfolio manager of the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that as of September 30, 2010, had $194,458,441 in assets. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 48 years old.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, and Chief Financial Officer of the Sponsor since May 23, 2006. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. Mr. Mah is currently involved in the management of the Related Public Funds and the Funds. Mr. Mah also serves as the Sponsor’s Chief Compliance Officer. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He has been Secretary and Chief Compliance Officer of the Ameristock ETF Trust since February 2007, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax & finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund since June 1995 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund since August 2004 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 46 years old.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor since June 9, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. As Treasurer of the Sponsor, Mr. Ngim is currently involved in the management of the Related Public Funds and the Funds. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim has been Ameristock Corporation’s Managing Director since January 1999 and co-portfolio manager of Ameristock Corporation since January 2000, Trustee of the Ameristock ETF Trust since February 2007, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 50 years old.

Robert L. Nguyen has been a Management Director of the Sponsor since May 10, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005 and registered with the CFTC as an Associated Person on November 9, 2007. As a Management Director of the Sponsor, Mr. Nguyen is currently involved in the management of the Related Public Funds and the Funds. He received a Bachelor of Science from California State University Sacramento in 1981. Mr. Nguyen has been the Managing Principal of Ameristock Corporation since January 2000. Mr. Nguyen is 51 years old.

The following individuals provide significant services to the Funds but are employed by the Sponsor.

John Love has acted as a Portfolio Operations Manager for the Related Public Funds since January 2006 and, effective March 1, 2010, is the Senior Portfolio Manager for the Related Public Funds. He also acts as the Senior Portfolio Manager for USCI and will act in the same capacity for USMI, USAI and USCUI. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love has passed the Level I Chartered Financial Analyst examination and is currently a Level II candidate in the CFA Program. He holds a BFA in cinema-television from the University of Southern California. Mr. Love is 39 years old.

John T. Hyland, CFA acts as a Portfolio Manager and as the Chief Investment Officer for the Sponsor. Mr. Hyland is employed by the Sponsor. He registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005, and has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Hyland became the Portfolio Manager for USOF, USNG, US12OF, UGA, USHO, USSO, US12NG and USBO in April 2006, April 2007, December 2007, February 2008, March 2008, September, 2009, November, 2009 and May 2010, respectively, and as Chief Investment Officer of the Sponsor since January 2008, acts in such capacity on behalf of the Related Public Funds and USCI and will act in the same capacity for USMI, USAI and USCUI. As part of his responsibilities for the Related Public Funds and the Funds, Mr. Hyland oversees day-to-day trading of such funds and coordinates with SummerHaven regarding USCI’s trading activities, helps set investment policies, and oversees USCI and the Related Public Funds’ activities with their futures commission brokers, custodian-administrator, and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that provides portfolio management and new fund development expertise to non-U.S. institutional investors. Mr. Hyland has been, and remains, a Principal for Towerhouse. Mr. Hyland received his Chartered Financial Analyst (“CFA”) designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR), and is a member of, and a former president of, the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 51 years old.

Ray W. Allen acts as a Portfolio Manager for USOF, US12OF, USSO and USBO. He was hired by the Sponsor in October 2007 and has been employed by the Sponsor since January 14, 2008. He holds a Series 3 license and is registered with the CFTC as an Associated Person of the Sponsor on March 25, 2008. He has been listed with the CFTC as a Principal of the Sponsor since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 53 years old.

Margaret Johnson has acted as a Portfolio Manager for the Related Public Funds since February 2009 and serves as the portfolio manager for the Funds. Ms. Johnson has been employed by the Sponsor since January 2007. Ms. Johnson also served as the Director of Product Services of Ameristock Corporation from January 2007 to February 2009, where she was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock/Ryan Treasury ETFs. Ms. Johnson was previously employed by Gap Inc. for 17 years, where she most recently served as the Director of Planning for Gap Japan. Ms. Johnson holds a Series 7 registration. She holds a BS in Communications from Moorhead State University. Ms. Johnson is 49 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow writing about business and politics with the Hoover Institution since April 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. In 1990, Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 52 years old.

Gordon L. Ellis has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis has been Chairman of International Absorbents, Inc., a holding company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis is also a director of Absorption Corp., International Absorbents, Inc.’s wholly-owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. Mr. Ellis is a director/trustee of Polymer Solutions, Inc., a former publicly-held company that sold all of its assets effective as of February 3, 2004 and is currently winding down its operations and liquidating following such sale. Polymer Solutions previously manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 63 years old.

Malcolm R. Fobes III has been an Independent Director of the Sponsor since September 30, 2005 and, as such, serves on the board of directors of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes graduated from San Jose State University in California in May 1989 with a B.S. degree in Finance and a minor in Economics. Mr. Fobes is 45 years old.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Melinda Gerber, the Gerber Family Trust, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, Ray Allen, John Hyland and Wainwright. These individuals are principals due to their positions, however, Nicholas Gerber and Melinda Gerber are also principals due to their controlling stake in Wainwright. None of the principals owns or has any other beneficial interest in USCI. Nicholas Gerber, John Hyland and Ray Allen make trading and investment decisions for USCI. Nicholas Gerber, John Hyland and Margaret Johnson execute trades on behalf of USCI. In addition, Nicholas Gerber, John Hyland, Robert Nguyen, Ray Allen and Kyle Balough are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members.

Contributions to the Funds

The Sponsor contributed $1,000 to USCI on December 21, 2009, representing an initial contribution of capital to the pool. In order to satisfy NYSE Arca listing standards that at least 100,000 Units of each Fund be outstanding, the Sponsor purchased the initial Creation Basket of USCI on August 10, 2010 and has since sold the 100,000 Units in such Creation Basket on September 2, 2010. The Sponsor received 20 Sponsor’s Units of USCI that were in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor contributed $1,000 to each of USMI, USAI and USCUI on November 10, 2010, representing initial contributions of capital to the pools. In connection with the commencement of the offering of USMI, USAI and USCUI, the Sponsor will receive 40 Sponsor’s Units of each of USMI, USAI and USCUI to be issued in exchange for the previously received capital contributions, representing a beneficial interest in each pool.

Executive Compensation and Fees to the Sponsor

Each Fund is obligated to pay the Sponsor a management fee based on its average daily net assets and paid monthly at the annual rate as follows: USCI — 0.95%; USMI — 0.95%; USAI — 0.95%; USCUI — 0.95%.

Prior Performance of the Sponsor and Affiliates

USCI’s Units began trading on the NYSE Arca on August 10, 2010. As of September 30, 2010, the total amount of money raised by USCI from its Authorized Purchasers was $20,825,892; the total number of Authorized Purchasers of USCI was 4; the number of baskets purchased by Authorized Purchasers of USCI was 5; no baskets were redeemed by Authorized Purchasers of USCI; and the aggregate amount of units purchased was 200,000.

Since the offering of USCI Units to the public on August 10, 2010 to September 30, 2010, the simple average daily change in the Commodity Index was 0.223%, while the simple average daily change in the NAV of USCI over the same time period was 0.219%. The average daily difference was -0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was 4.568%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The Sponsor is also currently the general partner (the “General Partner”) of the Related Public Funds. Each of the Sponsor and the Related Public Funds is located in California.

USOF’s units began trading on the American Stock Exchange on April 10, 2006 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USOF’s units commenced trading on the NYSE Arca on November 25, 2008. As of September 30, 2010, the total amount of money raised by USOF from its authorized purchasers was $26,538,987,136; the total number of authorized purchasers of USOF was 19; the number of baskets purchased by authorized purchasers of USOF was 5,394; the number of baskets redeemed by authorized purchasers of USOF was 54,860; and the aggregate amount of units purchased was 539,400,000.

Since the offering of USOF units to the public on April 10, 2006 to September 30, 2010, the simple average daily change in its benchmark oil futures contract was -0.030%, while the simple average daily change in the NAV of USOF over the same time period was -0.026%. The average daily difference was -0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 1.116%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USNG’s units began trading on the American Stock Exchange on April 18, 2007 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USNG’s units commenced trading on the NYSE Arca on November 25, 2008. As of September 30, 2010, the total amount of money raised by USNG from its authorized purchasers was $11,676,981,249; the total number of authorized purchasers of USNG was 15; the number of baskets purchased by authorized purchasers of USNG was 7,568, the number of baskets redeemed by authorized purchasers of USNG was 3,488; and the aggregate amount of units purchased was 758,600,000.

Since the offering of USNG units to the public on April 18, 2007 to September 30, 2010, the simple average daily change in its benchmark futures contract was -0.189%, while the simple average daily change in the NAV of USNG over the same time period was -0.189. The average daily difference was 0.001% (or 0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.205%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12OF’s units began trading on the American Stock Exchange on December 6, 2007 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, US12OF’s units commenced trading on the NYSE Arca on November 25, 2008. As of September 30, 2010, the total amount of money raised by US12OF from its authorized purchasers was $238,647,049; the total number of authorized purchasers of US12OF was 8; the number of baskets purchased by authorized purchasers of US12OF was 79; the number of baskets redeemed by authorized purchasers of US12OF was 40; and the aggregate amount of units purchased was 7,900,000.

Since the offering of US12OF units to the public on December 6, 2007 to September 30, 2010, the simple average daily change in its benchmark oil futures contracts was -0.005%, while the simple average daily change in the NAV of US12OF over the same time period was -0.005%. The average daily difference was 0.000%. As a percentage of the daily movement of the benchmark oil futures contracts, the average error in daily tracking by the NAV was -0.119%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

UGA’s units began trading on the American Stock Exchange on February 26, 2008 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, UGA’s units commenced trading on the NYSE Arca on November 25, 2008. As of September 30, 2010, the total amount of money raised by UGA from its authorized purchasers was $166,769,785; the total number of authorized purchasers of UGA was 9; the number of baskets purchased by authorized purchasers of UGA was 53; the number of baskets redeemed by authorized purchasers of UGA was 34; and the aggregate amount of units purchased was 5,300,000.

Since the offering of UGA units to the public on February 26, 2008 to September 30, 2010, the simple average daily change in its benchmark futures contract was -0.012%, while the simple average daily change in the NAV of UGA over the same time period was -0.014%. The average daily difference was -0.002% (or -0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.465%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USHO’s units began trading on the American Stock Exchange on April 9, 2008 and are offered on a continuous basis. As a result of the acquisition of the American Stock Exchange by NYSE Euronext, USHO’s units commenced trading on the NYSE Arca on November 25, 2008. As of September 30, 2010, the total amount of money raised by USHO from its authorized purchasers was $27,751,399; the total number of authorized purchasers of USHO was 9; the number of baskets purchased by authorized purchasers of USHO was 8; the number of baskets redeemed by authorized purchasers of USHO was 5; and the aggregate amount of units purchased was 800,000.

Since the offering of USHO units to the public on April 9, 2008 to September 30, 2010, the simple average daily change in its benchmark futures contract was -0.062%, while the simple average daily change in the NAV of USHO over the same time period was -0.063%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.684%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USSO’s units began trading on the NYSE Arca on September 18, 2009 and are offered on a continuous basis. As of September 30, 2010, the total amount of money raised by USSO from its authorized purchasers was $36,929,469; the total number of authorized purchasers of USSO was 9; the number of baskets purchased by authorized purchasers of USSO was 8; the number of baskets redeemed by authorized purchasers of USSO was 4; and the aggregate amount of units purchased was 800,000.

Since the offering of USSO units to the public on September 18, 2009 to September 30, 2010, the inverse of the simple average daily change in its benchmark futures contract was 0.013%, while the simple average daily change in the NAV of USSO over the same time period was -0.016%. The average daily difference was -0.003% (or -0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -2.104%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12NG’s units began trading on the NYSE Arca on November 18, 2009 and are offered on a continuous basis. As of September 30, 2010, the total amount of money raised by US12NG from its authorized purchasers was $71,441,408; the total number of authorized purchasers of US12NG was 4; the number of baskets purchased by authorized purchasers of US12NG was 16; the number of baskets redeemed by authorized purchasers of US12NG was 4; and the aggregate amount of units purchased was 1.6 million.

Since the offering of US12NG units to the public on November 18, 2009 to September 30, 2010, the simple average daily change in its benchmark futures contract was -0.149%, while the simple average daily change in the NAV of US12NG over the same time period was -0.152%. The average daily difference was -0.003% (or -0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.332%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the offering of USBO units to the public on June 2, 2010 to September 30, 2010, the simple average daily change in its benchmark futures contract was 0.134%, while the simple average daily change in the NAV of USBO over the same time period was 0.131%. The average daily difference was -0.003% (or -0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.860%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through September 30, 2010. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of creation baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USHO	USSO	US12NG	USBO	USCI
Average Difference	$(0.00)	$0.08	$(0.05)	$0.00	$0.01	$0.00	$0.02	$(0.08)	$0.11
Max Premium %	3.88%	19.03%	4.11%	6.29%	5.75%	2.50%	2.91%	2.06%	2.03%
Max Discount %	4.51%	-2.42%	-9.72%	4.50%	3.85%	5.39%	-6.52%	2.31%	0.27%

There are significant differences between investing in the Funds and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of USCI

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*		$2,500,000,000
Dollar Amount Raised		$20,825,892
Organizational and Offering Expenses:
SEC registration fee	$	**
FINRA registration fee	$	**
Listing fee	$	**
Auditor’s fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Length of USCI offering		Continuous

*	Reflects the offering price per Unit set forth on the cover page of the registration statement registering such Units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USCI:

Expenses Paid by USCI Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to Sponsor	$15,228
Amount Paid in Portfolio Brokerage Commissions	$4,382
Other Amounts Paid*	$21,370
Total Expenses Paid or Accrued	$41,040
Expenses Waived**	$(19,033)
Total Expenses Paid or Accrued Including Expenses Waived	$22,007

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the Sponsor.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USCI’s NAV, on an annualized basis. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses Paid by USCI Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Sponsor	0.97% annualized
Portfolio Brokerage Commissions	0.30% annualized
Other Amounts Paid	1.33% annualized
Total Expenses Paid or Accrued	2.60% annualized
Expenses Waived	(1.21)% annualized
Total Expenses Paid Including Expenses Waived	1.39% annualized
USCI Performance:
Name of Commodity Pool	USCI
Type of Commodity Pool	Exchange traded security
Inception of Trading	August 10, 2010
Aggregate Subscriptions (from inception through September 30, 2010)	$20,825,892
Total Net Assets as of September 30, 2010	$21,671,670
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$54.18
Worst Monthly Percentage Draw-down	Aug 10 (0.04)%
Worst Peak-to-Valley Draw-down	N/A
Number of Unitholders (as of December 31, 2009)	N/A

COMPOSITE PERFORMANCE DATA FOR USCI
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2010
January
February
March
April
May
June
July
August	(0.04)% **
September	8.38%
October
November
December
Annual Rate of Return	8.34%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
***	Through September 30, 2010.

Draw-down:  Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down:  The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down:  The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January — February drawdown would have ended as of the end of February at the $2 level.

Performance of the Related Public Funds

USOF:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$71,257,630,000
Dollar Amount Raised	$26,538,987,136
Organizational and Offering Expenses:**
SEC registration fee	$2,480,174
FINRA registration fee	$603,500
Listing fee	$5,000
Auditor’s fees and expenses	$495,850
Legal fees and expenses	$2,110,912
Printing expenses	$285,230
Length of USOF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through December 31, 2006, these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following December 31, 2006, USOF has recorded these expenses.

Compensation to the General Partner and Other Compensation by USOF

Expenses Paid by USOF Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$27,437,046
Amount Paid in Portfolio Brokerage Commissions	$8,392,112
Other Amounts Paid*	$10,399,514
Total Expenses Paid	$46,228,672

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.

Expenses Paid by USOF Through September 30, 2010 as a Percentage of Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.46% annualized
Portfolio Brokerage Commissions	0.15% annualized
Other Amounts Paid	0.17% annualized
Total Expenses Paid	0.78% annualized
USOF Performance:
Name of Commodity Pool	USOF
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 10, 2006
Aggregate Subscriptions (from inception through September 30, 2010)	$26,538,987,136
Total Net Assets as of September 30, 2010	$1,981,265,197
Initial NAV per Unit as of Inception	$67.39
NAV per Unit as of September 30, 2010	$54.18
Worst Monthly Percentage Draw-down	Oct 2008 (31.57)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (75.84)%
Number of Unitholders (as of December 31, 2009)	84,835

COMPOSITE PERFORMANCE DATA FOR USOF
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2006	2007	2008	2009	2010
January		(6.55)%	(3.98)%	(14.60)%	(8.78)%
February		5.63%	11.03%	(6.55)%	8.62%
March		4.61%	0.63%	7.23%	4.61%
April	3.47%**	(4.26)%	12.38%	(2.38)%	2.04%
May	(2.91)%	(4.91)%	12.80%	26.69%	(17.96)%
June	3.16%	9.06%	9.90%	4.16%	0.47%
July	(0.50)%	10.55%	(11.72)%	(2.30)%	3.57%
August	(6.97)%	(4.93)%	(6.75)%	(1.98)%	(9.47)%
September	(11.71)%	12.11%	(12.97)%	0.25%	8.97%
October	(8.46)%	16.98%	(31.57)%	8.43%
November	4.73%	(4.82)%	(20.65)%	(0.51)%
December	(5.21)%	8.66%	(22.16)%	(0.03)%
Annual Rate of Return	(23.03)%	46.15%	(54.75)%	14.14%	(10.93)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 10, 2006.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

USNG:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$24,056,500,000
Dollar Amount Raised	$11,676,981,249
Organizational and Offering Expenses:**
SEC registration fee	$1,361,084
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$434,350
Legal fees and expenses	$1,725,058
Printing expenses	$73,270
Length of USNG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 18, 2007, these expenses were paid for by the General Partner. Following April 18, 2007, USNG has recorded these expenses.

Compensation to the General Partner and Other Compensation by USNG

Expenses Paid by USNG Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$32,350,398
Amount Paid in Portfolio Brokerage Commissions	$16,893,868
Other Amounts Paid*	$17,716,803
Total Expenses Paid	$66,961,069

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.

Expenses Paid by USNG Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.57% annualized
Portfolio Brokerage Commissions	0.30% annualized
Other Amounts Paid	0.31% annualized
Total Expense Ratio	1.18% annualized
USNG Performance:
Name of Commodity Pool	USNG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 18, 2007
Aggregate Subscriptions (from inception through September 30, 2010)	$11,676,981,249
Total Net Assets as of September 30, 2010	$2,477,775,659
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$6.18
Worst Monthly Percentage Draw-down	Jul 08 (32.13)%
Worst Peak-to-Valley Draw-down	Jun 08 – Sept 10 (90.14)%
Number of Unitholders (as of December 31, 2009)	203,277

COMPOSITE PERFORMANCE DATA FOR USNG
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007	2008	2009	2010
January		8.87%	(21.49)%	(7.65)%
February		15.87%	(5.47)%	(6.02)%
March		6.90%	(11.81)%	(21.02)%
April	4.30%**	6.42%	(13.92)%	(0.87)%
May	(0.84)%	6.53%	10.37%	8.19%
June	(15.90)%	13.29%	(4.63)%	5.14%
July	(9.68)%	(32.13)%	(8.70)%	6.43%
August	(13.37)%	(13.92)%	(27.14)%	(22.95)%
September	12.28%	(9.67)%	26.03%	(3.13)%
October	12.09%	(12.34)%	(13.31)%
November	(16.16)%	(6.31)%	(11.86)%
December	0.75%	(14.32)%	13.91%
Annual Rate of Return	(27.64)%	(35.68)%	(56.73)	(38.03)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 17, 2007.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

US12OF:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,718,000,000
Dollar Amount Raised	$238,647,049
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$145,700
Legal fees and expenses	$325,899
Printing expenses	$44,402
Length of US12OF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, these expenses were paid for by an affiliate of the General Partner in connection with the initial public offering. Following March 31, 2009, US12OF has recorded these expenses.

Compensation to the General Partner and Other Compensation by US12OF

Expenses Paid by US12OF Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$1,621,122
Amount Paid in Portfolio Brokerage Commissions	$60,488
Other Amounts Paid*	$1,278,958
Total Expenses Paid or Accrued	$2,955,574
Expenses Waived**	$(262,220)
Total Expenses Paid or Accrued Including Expenses Waived	$2,693,354

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis through March 31, 2009, after which date such payments were no longer necessary. The General Partner has no obligation to make any payments in subsequent periods.

Expenses Paid by US12OF Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.02% annualized
Other Amounts Paid	0.48% annualized
Total Expenses Paid or Accrued	1.10% annualized
Expenses Waived	(0.10)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.00% annualized
US12OF Performance:
Name of Commodity Pool	US12OF
Type of Commodity Pool	Exchange traded security
Inception of Trading	December 6, 2007
Aggregate Subscriptions (from inception through September 30, 2010)	$238,647,049
Total Net Assets as of September 30, 2010	$150,486,987
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$38.59
Worst Monthly Percentage Draw-down	Oct 2008 (29.59)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (66.97)%
Number of Unitholders (as of December 31, 2009)	6,875

COMPOSITE PERFORMANCE DATA FOR US12OF
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007	2008	2009	2010
January		(2.01)%	(7.11)%	(8.40)%
February		10.48%	(4.34)%	6.73%
March		(0.66)%	9.22%	4.16%
April		11.87%	(1.06)%	6.37%
May		15.47%	20.40%	(15.00)%
June		11.59%	4.51%	(1.00)%
July		(11.39)%	1.22%	4.16%
August		(6.35)%	(2.85)%	(5.92)%
September		(13.12)%	(0.92)%	7.02%
October		(29.59)%	8.48%
November		(16.17)%	2.31%
December	8.44%**	(12.66)%	(1.10)%
Annual Rate of Return	8.44%	(42.39)%	29.23%	(4.41)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

UGA:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,431,000,000
Dollar Amount Raised	$166,769,785
Organizational and Offering Expenses:**
SEC registration fee	$184,224
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$27,500
Legal fees and expenses	$234,690
Printing expenses	$169,498
Length of UGA offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through September 1, 2009, initial offering costs and a portion of ongoing expenses were paid for by the General Partner. Following September 1, 2009, UGA has recorded these expenses.

Compensation to the General Partner and Other Compensation by UGA

Expenses Paid by UGA Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$812,052
Amount Paid in Portfolio Brokerage Commissions	$142,263
Other Amounts Paid*	$821,211
Total Expenses Paid or Accrued	$1,775,526
Expenses Waived:**	$(554,239)
Total Expenses Paid or Accrued Including Expenses Waived	$1,221,287

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by UGA Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.11% annualized
Other Amounts Paid	0.61% annualized
Total Expenses Paid or Accrued	1.32% annualized
Expenses Waived	(0.41)% annualized
Total Expenses Paid Including Expenses Waived	0.91% annualized
UGA Performance:
Name of Commodity Pool	UGA
Type of Commodity Pool	Exchange traded security
Inception of Trading	February 26, 2008
Aggregate Subscriptions (from inception through September 30, 2010)	$166,769,785
Total Net Assets as of September 30, 2010	$64,931,598
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$34.18
Worst Monthly Percentage Draw-down	Oct 2008 (38.48)%
Worst Peak-to-Valley Draw-down	Jun 08 – Dec 08 (69.02)%
Number of Unitholders (as of December 31, 2009)	5,131

COMPOSITE PERFORMANCE DATA FOR UGA
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010
January		16.23%	(7.47)%
February	(0.56)%**	0.26%	7.33%
March	(2.39)%	2.59%	5.42%
April	10.94%	2.07%	3.15%
May	15.60%	30.41%	(15.54)%
June	4.79%	1.65%	1.93%
July	(12.79)%	6.24%	2.95%
August	(3.88)%	(3.71)%	(10.42)%
September	(9.36)%	(3.38)%	9.45%
October	(38.48)%	10.96%
November	(21.35)%	1.00%
December	(15.72)%	0.55%
Annual Rate of Return	(59.58)%	80.16%	(6.15)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

USHO:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,940,500,000
Dollar Amount Raised	$27,751,399
Organizational and Offering Expenses:**
SEC registration fee	$142,234
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$27,500
Legal fees and expenses	$143,232
Printing expenses	$112,737
Length of USHO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, initial offering costs and a portion of ongoing expenses were paid for by the General Partner. Following August 31, 2009, USHO has recorded these expenses.

Compensation to the General Partner and Other Compensation by USHO

Expenses Paid by USHO Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$161,588
Amount Paid in Portfolio Brokerage Commissions	$26,040
Other Amounts Paid*	$570,970
Total Expenses Paid or Accrued	$758,598
Expenses Waived**	$(513,589)
Total Expenses Paid or Accrued Including Expenses Waived	$245,009

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USHO’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by USHO Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.10% annualized
Other Amounts Paid	2.12% annualized
Total Expenses Paid or Accrued	2.82% annualized
Expenses Waived	(1.91)% annualized
Total Expenses Paid Including Expenses Waived	0.91% annualized
USHO Performance:
Name of Commodity Pool	USHO
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 9, 2008
Aggregate Subscriptions (from inception through September 30, 2010)	$27,751,399
Total Net Assets as of September 30, 2010	$8,109,641
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$27.23
Worst Monthly Percentage Draw-down	Oct 08 (28.63)%
Worst Peak-to-Valley Draw-down	Jun 08 – Feb 09 (69.17)%
Number of Unitholders (as of December 31, 2009)	1,154

COMPOSITE PERFORMANCE DATA FOR USHO
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010
January		0.05%	(10.17)%
February		(11.34)%	5.78%
March		6.73%	6.42%
April	2.84%**	(3.85)%	5.13%
May	15.93%	23.13%	(14.14)%
June	5.91%	4.55%	(0.40)%
July	(12.18)%	0.39%	2.48%
August	(8.41)%	(2.71)%	(5.88)%
September	(9.77)%	(0.48)%	12.75%
October	(28.63)%	7.60%
November	(18.38)%	0.19%
December	(17.80)%	2.23%
Annual Rate of Return	(56.12)%	25.52%	(1.13)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

USSO:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*		$1,250,000,000
Dollar Amount Raised		$36,929,469
Organizational and Offering Expenses:
SEC registration fee	$	**
FINRA registration fee	$	**
Listing fee	$	**
Auditor’s fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Length of USSO offering		Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation by USSO

Expenses Paid by USSO Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$103,168
Amount Paid in Portfolio Brokerage Commissions	$23,613
Other Amounts Paid*	$390,434
Total Expenses Paid or Accrued	$517,215
Expenses Waived**	$(356,071)
Total Expenses Paid or Accrued Including Expenses Waived	$161,144

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USSO’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by USSO Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.60% annualized
Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid	2.28% annualized
Total Expenses Paid or Accrued	3.02% annualized
Expenses Waived	(2.08)% annualized
Total Expenses Paid Including Expenses Waived	0.94% annualized
USSO Performance:
Name of Commodity Pool	USSO
Type of Commodity Pool	Exchange traded security
Inception of Trading	September 18, 2009
Aggregate Subscriptions (from inception through September 30, 2010)	$36,929,469
Total Net Assets as of September 30, 2010	$18,390,632
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$45.98
Worst Monthly Percentage Draw-down	Feb 10 (8.94)%
Worst Peak-to-Valley Draw-down	Sep 09 – Apr 10 (19.02)%
Number of Unitholders (as of December 31, 2009)	185

COMPOSITE PERFORMANCE DATA FOR USSO
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010
January		9.05%
February		(8.94)%
March		(4.92)%
April		(2.50)%
May		20.18%
June		(1.42)%
July		(4.17)%
August		9.61%
September	(2.90)%**	(8.75)%
October	(8.65)%
November	(0.25)%
December	(0.57)%
Annual Rate of Return	(12.02)%	4.52%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 18, 2009.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

US12NG:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*		$1,500,000,000
Dollar Amount Raised		$71,441,408
Organizational and Offering Expenses:
SEC registration fee	$	**
FINRA registration fee	$	**
Listing fee	$	**
Auditor’s fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Length of US12NG offering		Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation by US12NG

Expenses Paid by US12NG Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$192,611
Amount Paid in Portfolio Brokerage Commissions	$16,972
Other Amounts Paid*	$349,221
Total Expenses Paid or Accrued	$558,804
Expenses Waived**	$(305,698)
Total Expenses Paid or Accrued Including Expenses Waived	$253,106

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12NG’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by US12NG Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.68% annualized
Portfolio Brokerage Commissions	0.07% annualized
Other Amounts Paid	1.22% annualized
Total Expenses Paid or Accrued	1.97% annualized
Expenses Waived	(1.07)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.90% annualized
US12NG Performance:
Name of Commodity Pool	US12NG
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 18, 2009
Aggregate Subscriptions (from inception through September 30, 2010)	$71,441,408
Total Net Assets as of September 30, 2010	$41,194,817
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$34.33
Worst Monthly Percentage Draw-down	Mar 10 (15.47)%
Worst Peak-to-Valley Draw-down	Jan 10 – Mar 10 (24.60)%
Number of Unitholders (as of December 31, 2009)	1,276

COMPOSITE PERFORMANCE DATA FOR US12NG
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010
January		(5.93)%
February		(5.18)%
March		(15.47)%
April		0.07%
May		3.11%
June		1.27%
July		(0.05)%
August		(13.53)%
September		(6.23)%
October
November	(0.02)%**
December	7.56%
Annual Rate of Return	7.54%	(36.15)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

USBO:

Experience in Raising and Investing in Funds Through September 30, 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*		$2,500,000,000
Dollar Amount Raised		$10,000,000
Organizational and Offering Expenses:
SEC registration fee	$	**
FINRA registration fee	$	**
Listing fee	$	**
Auditor’s fees and expenses	$	**
Legal fees and expenses	$	**
Printing expenses	$	**
Length of USBO offering		Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation by USBO

Expenses Paid by USBO Through September 30, 2010 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid to General Partner	$25,785
Amount Paid in Portfolio Brokerage Commissions	$3,240
Other Amounts Paid*	$63,941
Total Expenses Paid or Accrued	$92,966
Expenses Waived**	$(58,502)
Total Expenses Paid or Accrued Including Expenses Waived	$34,464

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and fees paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USBO’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses Paid by USBO Through September 30, 2010 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
General Partner	0.75% annualized
Portfolio Brokerage Commissions	0.11% annualized
Other Amounts Paid	1.85% annualized
Total Expenses Paid or Accrued	2.71% annualized
Expenses Waived	(1.70)% annualized
Total Expenses Paid Including Expenses Waived	1.01% annualized
USBO Performance:
Name of Commodity Pool	USBO
Type of Commodity Pool	Exchange traded security
Inception of Trading	June 2, 2010
Aggregate Subscriptions (from inception through September 30, 2010)	$10,000,000
Total Net Assets as of September 30, 2010	$11,058,674
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of September 30, 2010	$55.29
Worst Monthly Percentage Draw-down	Aug 10 (4.84)%
Worst Peak-to-Valley Draw-down	Jul 10 – Aug 10 (4.84)%
Number of Unitholders (as of December 31, 2009)	N/A

COMPOSITE PERFORMANCE DATA FOR USSO
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rates of Return*
Month	2010
January
February
March
April
May
June	1.94%**
July	3.83%
August	(4.84)%
September	9.79%
October
November
December
Annual Rate of Return	10.58%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010.
***	Through September 30, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the General Partner. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has been sponsoring and providing portfolio management services to mutual funds since 1995. Ameristock Corporation is the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 that focuses on large cap U.S. equities that had $194,458,441 in assets as of September 30, 2010. Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

Who is SummerHaven?

Background of SummerHaven Investment Management, LLC

SummerHaven Investment Management, LLC is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 4th Floor, 1266 East Main Street, Stamford, CT 06902, and its telephone number is (203) 352-2700. SummerHaven Investment Management, LLC has been registered under the Commodity Exchange Act as a commodity pool operator and a commodity trading advisor since October 9, 2009. SummerHaven Investment Management, LLC became an NFA member effective October 9, 2009. From February 2005 to January 2010, SummerHaven Investment Management, LLC was a registered investment advisor under the Investment Advisers Act of 1940. In January 2010, SummerHaven Investment Management, LLC withdrew its registration since its assets under management was below $25 million. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

SummerHaven Index Management, LLC is the owner, creator and licensor of commodity indices including the SummerHaven Dynamic Commodity Index. SummerHaven Index Management, LLC is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at Soundview Plaza, Fourth Floor, 1266 East Main Street, Stamford, CT 06902. The firm maintains a website at www.summerhavenindex.com. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks. SummerHaven Index Management’s principals and consultants include academics who are the authors of widely cited and acclaimed papers on commodities futures investing including ‘Facts and Fantasies about Commodities’ and ‘Fundamentals of Commodities Futures Returns”. The firm is led by a seasoned management team with over 50 years of collective Wall Street experience with commodities futures, capital markets, investment management, and exchange traded products.

Principals of SummerHaven Investment Management, LLC

Adam W. Dunsby has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include quantitative modeling and portfolio construction. From April 1995 to April 2008, Mr. Dunsby was employed by Cornerstone Quantitative Investment Group Inc., a quantitative global macro CTA, as a co-founder and manager. Mr. Dunsby was not employed from April 2008 to April 2009. Mr. Dunsby became listed as a principal of SummerHaven Investment Management, LLC effective October 1, 2009, as an associated person of SummerHaven Investment Management, LLC effective October 9, 2009 and as an associate member of the NFA effective October 9, 2009. Mr. Dunsby graduated summa cum laude from the Wharton School of the University of Pennsylvania in 1990 with a BS in Economics. He earned his PhD in Finance from Wharton in 1995. Mr. Dunsby is 43 years old.

Kurt J. Nelson has been employed by SummerHaven Investment Management, LLC since August 2009 as a partner. His duties include investor relations, product structuring and compliance. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director and supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index. From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven Investment Management, LLC effective October 1, 2009, as an associated person of SummerHaven Investment Management, LLC effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 41 years old.

Ashraf R. Rizvi has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include trading and operational management. From October 1994 to February 2008, Mr. Rizvi was employed by UBS Investment Bank as a Managing Director and Global Head of Commodities Trading. Mr. Rizvi was not employed from February 2008 to April 2009. Mr. Rizvi became listed as a principal of SummerHaven Investment Management, LLC effective October 9, 2009. Mr. Rizvi is 48 years old.

K. Geert Rouwenhorst has been employed by SummerHaven Investment Management, LLC since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Dr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Dr. Rouwenhorst became listed as a principal of SummerHaven Investment Management, LLC effective October 8, 2009. Dr. Rouwenhorst is 50 years old.

Adam W. Dunsby and Ashraf R. Rizvi make trading and investment decisions for USCI.

Prior Performance of SummerHaven

Prior Performance of SummerHaven Commodity Fund LP:

Name of Commodity Pool	SummerHaven Commodity Fund LP
Type of Commodity Pool	Privately offered
Inception of Trading	October 1, 2009
Aggregate Subscriptions (from inception through October 31, 2010)	$1,500,000
Net Asset Value as of October, 2010	$1,769,700
Worst Monthly Draw-down	May 2010 (10.87)%
Worst Peak-to-Valley Draw-down	April 2010 – May 2010 (10.87)%

Composite Performance Data for SummerHaven Commodity Fund LP

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010
January		(5.22)%
February		2.54%
March		2.82%
April		1.36%
May		(10.87)%
June		0.17%
July		7.78%
August		(1.57)%
September		7.79%
October	3.39%	4.90%
November	2.68%
December	3.04%
Annual Rate of Return	9.39%	8.44%**

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through October 31, 2010.

For a definition of draw-down, please see text below “Composite Performance Data for USCI.”

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust and each Fund are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and each Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has delegated substantially all of its authority over the operation of the Trust to the Sponsor, the Trustee itself is not registered in any capacity with the CFTC.

How Do The Funds Operate?

The net assets of each Fund will consist primarily of Applicable Interests. Each Fund will invest in Applicable Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Applicable Interests. The primary focus of the Sponsor is the investment in Applicable Interests and the management of each Fund’s investments in Treasury Securities, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of each Fund is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Applicable Index, less the Fund’s expenses. The Sponsor does not intend that the Funds will be operated in a fashion such that their NAV will equal, in dollar terms, the price of the Applicable Index or the price of any particular Applicable Benchmark Component Futures Contract.

USCI

USCI seeks to achieve its investment objective by investing in Benchmark Component Commodity Futures Contracts and Other Commodity-Related Investments such that daily changes in USCI’s NAV will closely track the daily changes in the Commodity Index. USCI’s positions in Commodity Interests will be rebalanced on a monthly basis in order to track the changing nature of the Commodity Index. If Eligible Commodity Futures Contracts relating to a particular commodity remain in the Commodity Index from one month to the next, such Eligible Commodity Futures Contracts will be rebalanced to the 7.14% target weight, as described below. Specifically, on the Selection Date, it will be determined if a current Benchmark Component Commodity Futures Contract will be replaced by a new Futures Contract in either the same or different underlying commodity as a Benchmark Component Commodity Futures Contract for the following month, in which case USCI’s investments would have to be changed accordingly. In order that USCI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Commodity Futures Contracts, USCI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to its Commodity Interests, the Sponsor will invest the remainder of USCI’s proceeds from the sale of Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

In order to meet its investment objective, USCI invests first, in the current Benchmark Component Commodity Futures Contracts and other Eligible Commodity Futures Contracts intended to replicate the return on the current Benchmark Component Commodity Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Commodity-Related Investments intended to replicate the return on the Benchmark Component Commodity Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Commodity Index and selection of the Benchmark Component Commodity Futures Contracts, see the section of this prospectus entitled “What is the Commodity Index?”

USMI

USMI seeks to achieve its investment objective by investing in Benchmark Component Metals Futures Contracts and Other Metals-Related Investments such that daily changes in USMI’s NAV will closely track the daily changes in the Metals Index. USMI’s positions in Metals Interests will be rebalanced on a monthly basis in order to track the changing nature of the Metals Index. In order that USMI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Metals Futures Contracts, USMI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to its Metals Interests, the Sponsor will invest the remainder of USMI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USMI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Metals Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Metals-Related Investments intended to replicate the return on the Benchmark Component Metals Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Metals Index and selection of the Benchmark Component Metals Futures Contracts, see the section of this prospectus entitled “What is the Metals Index?”

USAI

USAI seeks to achieve its investment objective by investing in Benchmark Component Agriculture Futures Contracts and Other Agriculture-Related Investments such that daily changes in USAI’s NAV will closely track the daily changes in the Agriculture Index. USAI’s positions in Agriculture Interests will be rebalanced on a monthly basis in order to track the changing nature of the Agriculture Index. In order that USAI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Agriculture Futures Contracts, USAI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to its Agriculture Interests, the Sponsor will invest the remainder of USAI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USAI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Agriculture Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Agriculture-Related Investments intended to replicate the return on the Benchmark Component Agriculture Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Agriculture Index and selection of the Benchmark Component Agriculture Futures Contracts, see the section of this prospectus entitled “What is the Agriculture Index?”

USCUI

USCUI seeks to achieve its investment objective by investing in Benchmark Component Copper Futures Contracts and other Copper-Related Investments such that daily changes in USCUI’s NAV will closely track the daily changes in the Copper Index. USCUI’s positions in Copper Interests will be rebalanced on a monthly basis in order to track the changing nature of the Copper Index. In order that USCUI’s trading does not unduly cause extraordinary market movements, and to make it more difficult for third parties to profit by trading based on market movements that could be expected from changes in the Benchmark Component Copper Futures Contracts, USCUI’s investments typically will not be rebalanced entirely on a single day, but rather will typically be rebalanced over a period of four days. After fulfilling the margin and collateral requirements with respect to its Copper Interests, the Sponsor will invest the remainder of USCUI’s proceeds from the sale of baskets in Treasury Securities or cash equivalents, and/or merely hold such assets in cash (generally in interest-bearing accounts).

USCUI anticipates that to meet its investment objective it will invest first, in the current Benchmark Component Copper Futures Contracts and, thereafter, to comply with regulatory requirements or in view of market conditions, in Other Copper-Related Investments intended to replicate the return on the Benchmark Component Copper Futures Contracts, including cleared swap contracts and other over-the-counter transactions. For more information on the composition of the Copper Index and selection of the Benchmark Component Copper Futures Contracts, see the section of this prospectus entitled “What is the Copper Index?”

The Sponsor endeavors to place each Fund’s trades in Applicable Interests and otherwise manage each Fund’s investments so that A will be within plus/minus 10 percent of B, where:

•	A is the average daily percentage change in the applicable Fund’s NAV for any period of 30 successive Valuation Days; and
•	B is the average daily percentage change in the price of the Applicable Index over the same period.

The Sponsor believes that market arbitrage opportunities will cause the daily changes in a Fund’s Unit price on the NYSE Arca to closely track the daily changes in the Fund’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between a Fund’s NAV and the Applicable Index will be that the daily changes in the price of the Fund’s Units on the NYSE Arca will closely track the daily changes in the Applicable Index, less the Fund’s expenses. While the Applicable Index is composed of Applicable Benchmark Component Futures Contracts and is therefore a measure of the prices of the commodities comprising the Applicable Index for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the Applicable Index and the cash or spot prices of the commodities underlying the Applicable Benchmark Component Futures Contracts.

These relationships are illustrated in the following diagram:

An investment in the Units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the Units allows both retail and institutional investors to easily gain this exposure to the commodities market in a transparent, cost-effective manner.

The Sponsor will employ a “neutral” investment strategy for each Fund intended to track the changes in the Applicable Index regardless of whether the Applicable Index goes up or goes down. Each Fund’s “neutral” investment strategy is designed to permit investors generally to purchase and sell each Fund’s Units for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in a Fund involves the risks that the changes in the price of the Fund’s Units will not accurately track the changes in the Applicable Index, and that changes in the Applicable Index will not closely correlate with changes in the spot prices of the commodities underlying the Applicable Benchmark Component Futures Contracts. Furthermore, each Fund also invests in short-term Treasury Securities or holds cash to meet its current or potential margin or collateral requirements with respect to its investments in Applicable Interests and invests cash not required to be used as margin or collateral. There is not expected to be any meaningful correlation between the performance of a Fund’s investments in Treasury Securities, cash or cash equivalents and the changes in the price of the Applicable Index. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the price of the Applicable Index, this correlation is not anticipated as part of the Funds’ efforts to meet their objectives.

Each Fund’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading on the applicable Fund’s website. The website for USCI is www.unitedstatescommodityindexfund.com; the website for USMI is [www._________________.com]; the website for USAI is [www._________________.com]; and the website for USCUI is [www._________________.com]. The website disclosure of portfolio holdings for each Fund is made daily and includes, as applicable, the name and value of each Applicable Benchmark Component Futures Contract, the specific types and values of Other Related Investments and characteristics of such Other Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in the applicable Fund’s portfolio. Each Fund’s website is publicly accessible at no charge.

The Units issued by a Fund may only be purchased by Authorized Purchasers and only in blocks of 100,000 Units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of the Units in the Creation Basket. Similarly, only Authorized Purchasers may redeem Units and only in blocks of 100,000 Units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by the applicable Fund. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Applicable Benchmark Component Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While the Funds only issue Units in Creation Baskets, Units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, Units can be purchased and sold at any time a secondary market is open.

Investment Strategy

Other than to address monthly changes in the Applicable Benchmark Component Futures Contacts, in managing a Fund’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Applicable Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by USCI, and that USCI’s closing NAV per Unit is $50.00. In that case, USCI would receive $5,000,000 in proceeds from the sale of the Creation Basket

($50.00 NAV per Unit multiplied by 100,000 Units, and ignoring the Creation Basket fee of $1,000). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Component Commodity Futures Contracts and that the market value of each such Benchmark Component Commodity Futures Contract is $16,000, USCI would be unable to buy an exact number of Benchmark Component Commodity Futures Contracts with an aggregate market value equal to $5,000,000. Instead, USCI would be able to purchase 103 Benchmark Component Commodity Futures Contracts with an aggregate market value of $4,969,750. Assuming a margin requirement equal to 10% of the value of the Benchmark Component Commodity Futures Contracts, USCI would be required to deposit $496,975 in Treasury Securities and cash with the futures commission merchant through which the Benchmark Component Commodity Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasury Securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Applicable Interests purchased will depend on various factors, including a judgment by the Sponsor as to the appropriate diversification of a Fund’s investments. While the Sponsor anticipates significant investments in Applicable Benchmark Component Futures Contracts on the Futures Exchanges, for various reasons, including the ability to enter into the precise amount of exposure to the commodities market and position limits on Futures Contracts, it may also invest in Other Related Investments, such as swaps, in the over-the-counter market. If a Fund is required by law or regulation, or by one of its regulators, including a Futures Exchange, to reduce its position in one or more Applicable Benchmark Component Futures Contracts to the applicable position limit or to a specified accountability level, a substantial portion of the Fund’s assets could be invested in Other Related Investments that are intended to replicate the return on the Applicable Index or particular Applicable Benchmark Component Futures Contracts. As a Fund’s assets reach higher levels, the Fund is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in Other Related Investments at such higher levels. But see “Risk Factors — Risks Associated With Investing Directly or Indirectly in Applicable Indices and Applicable Interests — Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds” for a discussion of the potential impact of the Dodd-Frank Act on the Funds’ ability to invest in OTC transactions.

The Sponsor may not be able to fully invest a Fund’s assets in Applicable Benchmark Component Futures Contracts having an aggregate notional amount exactly equal to the Fund’s NAV. For example, as standardized contracts, the Applicable Benchmark Component Futures Contracts included in the Applicable Index are for a specified amount of a particular commodity, and the Fund’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of those contracts. As a result, in such circumstances, a Fund may be better able to achieve the exact amount of exposure to changes in price of the Applicable Benchmark Component Futures Contracts through the use of Other Related Investments, such as over-the-counter contracts that have better correlation with changes in price of the Applicable Benchmark Component Futures Contracts.

Each Fund anticipates that, to the extent it invests in Applicable Benchmark Component Futures Contracts other than the Applicable Benchmark Component Futures Contracts and Other Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Applicable Benchmark Component Futures Contracts and Other Related Investments against the current Applicable Benchmark Component Futures Contracts.

The Sponsor does not anticipate letting its Applicable Benchmark Component Futures Contracts expire and taking delivery of any commodities. Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Applicable Index or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Applicable Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as natural gas from the other party at a later date at a price and quantity agreed-upon when the contract is made.

For example, the futures contracts for natural gas traded on the NYMEX trade in units of 10,000 million British Thermal Units (“mmBtu”). Generally, futures contracts traded on the NYMEX are priced by floor brokers and other exchange members both through an “open outcry” of offers to purchase or sell the contracts and through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Certain typical and significant characteristics of futures contracts are discussed below. Additional risks of investing in futures contracts are included in “What are the Risk Factors Involved with an Investment in the Funds?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets such as the NYMEX, COMEX, CME, and CBOT have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the Funds’ investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, the ICE Futures imposes position and accountability limits that are similar to those imposed by U.S.-based futures exchanges but does not limit the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

The accountability levels for the commodities comprising each Applicable Index and other futures contracts traded on U.S.-based futures exchanges are not a fixed ceiling, but rather a threshold above which such exchanges may exercise greater scrutiny and control over an investor’s positions. For example, the current accountability level for any one month in crude oil futures contracts traded on NYMEX is 10,000 contracts. In addition, the NYMEX imposes an accountability level for all months of 20,000 net futures contracts in crude oil. If the Funds and the Related Public Funds exceed these accountability levels for investments in futures contracts for crude oil, the NYMEX will monitor such exposure and ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of the Funds’ and the Related Public Funds’ liquidity resources. If deemed necessary by the NYMEX, it could also order a Fund to reduce its position back to the accountability level.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot allow such limits to be exceeded without express CFTC authority to do so. For example, the current position limit for feeder cattle futures contracts on the CME is 1,600 futures contracts in any contract month. USCI and USAI will not be able to hold, own or control feeder cattle futures contracts in excess of this limit. See “Risk Factors — Risks Associated With Investing Directly or Indirectly in Applicable Indices and Applicable Interests — Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect the Funds” for a discussion of the potential impact of the Dodd-Frank Act on position limits.

If a Futures Exchange orders a Fund to reduce its position in a particular Applicable Benchmark Component Futures Contract back to the applicable position limit or accountability level, or to an accountability level that the Futures Exchange deems appropriate for each Fund, such a level may impact the mix of investments in Applicable Interests made by each Fund. To illustrate, assume that the crude oil futures contract traded on the NYMEX and the unit price of USCI are each $100, and that the NYMEX has determined that USCI may not own more than 20,000 crude oil futures contracts. In such case, USCI could invest up to $2 billion of its daily net assets in the crude oil future contract (i.e., $100 per contract multiplied by 1,000 (the standard size of a crude oil futures contract is 1,000 barrels) multiplied by 20,000 contracts) before reaching the position level imposed by the NYMEX. Once the daily net assets of the portfolio exceed $2 billion in the crude oil futures contract, the portfolio may not be able to take any further positions in the crude oil futures contract, depending on whether the NYMEX imposes limits. If a Fund is limited in its investments in any Applicable Benchmark Component Futures Contracts, the Sponsor anticipates that it will invest the majority of its assets above that level in a mix of other Applicable Benchmark Component Futures Contracts or other Applicable Interests on other Futures Exchanges or OTC markets. However, the Dodd-Frank Act requires the CFTC to establish position limits that apply to OTC transactions as well as futures contracts and the aggregation of these position limits could further limit the Funds’ ability to invest in Applicable Interests.

In addition to position limits and accountability levels that may apply at any time, the Futures Exchanges may impose position limits on particular contracts held in the last few days of trading in the near month contract to expire. It is unlikely that the Funds will run up against such position limits because no Fund will hold the near month contract in any of its Applicable Benchmark Component Futures Contracts and each Fund’s investment strategy is to close out its positions during the last four business days of each month (the “Rebalancing Period”) and purchase new contracts. For more information about the Rebalancing Period for each Fund, see the sections of this prospectus entitled “What is the Commodity Index?”; “What is the Metals Index?”; “What is the Agriculture Index?”; and “What is the Copper Index?”

U.S.-based futures exchanges also limit the amount of price fluctuation for futures contracts. For example, the NYMEX imposes a $10.00 per barrel ($10,000 per contract) price fluctuation limit for crude oil futures contracts. This limit is initially based off the previous trading day’s settlement price. If any crude oil futures contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $10.00 per barrel in either direction of that point. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session.

It is anticipated that to the extent a Fund invests in anything other than the Applicable Benchmark Component Futures Contracts and Other Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge against the short-term price movements of such Applicable Benchmark Component Futures Contracts and Other Related Investments.

The following table sets forth the futures contracts from time to time invested in by each of USCI, USMI, USAI and USCUI and indicates which Fund may invest in each of these contracts.

Futures Contract	USCI	USMI	USAI	USCUI
Energy
ICE-UK Crude Oil (Brent)	X
NYMEX Light, Sweet Crude Oil (WTI)	X
ICE-UK Gas Oil	X
NYMEX Heating Oil	X
NYMEX Henry Hub Natural Gas	X
NYMEX RBOB Gasoline	X
Livestock
CME Feeder Cattle	X		X
CME Lean Hogs	X		X
CME Live Cattle	X		X
Grains
CBOT Corn	X		X
CBOT Soybean Meal	X		X
CBOT Bean Oil	X		X
CBOT Soybeans	X		X
CBOT Soft Red Winter Wheat	X		X
KCBT Hard Red Winter Wheat			X
ICE-Canada Canola Oil			X
Softs

Futures Contract	USCI	USMI	USAI	USCUI
ICE-US Cocoa	X		X
ICE-US Coffee “C”	X		X
ICE-US Cotton	X		X
ICE-US World Sugar No. 11	X		X
Industrial Metals
LME High Grade Primary Aluminum	X	X
COMEX Copper	X	X		X
LME Lead	X	X
LME Primary Nickel	X	X
LME Tin	X	X
LME Special High Grade Zinc	X	X
Precious Metals
COMEX Gold	X	X
NYMEX Palladium		X
NYMEX Platinum	X	X
COMEX Silver	X	X

Examples of the position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-UK Crude Oil (Brent)	There are no position accountability levels or limits for this contract. However, the exchange’s daily position management regime requires that any position greater than 500 lots in the nearest two expiry months must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.
NYMEX Light, Sweet Crude Oil (WTI)	Accountability Levels: for any one month: 10,000 net futures / all months: 20,000 net futures. Position Limits: 3,000 net futures in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
ICE-UK Gas Oil	There are no position accountability levels or limits for this contract. However, any position greater than 100 lots in the nearest expiry month must be reported to the exchange on a daily basis.	There is no maximum daily price fluctuation limit.
NYMEX Heating Oil	Accountability Levels: any one month: 5,000 net futures / all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
NYMEX Henry Hub Natural Gas	Accountability Levels: any one month: 6,000 net futures / all months: 12,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$3.00 per mmBtu ($30,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $3.00 per mmBtu in either direction. If another halt were triggered, the market would continue to be expanded by $3.00 per mmBtu in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX RBOB Gasoline	Accountability Levels: any one month: 5,000 net futures / all months: 7,000 net futures. Position Limits: 1,000 net futures in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.
CME Feeder Cattle	Accountability Limits: none. Position Limits: non-spot month: 1,600 net futures / spot month: 300 net futures (during the last 10 days of trading).	$0.03 per pound above or below the previous day’s settlement price.
CME Lean Hogs	Accountability Levels: none. Position Limits: non-spot month: 4,100 net futures / spot month: 950 net futures (as of the close of business on the fifth business day of the contract month).	$0.03 per pound above or below previous day’s settlement price, except that there are no limits in the spot month contract during the in last 2 days of trading.
CME Live Cattle	Accountability Levels: none.

	Position Limits: non-spot month: 5,400 net futures / spot month: 450 net futures (300 net futures as of the close of business on the business day immediately preceding the last 5 business days of the contract month).	$0.03 per pound above or below the previous day’s settlement price.
CBOT Corn	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 13,500 net futures / all months: 22,000 net futures.	$0.30 per bushel expandable to $0.45 and then to $0.70 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
CBOT Soybean Meal	Accountability Levels: none. Position Limits: spot month: 720 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$20 per short ton expandable to $30 and then to $45 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
CBOT Soybean Oil	Accountability Levels: none. Position Limits: spot month: 540 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$0.025 cents per pound expandable to $0.035 cents per pound and then to $0.055 cents per pound when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
CBOT Soybeans	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 6,500 net futures / all months: 10,000 net futures.	$0.70 per bushel expandable to $1.05 and then to $1.60 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
CBOT Wheat (Soft Red Winter)	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
KCBT Wheat (Hard Red Winter)	Accountability Levels: none. Position Limits: spot month: 600 net futures / any one month: 5,000 net futures / all months: 6,500 net futures.	$0.60 per bushel expandable to $0.90 and then to $1.35 when the market closes at limit bid or limit offer. There shall be no price limits on the current month contract on or after the second business day preceding the first day of the delivery month.
LME High Grade Primary Aluminum	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.
COMEX Copper	Accountability Levels: any one month: 5,000 net futures / all months: 5,000 net futures. Position Limits: 1,200 net futures in the expiration month.	There is no maximum daily price fluctuation limit.
LME Lead	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.
LME Primary Nickel	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.
LME Tin	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.
LME Special High Grade Zinc	Accountability Levels: none. Position Limits: none.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
COMEX Gold	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures. Position Limits: 3,000 net futures in the expiration month.	There is no maximum daily price fluctuation limit.
NYMEX Palladium	Accountability Levels: any one month: 1,000 net futures / all months: 1,000 net futures. Position Limits: 650 net futures in the expiration month.	There is no maximum daily price fluctuation limit.
NYMEX Platinum	Accountability Levels: any one month: 1,500 net futures / all months: 1,500 net futures. Position Limits: 150 net futures in the expiration month.	There is no maximum daily price fluctuation limit.
COMEX Silver	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures. Position Limits: 1,500 net futures in the expiration month.	There is no maximum daily price fluctuation limit.
ICE-Canada Canola Oil	Accountability Levels: None. Position Limits: 1000 net futures in the spot month.	CDN$45.00 above or below previous settlement. If the settlement price of any two (2) contract months is at the regular daily limits, the limits shall be expanded on the following day to CDN$60.00. When settlement prices do not meet the this two-month criteria, daily limits will revert to their regular levels on the following trading session.
ICE-US Cocoa	Accountability Levels: any one month: 6,000 net futures / all months: 6,000 net futures. Position Limits: 1,000 net futures for any month for which delivery notices have or may be issued.	There is no maximum daily price fluctuation limit.
ICE-US Coffee “C”	Accountability Levels: any one month: 5,000 net futures / all months: 5,000 net futures. Position Limits: 500 net futures for any month for which delivery notices have or may be issued.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE-US Cotton	Accountability Levels: none. Position Limits: spot month: 300 net futures / any one month: 3,500 net futures / all months: 5,000 net futures.	$0.03 above or below previous day’s settlement price. Limit is subject to expansion in certain circumstances.
ICE-US World Sugar No. 11	Accountability Levels: any one month: 10,000 net futures / all months: 15,000 net futures. Position Limits: 5,000 net futures in the spot month.	There is no maximum daily price fluctuation limit.

Price Volatility

Despite daily price limits, the price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in futures contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because the Funds invests a significant portion of their assets in futures contracts, the assets of the Funds, and therefore the price of each Fund’s Units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if a Fund’s futures positions have declined in value, the Fund may be required to post “variation margin” to cover this decline. Alternatively, if a Fund’s futures positions have increased in value, this increase will be credited to the Fund’s account.

What is the Commodity Index?

The Commodity Index was developed based upon academic research by Yale University professors Gary B. Gorton and K. Geert Rouwenhorst, and Hitotsubashi University professor Fumio Hayashi. The Commodity Index is designed to reflect the performance of a fully margined or collateralized portfolio of 14 Eligible Commodity Futures Contracts with equal weights, selected each month from a universe of the 27 Eligible Commodity Futures Contracts. The Commodity Index is rules-based and rebalanced monthly based on observable price signals. In this context, the term “rules-based” is meant to indicate that the composition of the Commodity Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are eligible to be included in the Commodity Index. Such formulas are not subject to adjustment based on other factors. The overall return on the Commodity Index is generated by two components: (i) uncollateralized returns from the Benchmark Component Commodity Futures Contracts comprising the Commodity Index and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Commodity Index.

The Commodity Index is composed of physical non-financial commodity futures contracts with active and liquid markets traded upon futures exchanges in major industrialized countries. The futures contracts are denominated in U.S. dollars and weighted equally by notional amount. The Commodity Index currently reflects commodities in six commodity sectors: energy (e.g., crude oil, natural gas, heating oil, etc.), precious metals (e.g., gold, silver platinum), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), softs (e.g., sugar, cotton, coffee, cocoa), and livestock (e.g., live cattle, lean hogs, feeder cattle).

Table 1 below lists the eligible commodities, the relevant Futures Exchanges on which the Eligible Commodity Futures Contracts are listed and quotation details. Table 2 lists the Eligible Commodity Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Crude Oil (Brent)	Crude Oil	ICE-UK	1,000 barrels	USD/barrel
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel
Gas Oil	Gas Oil	ICE-UK	100 metric tons	USD/metric ton
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending “RBOB”	NYMEX	42,000 gallons	U.S. cents/gallon
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Soybean Oil	Soybean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton
Wheat (Soft Red Winter)	Wheat (Soft Red Winter)	CBOT	5,000 bushels	U.S. cents/bushel
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound
Lead	Lead	LME	25 metric tons	USD/metric ton
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Tin	Tin	LME	5 metric tons	USD/metric ton
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Cocoa	Cocoa	ICE-US	10 metric tons	USD/metric ton
Coffee	Coffee “C”	ICE-US	37,500 lbs	U.S. cents/pound
Cotton	Cotton	ICE-US	50,000 lbs	U.S. cents/pound
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound

TABLE 2

Commodity Symbol	Commodity Name	Sector	Allowed Contracts	Max. tenor
CO	Brent Crude	Energy	All 12 Calendar Months	12
CL	Crude Oil	Energy	All 12 Calendar Months	12
QS	Gas Oil	Energy	All 12 Calendar Months	12
HO	Heating Oil	Energy	All 12 Calendar Months	12
NG	Natural Gas	Energy	All 12 Calendar Months	12
XB	RBOB	Energy	All 12 Calendar Months	12
FC	Feeder Cattle	Livestock	Jan, Mar, Apr, May, Aug, Sep, Oct, Nov	5
LH	Lean Hogs	Livestock	Feb, Apr, Jun, Jul, Aug, Oct, Dec	5
LC	Live Cattle	Livestock	Feb, Apr, Jun, Aug, Oct, Dec	5
BO	Soybean Oil	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
C	Corn	Grains	Mar, May, Jul, Sep, Dec	12
S	Soybeans	Grains	Jan, Mar, May, Jul, Aug, Sep, Nov	12
SM	Soymeal	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
W	Wheat (Soft Red Winter)	Grains	Mar, May, Jul, Sep, Dec	7
LA	Aluminum	Industrial Metals	All 12 Calendar months	12
HG	Copper	Industrial Metals	All 12 Calendar Months	12
LL	Lead	Industrial Metals	All 12 Calendar Months	7
LN	Nickel	Industrial Metals	All 12 Calendar Months	7
LT	Tin	Industrial Metals	All 12 Calendar Months	7
LX	Zinc	Industrial Metals	All 12 Calendar Months	7
GC	Gold	Precious Metals	Feb, Apr, Jun, Aug, Oct, Dec	12
PL	Platinum	Precious Metals	Jan, Apr, Jul, Oct	5
SI	Silver	Precious Metals	Mar, May, Jul, Sep, Dec	5
CC	Cocoa	Softs	Mar, May, Jul, Sep, Dec	7
KC	Coffee	Softs	Mar, May, Jul, Sep, Dec	7
CT	Cotton	Softs	Mar, May, Jul, Dec	7
SB	Sugar	Softs	Mar, May, Jul, Oct	7

Prior to the end of each month, SummerHaven Indexing determines the composition of the Commodity Index and provides such information to Bloomberg, L.P. Values of the Commodity Index are computed by Bloomberg, L.P. and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Commodity Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SDCITR:IND”. Only settlement and last-sale prices are used in the Commodity Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Commodity Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Commodity Index value is based on the settlement prices of the Benchmark Component Commodity Futures Contracts, and explains why the underlying Commodity Index often closes at or near the high or low for the day.

Composition of the Commodity Index

The composition of the Commodity Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USCI. Neither the SDCI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Commodity Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Commodity Index that cannot be adequately reflected in this description of the Commodity Index. All questions of interpretation with respect to the application of the provisions of the SDCI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Commodity Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Commodity Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to an Eligible Commodity Futures Contract, SummerHaven Indexing may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the Commodity Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Commodity Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Commodity Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

If a Benchmark Component Commodity Futures Contract is eliminated and there is no replacement contract, the underlying commodity will necessarily drop out of the Commodity Index. The designation of a replacement contract, or the elimination of a commodity from the Commodity Index because of the absence of a replacement contract, could affect the value of the Commodity Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Commodity Index.

Commodity Selection

14 of the 27 Eligible Commodity Future Contracts are selected for inclusion in the Commodity Index for the next month, subject to the constraint that each of the six commodity sectors is represented by at least one commodity. The methodology used to select the 14 Benchmark Component Commodity Futures Contracts is based solely on quantitative data using observable futures prices and is not subject to human bias.

Monthly commodity selection is a two-step process based upon examination of the relevant futures prices for each commodity:

1) The annualized percentage price difference between the closest-to-expiration Benchmark Component Commodity Futures Contract and the next closest-to-expiration Benchmark Component Commodity Futures Contract is calculated for each of the 27 Eligible Commodity Futures Contracts on the Selection Date. The seven commodities with the highest percentage price difference are selected. A hypothetical example is included below, with the seven selected commodities shaded below:

Eligible Commodity	Percentage Price Difference	Ranking
Crude Oil (Brent)	-4.75%	13
Crude Oil (WTI)	-5.01%	14
Gas Oil	20.78%	1
Heating Oil	-7.87%	21
Natural Gas	-19.92%	25
Unleaded Gasoline (RBOB)	1.27%	5
Feeder Cattle	-27.42%	27
Lean Hogs	-20.68%	26
Live Cattle	14.31%	3
Soybean Oil	-6.70%	20
Corn	-17.58%	24
Soybeans	-5.12%	16
Soybean Meal	3.23%	4
Wheat (Soft Red Winter)	-15.41%	23
Aluminum	-6.61%	19
Copper	-0.69%	9
Lead	-4.66%	12
Nickel	-0.57%	6
Tin	-1.83%	11
Zinc	-5.33%	17
Gold	-0.64%	8
Platinum	-1.42%	10
Silver	-0.62%	7
Cocoa	-5.09%	15
Coffee	-10.26%	22
Cotton	-6.18%	18
Sugar	16.81%	2

2) For the remaining 20 eligible commodities, the percentage price change of each commodity over the previous year is calculated, as measured by the change in the price of the closest-to-expiration Eligible Commodity Futures Contract on the Selection Date from the price of the closest-to-expiration Eligible Commodity Futures Contract a year prior to the Selection Date. The seven commodities with the highest percentage price change are selected. A hypothetical example is included below, with the next seven selected commodities shaded below (the selected commodities are ranked 1 – 7):

Eligible Commodity	Percentage Price Change	Ranking
Crude Oil (Brent)	40.26%	10
Crude Oil (WTI)	68.10%	6
Heating Oil	67.65%	7
Natural Gas	10.88%	17
Feeder Cattle	12.41%	16
Lean Hogs	17.07%	14
Soybean Oil	26.94%	11
Corn	-3.16%	19
Soybeans	4.86%	18
Wheat (Soft Red Winter)	-7.69%	20
Aluminum	66.67%	8
Copper	88.22%	3
Lead	73.54%	5
Tin	77.57%	4
Zinc	97.61%	1
Gold	15.77%	15
Platinum	56.47%	9
Cocoa	18.03%	12
Coffee	17.68%	13
Cotton	97.05%	2

When evaluating the data from the second step, all six commodity sectors must be represented. If the selection of the seven additional commodities with the highest price change fails to meet the overall diversification requirement that all six commodity sectors are represented in the Commodity Index, the commodity with the highest price change among the commodities of the omitted sector(s) would be substituted for the commodity with the lowest price change among the seven additional commodities.

The 14 commodities selected are included in the Commodity Index for the next month on an equally-weighted basis. Due to the dynamic monthly commodity selection, the sector weights will vary from approximately 7% to 43% over time, depending on the price observations each month. The Selection Date for the Commodity Index is the fifth business day prior to the first business day of the next calendar month.

The following graph shows the sector weights of the commodities selected for inclusion in the Commodity Index as of November 2010.

SDCI Sector Weights as of November 2010

Contract Selection

For each commodity selected for inclusion into the Commodity Index for that month, the Commodity Index selects a specific Benchmark Component Commodity Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Benchmark Component Commodity Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a contract remains in the Commodity Index, as long as the contract does not enter expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by an equally-weighted position in the commodity contracts determined on the Selection Date. At the end of the Rebalancing Period the Commodity Index takes an equal-weight position of approximately 7.14% in each of the selected commodity contracts.

Commodity Index Return Calculation

The percentage excess return equals the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the Commodity Index changes its contract holdings during a four day period.

The value of the SDCI Excess Return (“SDCI ER”) at the end of a business day “t” is equal to the SDCI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

The Commodity Index is rebalanced during the Rebalancing Period. At the end of the first day of the Rebalancing Period, the signals are observed and on the second day a new portfolio is constructed that is equally weighted in terms of notional positions in the newly selected contracts.

Total Return Calculation

The value of the SDCI Total Return (“SDCI TR”) on any business day is equal to the product of (i) the value of the SDCI TR on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s SDCI ER returns and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SDCI TR will be calculated and published by Bloomberg, L.P.

Commodity Index Base Level

The SDCI TR was set to 100 on January 2, 1991.

Holiday Schedule

The SDCI TR will not be computed on the following weekdays in 2010:

January 1
January 18
February 15
April 2
May 31
July 5
September 6
November 25
December 24

The SDCI TR will not be computed on the following weekdays in 2011:

January 17
February 21
April 22
May 30
July 4
September 5
November 24

The holiday schedule is subject to change. USCI will not accept order for Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Commodity Index from December 31, 1997 through September 30, 2010.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Commodity Index was launched on December 18, 2009, there is only actual performance history of the Commodity Index from that date to present. This data is available for periods prior to December 18, 2009. However, the components of the Commodity Index and the weighting of the components of the Commodity Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. As a result, the table below reflects how the Commodity Index would have performed during the prior 10 years had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Commodity Index. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period
from December 31, 1997 through October 31, 2010

Year	Ending Level	Annual Return
1997	225.020
1998	185.543	-17.54%
1999	236.420	27.42%
2000	331.115	40.05%
2001	303.456	-8.35%
2002	380.074	25.25%
2003	479.254	26.09%
2004	592.263	23.58%
2005	781.942	32.03%
2006	1115.816	42.70%
2007	1518.705	36.11%
2008	1175.767	-22.58%
2009	1532.841	30.37%
2010 (YTD)	1654.508	7.94%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Summerhaven Dynamic Commodity Index Year-Over-Year
Hypothetical Total Returns (1998 – 10/2010 YTD)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Commodity Index in comparison with the actual total return of three major indexes between December 31, 1997 and October 31, 2010.

	Hypothetical and Historical Results for the period from December 31, 1997 through October 31, 2010
	DJ-UBS TR	S&P GSCI TR	DB LCI OY TR	SDCI TR
Total return	91%	46%	3556%	6359%
Average Annual return (total)	7.95%	8.01%	15.54%	19.33%
Annualized volatility	17.29%	24.73%	19.76%	15.93%
Annualized Sharpe Ratio	0.28	0.20	0.62	1.00

The table above shows the performance of the Commodity Index from December 31, 1997 through October 31, 2010 in comparison with three traditional commodities indices: the S&P GSCI Commodity Index (GSCI®) Total Return, Dow Jones-UBS Commodity Index Total ReturnSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Total ReturnTM. The data for the SDCI Total Return Index is derived by using the Commodity Index’s calculation methodology with historical prices for the futures contracts comprising the Commodity Index.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 1997 through October 31, 2010; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then it’s Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the

90 Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but management believes it is a useful tool for investors to consider when making investment decisions.

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

10 Year Comparison of Index Returns of the DJ-UBS TR, S&P GSCI TR,
DB LCI OY TR, and the Hypothetical Returns of the SDCI TR
(10/31/00 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Index in comparison with the actual total return of three major indexes over a 5 year period.

Five Year Comparison of Index Returns of the DJ-UBS TR, S&P GSCI TR,
DB LCI OY TR, and the Hypothetical Returns of the SDCI TR
(10/31/05 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What is the Metals Index?

The Metals Index is a metal sector index designed to broadly represent industrial and precious metals while overweighting the components that are assessed to be in a low inventory state and underweighting the components assessed to be in a high inventory state.

The Metals Index consists of ten metals — six base metals and four precious metals. The base metals are aluminum, copper, zinc, nickel, tin, and lead. The precious metals are gold, silver, platinum, and palladium. Each metal is assigned a base weight based on an assessment of market liquidity and the metal’s overall economic importance.

Academic research by Professors Gorton, Rouwenhorst and Hayashi has shown that commodities in relatively low inventory states tend to have higher returns than commodities in relatively high inventory states. Furthermore, relative inventory comparisons can be estimated by the price-based signals momentum and basis. Momentum is the percentage price change in a commodity over the previous year. Basis is the annualized percentage difference between the nearest-to-maturity contract and the second nearest-to-maturity contract. Using these price-based signals, metals determined to be in low inventory state will be weighted more heavily, and metals in high inventory state will be weighted less heavily during any given month.

The Metals Index is rules-based and is rebalanced monthly based on observable price signals described above. In this context, the term “rules-based” is meant to indicate that the composition of the Metals Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are included in the Metals Index. Such formulas are not subject to adjustment based on other factors.

The overall return on the Metals Index is generated by two components: (i) uncollateralized returns from the Benchmark Component Metals Futures Contracts comprising the Metals Index, and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Metals Index.

Table 1 below lists the eligible metals, the relevant Futures Exchange on which each Benchmark Component Metals Futures Contract is listed and quotation details. Table 2 lists the Benchmark Component Metals Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound
Lead	Lead	LME	25 metric tons	USD/metric ton
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Tin	Tin	LME	5 metric tons	USD/metric ton
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Palladium	Palladium	NYMEX	100 troy oz.	USD/troy oz.

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
Aluminum	LA	All 12 calendar months	12
Copper	HG	All 12 calendar months	12
Lead	LL	All 12 calendar months	7
Nickel	LN	All 12 calendar months	7
Tin	LT	All 12 calendar months	7
Zinc	LX	All 12 calendar months	7
Gold	GC	Feb, April, June, Aug, Oct, Dec	12
Silver	SI	March, May, July, Sep, Dec	5
Platinum	PL	Jan, April, July, Oct	5
Palladium	PA	March, June, Sept, Dec	5

Prior to the end of each month, SummerHaven Indexing determines the composition of the Metals Index and provides such information to [_____________]. Values of the Metals Index are computed by [_____________] and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Metals Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol ``[____]”. Only settlement and last-sale prices are used in the Metals Index’s calculation, bids and offers are not recognized; including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Metals Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Metals Index value is based on the settlement prices of the Benchmark Component Metals Futures Contracts, and explains why the underlying Metals Index often closes at or near the high or low for the day.

Composition of the Metals Index

The composition of the Metals Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USMI. Neither the SDMI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Metals Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Metals Index that cannot be adequately reflected in this description of the Metals Index. All questions of interpretation with respect to the application of the provisions of the SDMI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Metals Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Metals Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to a particular Benchmark Component Metals Futures Contract, SummerHaven Indexing may designate a replacement contract on the particular metal. The replacement contract must satisfy the eligibility criteria for inclusion in the Metals Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Metals Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Metals Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

If a Benchmark Component Metals Futures Contract is eliminated and there is no replacement contract, the underlying metal will necessarily drop out of the Metals Index. The designation of a replacement contract, or the elimination of a metal from the Metals Index because of the absence of a replacement contract, could affect the value of the Metals Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Metals Index.

Commodity Weighting

Each of the Benchmark Component Metals Futures Contracts will remain in the Metals Index from month to month. Weights for each of the Benchmark Component Metals Futures Contracts are determined for the next month. The methodology used to calculate the Metals Index weighting is based solely on quantitative data using observable futures prices and is not subject to human bias.

The monthly weighting selection is a three-step process based upon examination of the relevant futures prices for each metal:

1) The annualized percentage price difference between the closest-to-expiration Benchmark Component Metals Futures Contract and the next closest-to-expiration Benchmark Component Metals Futures Contract is calculated for each of the 10 eligible metals on the Selection Date. The three metals with the highest percentage price difference are selected. A hypothetical example is included below, with the three selected commodities shaded below (the selected metals are ranked 1 – 3):

Eligible Commodity	Percentage Price Difference	Ranking
Aluminum	-0.91%	7
Copper	9.82%	1
Lead	-0.71%	6
Nickel	5.85%	3
Tin	9.45%	2
Zinc	-2.23%	8
Gold	5.76%	4
Silver	0.10%	5
Platinum	-6.97%	10
Palladium	-6.50%	9

2) For the remaining seven eligible metals, the percentage price change of each metal over the previous year is calculated, as measured by the change in the price of the closest-to-expiration Benchmark Component Metals Futures Contract on the Selection Date from the price of the closest-to-expiration Benchmark Component Metals Futures Contract a year prior to the Selection Date. The two metals with the highest percentage price change are selected. A hypothetical example is included below, with the next two selected metals shaded below (the selected metals are ranked 1 – 2):

Eligible Commodity	Percentage Price Change	Ranking
Aluminum	-18.37%	6
Lead	-26.96%	7
Zinc	3.34%	4
Gold	49.00%	1
Silver	18.67%	2
Platinum	4.90%	3
Palladium	-12.64%	5

3) For the five metals selected through basis (step 1) and momentum (step 2), each metal’s weight is increased by 3% above its base weighting for the following month. For the remaining five metals not selected, each metal’s weight is decreased by 3% below its base weighting for the following month. A hypothetical example is included below, with the five selected metals shaded below:

Eligible Commodity	Base Weighting	Monthly Metals Index Weighting
Aluminum	15.0%	12.0%
Copper	19.0%	22.0%
Lead	4.0%	1.0%
Nickel	10.0%	13.0%
Tin	4.0%	7.0%
Zinc	10.0%	7.0%
Gold	15.0%	18.0%
Silver	15.0%	18.0%
Platinum	4.0%	1.0%
Palladium	4.0%	1.0%

Due to the dynamic monthly metal weighting calculation, the individual metal weights will vary over time, depending on the price observations each month. The Selection Date for the Metals Index is the fifth business day prior to the first business day of the next calendar month.

The following graph shows the metal weights of the metals selected for inclusion in the Metals Index as of November 2010.

SDMI Commodity Weights
as of November 2010

Contract Selection

For each metal in the Metals Index, the index selects a specific Benchmark Component Metals Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Benchmark Component Metals Futures Contract within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a Benchmark Component Metals Futures Contract remains in the Metals Index, as long as the contract does not enter expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by the new metals weights for the Benchmark Component Metals Futures Contract determined on the Selection Date.

Metals Index Return Calculation

The percentage excess return equals the percentage change of the market values of the underlying Benchmark Component Metals Futures Contracts. During the Rebalancing Period, the Metals Index changes its contract holdings and weightings during a four day period.

The value of the SDMI Excess Return (“SDMI ER”) at the end of a business day “t” is equal to the SDMI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

The Metals Index is rebalanced during the last 4 business days of each calendar month, when existing positions are replaced by new positions and weightings based on the signals used for contract selection as outlined above.

Total Return Calculation

The value of the SDMI Total Return (“SDMI TR”) on any business day is equal to the product of (i) the value of the SDMI TR on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s SDMI ER returns and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SDMI TR will be calculated and published by [______________________].

Metals Index Base Level

The SDMI TR was set to 100 on January 2, 1991.

Holiday Schedule

The SDMI TR will not be computed on the following weekdays in 2011:

January 17
February 21
April 22
May 30
July 4
September 5
November 24

The holiday schedule is subject to change. USMI will not accept Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Metals Index from December 31, 1997 through October 31, 2010.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Metals Index was launched on September 23, 2010, there is no actual performance history of the Metals Index to present. However, the components of the Metals Index and the weighting of the components of the Metals Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to September 23, 2010. As a result, the table below reflects how the Metals Index would have performed from December 31, 1997 through October 31, 2010 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Metals Index. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period
from December 31, 1997 through October 31, 2010

Year	Ending Level	Annual Return
1997	126.152
1998	118.035	-6.43%
1999	152.292	29.02%
2000	161.868	6.29%
2001	140.224	-13.37%
2002	150.366	7.23%
2003	212.818	41.53%
2004	262.652	23.42%
2005	347.386	32.26%
2006	589.403	69.67%
2007	669.439	13.58%
2008	425.151	-36.49%
2009	735.929	73.10%
2010 (YTD)	860.455	16.92%

Summerhaven Dynamic Metals Index Year-Over-Year
Hypothetical Total Returns (1998 – 10/2010 YTD)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Metals Index in comparison with the actual total return of three major indexes between December 31, 1997 and October 31, 2010.

	Hypothetical and Historical Results for the period from December 31, 1997 through October 31, 2010
	DJ-UBS Industrial Metals TR	RICI Metals TR	DB LCI OY Industrial Metals TR	SDMI TR
Total return	230%	418%	299%	582%
Average annual return (total)	16.47%	17.94%	18.84%	20.79%
Annualized volatility	23.01%	17.87%	21.72%	18.69%
Annualized Sharpe ratio	0.58	0.82	0.72	0.94

The table above shows the performance of the Metals Index from December 31, 1997 through October 31, 2010 in comparison with three traditional metals indices: the Rogers International Commodity Index® — Metals Total Return, Dow Jones-UBS Industrial Metals Total Return Sub-indexSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Industrial Metals Total ReturnTM. The data for the SDMI Total Return Index is derived by using the Metals Index’s calculation methodology with historical prices for the futures contracts comprising the Metals Index.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 1997 to October 31, 2010; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90 Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but management believes it is a useful tool for investors to consider when making investment decisions.

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

10 Year Comparison of Index Returns of the DJ-UBS IM TR, RICI Metals
TR, DB LCI OY IM TR, and the Hypothetical Returns of the SDMI TR
(10/31/00 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Metals Index in comparison with the actual total return of three major indexes over a 5 year period.

Five Year Comparison of Index Returns of the DJ-UBS IM TR, RICI Metals
TR, DB LCI OY IM TR, and the Hypothetical Returns of the SDMI TR
(10/31/05 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What is the Agriculture Index?

The Agriculture Index is an agricultural sector index designed to broadly represent major agricultural commodities while overweighting the components that are assessed to be in a low inventory state and underweighting the components assessed to be in a high inventory state.

The Agriculture Index consists of fourteen agricultural markets: soybeans, corn, soft red winter wheat, hard red winter wheat, soybean oil, soybean meal, canola, sugar, cocoa, coffee, cotton, live cattle, feeder cattle and lean hogs. Each agricultural commodity is assigned a base weight based on an assessment of market liquidity and the commodity’s overall economic importance. Each commodity is US Dollar based, with the exception of canola, which is quoted in Canadian Dollars and converted to US Dollars for the purpose of the Agriculture Index calculation.

Academic research by Professors Gorton, Rouwenhorst and Hayashi has shown that commodities in relatively low inventory states tend to have higher returns than commodities in relatively high inventory states. Furthermore, relative inventory comparisons can be estimated by the price-based signals momentum and basis. Momentum is the percentage price change in a commodity over the previous year. Basis is the annualized percentage difference between the nearest-to-maturity contract and the second nearest-to-maturity contract. Using these price-based signals, agricultural commodities determined to be in low inventory state will be weighted more heavily, and agricultural commodities in high inventory state will be weighted less heavily during any given month.

The Agriculture Index is rules-based and rebalanced monthly based on observable price signals described above. In this context, the term “rules-based” is meant to indicate that the composition of the Agriculture Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are included in the Agriculture Index. Such formulas are not subject to adjustment based on other factors.

The overall return on the Agriculture Index is generated by two components: (i) uncollateralized returns from the Benchmark Component Agriculture Futures Contracts comprising the Agriculture Index and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Agriculture Index.

Table 1 below lists the eligible agricultural commodities, the relevant Futures Exchange on which each Benchmark Component Agriculture Futures Contract is listed and quotation details. Table 2 lists the Benchmark Component Agriculture Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Soft Red Winter Wheat	Soft Red Winter Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Hard Red Winter Wheat	Hard Red Winter Wheat	KCBT	5,000 bushels	U.S. cents/bushel
Bean Oil	Bean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton
Coffee	Coffee “C”	ICE-US	37,500 lbs.	U.S. cents/pound
Cocoa	Cocoa	ICE-US	10 metric tons	USD/metric ton
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound
Canola	Canola	ICE-CANADA	20 tonnes	$CAD/tonne
Cotton	Cotton	ICE-US	50,000 lbs.	U.S. cents/pound
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
Soybeans	S	Jan, Mar, May, July, Aug, Sep, Nov,	12
Corn	C	Mar, May, July, Sep, Dec	12
Soft Red Winter Wheat	W	Mar, May, July, Sep, Dec	7
Hard Red Winter Wheat	KW	Mar, May, July, Sep, Dec	5
Bean Oil	BO	Jan, Mar, May, July, Aug, Sep, Oct, Dec	7
Soybean Meal	SM	Jan, Mar, May, July, Aug, Sep, Oct, Dec	7
Coffee	KC	Mar, May, July, Sep, Dec	7
Cocoa	CC	Mar, May, July, Sep, Dec	7
Sugar	SB	Mar, May, July, Oct,	7
Canola	RS	Jan, Mar, May, July, Nov	5
Cotton	CT	Mar, May, July, Dec	7
Feeder Cattle	FC	Jan, Mar, April, May, Aug, Sep, Oct, Nov	5
Live Cattle	LC	Feb, April, June, Aug, Oct, Dec	5
Lean Hogs	LH	Feb, April, June, July, Aug, Oct, Dec	5

Prior to the end of each month, SummerHaven Indexing determines the composition of the Agriculture Index and provides such information to [_____________]. Values of the Agriculture Index are computed by [_____________] and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Agriculture Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol “[____]”. Only settlement and last-sale prices are used in the Agriculture Index’s calculation, bids and offers are not recognized; including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Agriculture Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Agriculture Index value is based on the settlement prices of the Benchmark Component Agriculture Futures Contracts, and explains why the underlying Agriculture Index often closes at or near the high or low for the day.

Currency Conversion

Canola seed futures trade on the ICE Futures Canada and are denominated in Canadian dollars. Canola futures prices are divided by the USD/CAD foreign exchange spot price for purposes of index calculation and commodity weighting calculations. The USD/CAD price used for canola futures for the daily Agriculture Index value is the 3:00pm EST USD/CAD price quoted by Bloomberg under currency ticker “USDCAD F150”.

Composition of the Agriculture Index

The composition of the Agriculture Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USAI. Neither the SDAI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Agriculture Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Agriculture Index that cannot be adequately reflected in this description of the Agriculture Index. All questions of interpretation with respect to the application of the provisions of the SDAI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Agriculture Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Agriculture Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to a particular Benchmark Component Agriculture Futures Contract, SummerHaven Indexing may designate a replacement contract on the particular agricultural commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the Agriculture Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Agriculture Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Agriculture Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

If a Benchmark Component Agriculture Futures Contract is eliminated and there is no replacement contract, the underlying agricultural commodity will necessarily drop out of the Agriculture Index. The designation of a replacement contract, or the elimination of an agricultural commodity from the Agriculture Index because of the absence of a replacement contract, could affect the value of the Agriculture Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Agriculture Index.

Commodity Weighting

Each of the Benchmark Component Agriculture Futures Contracts will remain in the Agriculture Index from month to month. Weights for each of the Benchmark Component Agriculture Futures Contracts in the Agriculture Index are determined for the next month. The methodology used to calculate the Agriculture Index weighting is based solely on quantitative data using observable futures prices and is not subject to human bias.

The monthly weighting selection is a three-step process based upon examination of the relevant futures prices for each agricultural commodity:

1) The annualized percentage price difference between the closest-to-expiration Benchmark Component Agriculture Futures Contract and the next closest-to-expiration Benchmark Component Agriculture Futures Contract is calculated for each of the 14 eligible agricultural commodities on the Selection Date. The four agricultural commodities with the highest percentage price difference are selected. A hypothetical example is included below, with the three selected commodities shaded below (the selected agricultural commodities are ranked 1 – 4):

Eligible Commodity	Percentage Price Difference	Ranking
Soybeans	-1.87%	10
Corn	8.50%	1
Soft Red Winter Wheat	3.91%	5
Hard Red Winter Wheat	5.18%	3
Bean Oil	1.49%	7
Soybean Meal	3.51%	6
Coffee	-7.29%	13
Cocoa	-9.81%	14
Sugar	6.31%	2
Canola	-4.90%	11
Cotton	5.14%	4
Feeder Cattle	-0.85%	8
Live Cattle	-1.30%	9
Lean Hogs	-5.96%	12

2) For the remaining 10 eligible agricultural commodities, the percentage price change of each agricultural commodity over the previous year is calculated, as measured by the change in the price of the closest-to-expiration Benchmark Component Agriculture Futures Contract on the Selection Date from the price of the closest-to-expiration Benchmark Component Agriculture Futures Contract a year prior to the Selection Date. The three agricultural commodities with the highest percentage price change are selected. A hypothetical example is included below, with the next two selected agricultural commodities shaded below (the selected agricultural commodities are ranked 1 – 3):

Eligible Commodity	Percentage Price Change	Ranking
Soybeans	5.33%	5
Soft Red Winter Wheat	9.38%	4
Bean Oil	5.10%	6
Soybean Meal	31.96%	2
Coffee	39.44%	1
Cocoa	-37.67%	9
Canola	-48.17%	10
Feeder Cattle	15.80%	3
Live Cattle	-12.28%	8
Lean Hogs	-6.33%	7

3) For the seven commodities selected through basis (step 1) and momentum (step 2), each commodity weight is increased by 2% above its base weighting for the following month. For the remaining seven commodities not selected, each commodity weight is decreased by 2% below its base weighting for the following month. A hypothetical example is included below, with the five selected commodities shaded below:

Eligible Commodity	Base Weighting	Monthly Agriculture Index Weighting
Soybeans	12.5%	10.5%
Corn	12.5%	14.5%
Soft Red Winter Wheat	8.0%	6.0%
Hard Red Winter Wheat	4.0%	6.0%
Bean Oil	3.0%	1.0%
Soybean Meal	6.0%	8.0%
Coffee	10.0%	12.0%
Cocoa	6.0%	4.0%
Sugar	10.0%	12.0%
Canola	3.0%	1.0%
Cotton	6.0%	8.0%
Feeder Cattle	3.0%	5.0%
Live Cattle	10.0%	8.0%
Lean Hogs	6.0%	4.0%

Due to the dynamic monthly agricultural commodity weighting calculation, the individual agricultural commodity weights will vary over time, depending on the price observations each month. The Selection Date for the Agriculture Index is the fifth business day prior to the first business day of the next calendar month.

The following graph shows the agricultural commodity weights of the agricultural commodities selected for inclusion in the Agriculture Index as of November 2010.

SDAI Commodity Weights
as of November 2010

Contract Selection

For each agricultural commodity in the Agriculture Index, the index selects a specific Benchmark Component Agriculture Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Benchmark Component Agriculture Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for that month if a Benchmark Component Agriculture Futures Contract remains in the Agriculture Index, as long as the contract does not enter expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by the new commodity weights for the commodity contracts determined on the Selection Date.

Currency Conversion

Canola futures are denominated and quoted in Canadian dollars.

Agriculture Index Return Calculation

The percentage excess return equals the percentage change of the market values of the underlying Benchmark Component Agriculture Futures Contracts. During the Rebalancing Period, the Agriculture Index changes its contract holdings and weightings during a four day period.

The value of the SDAI Excess Return (“SDAI ER”) at the end of a business day “t” is equal to the SDAI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

The Agriculture Index is rebalanced during the last 4 business days of each calendar month, when existing positions are replaced by new positions and weightings based on the signals used for contract selection as outlined above.

Total Return Calculation

The value of the SDAI Total Return (“SDAI TR”) on any business day is equal to the product of (i) the value of the SDAI TR on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s SDAI ER returns and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SDAI TR will be calculated and published by [____________________].

Agriculture Index Base Level

The SDAI TR was set to 100 on January 2, 1991.

Holiday Schedule

The SDAI TR will not be computed on the following weekdays in 2011:

January 17
February 21
April 22
May 30
July 4
September 5
November 24

The holiday schedule is subject to change. USAI will not accept Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Agriculture Index from December 31, 1997 through October 31, 2010.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE

SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Agriculture Index was launched on September 23, 2010, there is no actual performance history of the Agriculture Index to present. However, the components of the Agriculture Index and the weighting of the components of the Agriculture Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to September 23, 2010. As a result, the table below reflects how the Agriculture Index would have performed from December 31, 1997 through October 31, 2010 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Agriculture Index. Such fees and expenses would reduce the performance returns shown in the table below.

Hypothetical Performance Results for the period
from December 31, 1997 through October 31, 2010

Year	Ending Level	Annual Return
1997	215.499
1998	167.323	-22.36%
1999	153.241	-8.42%
2000	167.805	9.50%
2001	150.407	-10.37%
2002	179.705	19.48%
2003	201.497	12.13%
2004	213.353	5.88%
2005	231.652	8.58%
2006	259.773	12.14%
2007	315.849	21.59%
2008	261.024	-17.36%
2009	282.237	8.13%
2010 (YTD)	343.258	21.62%

Summerhaven Dynamic Agriculture Index Year-Over-Year
Hypothetical Total Returns (1998 – 10/2010 YTD)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Agriculture Index in comparison with the actual total return of three major indexes from December 31, 1997 through October 31, 2010.

	Hypothetical and Historical Results for the period from December 31, 1997 through October 31, 2010
	DJ-UBS Ag TR	S&P GSCI Ag TR	DB LCI OY Ag TR	SDAI TR
Total return	-7%	40%	26%	59%
Average annual return (total)	1.99%	1.40%	3.79%	5.09%
Annualized volatility	19.85%	20.41%	19.15%	15.40%
Annualized Sharpe ratio	-0.04	-0.20	0.05	0.14

The table above shows the performance of the Agriculture Index from December 31, 1997 through October 31, 2010 in comparison with three traditional agricultural commodities indices: the S&P GSCI® Agriculture Index Total Return, Dow Jones-UBS Agriculture Total Return Sub-indexSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Total ReturnTM. The data for the SDAI Total Return Index is derived by using the Agriculture Index’s calculation methodology with historical prices for the futures contracts comprising the Agriculture Index.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 1997 to October 31, 2010; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90

Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but management believes it is a useful tool for investors to consider when making investment decisions.

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

10 Year Comparison of Index Returns of the DJ-UBS Ag TR, S&P GSCI Ag TR,
DB LCI OY Ag TR, and the Hypothetical Returns of the SDAI TR
(10/31/00 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Agriculture Index in comparison with the actual total return of three major indexes over a 5 year period.

Five Year Comparison of Index Returns of the DJ-UBS Ag TR, S&P GSCI Ag TR,
DB LCI OY Ag TR, and the Hypothetical Returns of the SDAI TR
(10/31/05 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What is the Copper Index?

The Copper Index is a single-commodity index designed to be an investment benchmark for copper as an asset class. The Copper Index is composed of copper futures contracts on the COMEX exchange. The Copper Index attempts to maximize backwardation and minimize contango while utilizing contracts in liquid portions of the futures curve.

The Copper Index is rules-based and is rebalanced monthly based on observable price signals described below in the section Contract Selection and Weighting. In this context, the term “rules-based” is meant to indicate that the composition of the Copper Index in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that are included in the Copper Index. Such formulas are not subject to adjustment based on other factors.

The overall return on the Copper Index is generated by two components: (i) uncollateralized returns from the Benchmark Component Copper Futures Contracts comprising the Copper Index, and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S Department of the Treasury. SummerHaven Indexing is the owner of the Copper Index.

Table 1 below lists the Futures Exchange on which the Eligible Copper Futures Contracts are listed and quotation details. Table 2 lists the Eligible Copper Futures Contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound

TABLE 2

Commodity Name	Commodity Symbol	Allowed Contracts	Max. Tenor
Copper	HG	All 12 calendar months	19

Prior to the end of each month, SummerHaven Indexing determines the composition of the Copper Index and provides such information to [_____________]. Values of the Copper Index are computed by [_____________] and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily Copper Index value at approximately 5:30 p.m., New York City time, under the index ticker symbol “[____]”. Only settlement and last-sale prices are used in the Copper Index’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying Copper Index may lag its theoretical value. This tendency to lag is evident at the end of the day when the Copper Index value is based on the settlement prices of the Benchmark Component Copper Futures Contracts, and explains why the underlying Copper Index often closes at or near the high or low for the day.

Composition of the Copper Index

The composition of the Copper Index on any given day, as determined and published by SummerHaven Indexing, is determinative of the benchmark for USCUI. Neither the SCI index methodology nor any set of procedures, however, are capable of anticipating all possible circumstances and events that may occur with respect to the Copper Index and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the Copper Index that cannot be adequately reflected in this description of the Copper Index. All questions of interpretation with respect to the application of the provisions of the SCI index methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SummerHaven Indexing.

Contract Expirations

Because the Copper Index is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the Copper Index for each commodity during a given year are designated by SummerHaven Indexing, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to an Eligible Copper Futures Contract, SummerHaven Indexing may designate a replacement contract. The replacement contract must satisfy the eligibility criteria for inclusion in the Copper Index. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the Copper Index. If that timing is not practicable, SummerHaven Indexing will determine the date of the replacement based on a number of factors, including the differences between the existing Benchmark Component Copper Futures Contract and the replacement contract with respect to contractual specifications and contract expirations.

The designation of a replacement contract could affect the value of the Copper Index, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the replacement contract. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the Copper Index.

Contract Selection and Weighting

Weights for each of the Benchmark Component Copper Futures Contracts are determined for the next month. The methodology used to calculate the Copper Index weighting is based solely on quantitative data using observable futures prices and is not subject to human bias.

The monthly weighting selection is a three-step process based upon examination of the relevant futures prices for copper:

1) On the Selection Date at the end of each month, the copper futures curve is assessed to be in either Backwardation or Contango. A futures curve in Backwardation occurs when the price of the nearest-to-maturity contract is greater than or equal to the price of the third nearest-to-maturity contract. These contracts will have expirations that are approximately two months apart. A curve not in Backwardation is defined as being in Contango, which occurs when the price of the nearest-to-maturity contract is less than the price of the third nearest-to-maturity contract.

2a) BACKWARDATION: If the copper futures curve is in Backwardation, the following occurs: The annualized percentage price difference between the closest-to-expiration Eligible Copper Futures Contract and the Eligible Copper Futures Contract is calculated for each of the four nearest Eligible Copper Futures Contracts on the Selection Date. The Copper Index takes equal positions in each of the two Eligible Copper Futures Contracts with the highest annualized percentage price difference.

A hypothetical example is included below, with the two selected eligible copper futures contracts shaded below (the selected commodities are ranked 1 and 2):

Copper Futures Contract	Expiration Date	Contract Price
Nearest-to-maturity	November-10	374.70
Third nearest-to-maturity	January-11	365.20

Eligible Copper Futures Contracts	Price	Annualized Percentage Price Difference	Ranking
January-11	365.20	10.47%	1
February-11	363.00	10.15%	4
March-11	359.70	10.36%	3
April-11	356.70	10.41%	2

2b) CONTANGO: If the futures curve is in Contango, then 50% of the Copper Index position is placed in the Backwardation portfolio (described above) with the remaining 50% placed in the nearest-to-maturity December Eligible Copper Futures Contract that has expiration more distant than the fourth nearest Eligible Copper Futures Contract.

A hypothetical example is included below, with the next two selected Eligible Copper Futures Contracts shaded below (the selected commodities are ranked 1 - 2):

Copper Futures Contract	Expiration Date	Contract Price
Nearest-to-maturity	November-10	374.00
Third nearest-to-maturity	January-11	375.70

Eligible Copper Futures Contracts	Price	Annualized Percentage Price Difference	Ranking
January-11	375.70	-1.97%	4
February-11	376.00	-1.78%	3
March-11	376.30	-1.59%	2
April-11	376.40	-1.37%	1

Due to the dynamic monthly weighting calculation, the individual weights will vary over time, depending on the price observations each month. The Selection Date for the Copper Index is the last business day of the calendar month.

The following graph shows the weights of the Benchmark Component Copper Futures Contracts selected for inclusion in the Copper Index as of November 2010.

SCI Contract Weights
as of November 2010

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period one fourth of the prior month portfolio positions are replaced by the new weights for the Benchmark Component Copper Futures Contracts determined on the Selection Date.

Copper Index Return Calculation

The percentage excess return equals the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the Copper Index changes its contract holdings and weightings during a four day period.

The value of the SCI Excess Return (“SCI ER”) at the end of a business day “t” is equal to the SCI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Rebalancing Period

The Copper Index is rebalanced during the first 4 business days of each calendar month, when existing positions are placed by new positions and weightings based on the signals used for contract selection on the last business day of the prior calendar month as outlined above.

Total Return Calculation

The value of the SCI Total Return (“SCI TR”) on any business day is equal to the product of (i) the value of the SCI TR on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s SCI ER returns and one business day’s interest from the hypothetical Treasury Bill portfolio. The value of the SCI TR will be calculated and published by [_________________].

Copper Index Base Level

The SCI TR was set to 100 on January 2, 1991.

Holiday Schedule

The SCI TR will not be computed on the following weekdays in 2011:

January 1
January 17
February 21
April 22
May 30

July 4
September 4
November 24

The holiday schedule is subject to change. USCUI will not accept Creation Baskets or Redemption Baskets on these days.

The table and chart below show the hypothetical performance of the Copper Index from December 31, 1997 through October 31, 2010.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

THE SPONSOR HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

Since the Copper Index was launched on November 4, 2010, there is no actual performance history of the Copper Index to present. However, the components of the Copper Index and the weighting of the components of the Copper Index are established each month based on purely quantitative data that is not subject to revisions based on other external factors. This data is available for periods prior to November 4, 2010. As a result, the table below reflects how the Copper Index would have performed from December 31, 1997 through October 31, 2010 had it been in effect during such time period. The performance data does not reflect any reinvestment or distribution profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the Copper Index. Such fees and expenses would reduce the performance returns shown in the table below.

Pro Forma Results for the period
from December 31, 1997 through October 31, 2010

Year	Ending Level	Annual Return
1997	156.600
1998	135.446	-13.51%
1999	172.362	27.26%
2000	174.987	1.52%
2001	139.711	-20.16%
2002	145.444	4.10%
2003	209.444	44.00%
2004	310.819	48.40%
2005	550.909	77.24%
2006	911.128	65.39%
2007	1059.165	16.25%
2008	497.182	-53.06%
2009	1153.122	131.93%
2010 (YTD)	1258.784	9.16%

Summerhaven Copper Index Year-Over-Year
Hypothetical Total Returns (1998 – 10/2010 YTD)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following table and chart compare the hypothetical total return of the Copper Index in comparison with the actual total return a major index and spot copper prices (less storage cost) over a 10 year period.

	Hypothetical and Historical Results for the period from December 31, 1997 through October 31, 2010
	DJ-UBS Copper TR	Spot Copper less Storage	SCI TR
Total return	465%	221%	704%
Average annual return (total)	23.33%	18.28%	27.13%
Annualized volatility	28.78%	27.89%	28.03%
Annualized Sharpe ratio	0.70	0.55	0.85

The table above shows the performance of the Copper Index from December 31, 1997 through October 31, 2010 in comparison with a traditional commodity index and spot copper prices: the Dow Jones-UBS Copper Subindex Total ReturnSM and spot copper prices less warehouse storage rents. The data for the SCI Total Return Index is derived by using the Copper Index’s calculation methodology with historical prices for the futures contracts comprising the Copper Index.

In the table above, ``Total Return” refers to the return of the relevant index from December 31, 1997 to October 31, 2010; ``Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and ``Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90 Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90 Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but management believes it is a useful tool for investors to consider when making investment decisions.

Source: SummerHaven Index Management, Bloomberg, LME

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

10 Year Comparison of Index Returns of the S&P GSCI Copper TR,
DJ-UBS Copper TR, Spot Copper price, Spot Copper Price less Storage Cost, and the Hypothetical Returns of the SCI TR (10/31/00 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg, LME

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the Copper Index in comparison with the actual total return of a major index and spot copper prices (less storage cost) over a 5 year period.

Five Year Comparison of Index Returns of the S&P GSCI Copper TR,
DJ-UBS Copper TR, Spot Copper price, Spot Copper Price less Storage Cost, and the Hypothetical Returns of the SCI TR (10/31/05 – 10/31/10)

Source: SummerHaven Index Management, Bloomberg, LME

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

What are Over-the-Counter Derivatives?

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, a Fund may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the commodities underlying the Applicable Benchmark Component Futures Contract, thereby enabling such Fund to track the Applicable Index without investing in Futures Contracts.

To reduce the credit risk that arises in connection with such contracts, a Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of a Fund will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. A Fund also may require that the counterparty be highly rated and/or provide collateral or other credit support.

Each Fund’s Investments in Treasury Securities, Cash and Cash Equivalents

Each Fund seeks to have the aggregate “notional” amount of the Commodity Interests it holds approximate at all times the Fund’s aggregate NAV. At any given time, however, most of a Fund’s investments will be in short-term Treasury Securities, cash and/or cash equivalents that support the Fund’s positions in Applicable Interests. For example, the purchase of an Applicable Benchmark Component Futures Contract with a stated or notional amount of $10 million would not require a Fund to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% – 20% of the notional amount, would be required. To secure its obligations under Applicable Benchmark Component Futures Contract, the applicable Fund would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasury Securities, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that the Fund is required to make on its Applicable Benchmark Component Futures Contracts. Other Related Investments typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of a Fund’s assets dedicated to Other Related Investments will also be held in Treasury Securities, cash and cash equivalents.

Each Fund earns interest income from the Treasury Securities and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned interest income will increase each Fund’s NAV. Each Fund applies the earned interest income to the acquisition of additional investments or uses it to pay its expenses. If a Fund reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What are the Trading Policies of the Funds?

Options on Applicable Benchmark Component Futures Contracts

In addition to Applicable Benchmark Component Futures Contracts, there are also a number of options on Applicable Benchmark Component Futures Contracts listed on the Futures Exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. A Fund may purchase and sell (write) options on Applicable Benchmark Component Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Applicable Benchmark Component Futures Contract. A Fund would make use of options on Applicable Benchmark Component Futures Contracts if, in the opinion of the Sponsor, such an approach would cause the Fund to more closely track the Applicable Index or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in commodity prices.

Liquidity

Each Fund invests only in Applicable Benchmark Component Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in OTC Applicable Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming the applicable Fund’s position.

Spot Commodities

While most futures contracts can be physically settled, the Funds do not intend to take or make physical delivery. However, a Fund may from time to time trade in Other Related Investments based on the spot price of commodities comprising the Applicable Index.

Leverage

The Sponsor endeavors to have the value of each Fund’s Treasury Securities, cash and cash equivalents, whether held by such Fund or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under such Fund’s Applicable Interests. Commodity pools’ trading positions in futures contracts or Other Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage the assets of any of the Funds, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by the Funds unless a Fund is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. The Funds do not plan to establish credit lines.

Pyramiding

The Funds do not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

In its capacity as the Custodian for each Fund, Brown Brothers Harriman & Co. holds each Fund’s Treasury Securities, cash and/or cash equivalents pursuant to a custodial agreement. The Custodian is also the registrar and transfer agent for each Fund’s Units. In addition, the Custodian serves as the Administrator for each Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of each Fund. For these services, each Fund pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is 50 Milk Street, Boston, MA 02109-3661. The Custodian is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. The Custodian is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Banking Department. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

Each Fund also employs ALPS Distributors, Inc. as Marketing Agent, which is further discussed under “What is the Plan of Distribution?” Each Fund pays the Marketing Agent’s fees as set forth in the table below. In no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with the offering of Units of a Fund exceed ten percent (10%) of the gross proceeds of such Fund’s offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, Colorado 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

Each of the Funds and the futures commission merchant, Newedge USA, LLC (“Newedge”) have entered into an Institutional Futures Client Account Agreement. This Agreement requires Newedge to provide services to each Fund in connection with the purchase and sale of Applicable Interests that may be purchased or sold by or through Newedge for each Fund’s account. Each Fund will pay the futures commission merchant fees.

Newedge is not affiliated with the Funds or the Sponsor. Therefore, the Funds do not believe that they have any conflicts of interest with Newedge or its trading principals arising from Newedge acting as USCI’s futures commission merchant.

Newedge’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”), may execute foreign exchange or other over the counter transactions with each Fund as principal. Newedge and NAST are subsidiaries of Newedge Group. Newedge is a futures commission merchant and broker dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange.

Newedge and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in San Francisco, California; New York, New York; Kansas City, Missouri; and Montreal Canada.

Prior to January 2, 2008, Newedge was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, Newedge merged with future commission merchant and broker dealer Newedge Financial Inc. (“NFI”) – formerly known as Calyon Financial Inc. Newedge was the surviving entity.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

Other than the foregoing proceeding, which did not have a material adverse effect upon the financial condition of Newedge, there have been no material administrative, civil or criminal actions brought, pending or concluded against Newedge, NAST or their principals in the past five years.

Neither Newedge, NAST nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Funds.

Newedge has adopted and implemented an Anti Money Laundering program consistent with its obligations to comply with applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, including Customer Identification Procedures.

Currently, the Sponsor employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to the Sponsor with respect to the Applicable Index and investment decisions for the Funds. Its advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Applicable Index, anticipated changes to the Applicable Index and the nature of the Applicable Index’s current or anticipated component securities. For these services, each Fund pays fees to SummerHaven as set forth in the table below.

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven is a commodity trading advisor and commodity pool operator registered with the NFA.

The Sponsor has also entered into a licensing agreement with SummerHaven. Under this licensing agreement, SummerHaven has sub-licensed to each Fund the use of certain names and marks, including the Applicable Index, which SummerHaven licensed from SummerHaven Indexing, the owner of the Applicable Index. For this license, each Fund pays a fee to SummerHaven as set forth in the table below.

SummerHaven Indexing’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

Fees to be Paid by each Fund

Fees and Compensation Arrangements with the Sponsor, Non-Affiliated Service Providers and the Trustee

Service Provider	Compensation Paid by USCI and the Sponsor
United States Commodity Funds LLC, Sponsor	Each Fund is obligated to pay the Sponsor a management fee based on its average daily net assets and paid monthly at the annual rate as follows: USCI — 0.95%; USMI — 0.95%; USAI — 0.95%; and USCUI — 0.95%.*
Brown Brothers Harriman & Co., Inc., Custodian and Administrator	Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to the Funds and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of the Funds’ and the Related Public Funds’ combined assets, (b) 0.0465% for the Funds’ and the Related Public Funds’ combined assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Funds’ and the Related Public Funds’ combined assets exceed $1 billion. **
ALPS Distributors, Inc., Marketing Agent	Each Fund pays 0.06% on assets up to $3 billion; 0.04% on assets in excess of $3 billion.**
Newedge, Futures Commission Merchant and Clearing Broker	Each Fund pays approximately $4.00 per buy or sell; charges may vary.*

Service Provider	Compensation Paid by USCI and the Sponsor
SummerHaven, Commodity Trading Advisor	Advisory Fee:
On behalf of USCI, USCF pays a percentage of the average daily assets of USCI that is equal to the percentage fees paid to the Sponsor by USCI minus 0.14%, with that result multiplied by 0.5, minus 0.06%.**

On behalf of USMI, USCF pays a percentage of the average daily assets of USMI that is equal to the percentage fees paid to the Sponsor by USMI minus 0.18%, with that result multiplied by 0.5, minus 0.06%.**

On behalf of USAI, USCF pays a percentage of the average daily assets of USAI that is equal to the percentage fees paid to the Sponsor by USAI minus 0.18%, with that result multiplied by 0.5, minus 0.06%.**

On behalf of USCUI, USCF pays a percentage of the average daily assets of USCUI that is equal to the percentage fees paid to the Sponsor by USCUI minus 0.18%, with that result multiplied by 0.5, minus 0.06%.**

Sublicense Fee:
For each Fund, USCF pays $30,000 for the calendar year 2010, and $15,000 annually in subsequent years, plus an annual fee of 0.06% of the average daily assets of such Fund.**
Wilmington Trust Company, Trustee	On behalf of the Trust, USCF pays $6,000 annually.**

*	The applicable Fund pays this compensation.
**	The Sponsor pays this compensation.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of the applicable Fund’s total assets and subtracting any liabilities.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring Units in certificated form. The Administrator keeps a record of all Unitholders and holders of the Units in certificated form in the registry (“Register”). The Sponsor recognizes transfers of Units in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Units. Instead, Units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Units. DTC Participants acting on behalf of investors holding Units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The Units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their Units through DTC by instructing the DTC Participant holding their Units (or by instructing the Indirect Participant or other entity through which their Units are held) to transfer the Units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series asserts against the series a valid claim with respect to its indebtedness or Units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, Fund or the Sponsor on behalf of the Trust or a Fund, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of each Fund and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of any Fund.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by the Sponsor on behalf of the Trust or a Fund shall give notice that the obligation is not binding upon the Unitholders individually but is binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and each Fund indemnify all Unitholders of the applicable Fund against any liability that such Unitholders might incur solely based on their status as Unitholders of one or more Units (other than for taxes for which such Unitholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell Units of a Fund in secondary market transactions through brokers. Units of USCI trade on the NYSE Arca under the ticker symbol “USCI”. Units of USMI trade on the NYSE Arca under the ticker symbol “[____]”. Units of USAI trade on the NYSE Arca under the ticker symbol “[____]”. Units of USCUI trade on the NYSE Arca under the ticker symbol “[____]”. Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Units held on your behalf.

Marketing Agent and Authorized Purchasers

The offerings of each Fund’s Units are a best efforts offering. Each Fund will continuously offer Creation Baskets consisting of 100,000 Units through the Marketing Agent, to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. was the initial Authorized Purchaser for USCI and is expected to be the initial Authorized Purchaser for USMI, USAI and USCUI. With respect to USMI, USAI and USCUI, it is expected that on or about the effective date the initial Authorized Purchaser will purchase one or more initial Creation Baskets of each USMI, USAI and USCUI at a per unit price which is expected to initially be $25.00.

In order to satisfy NYSE Arca listing standards that at least 100,000 Units of each Fund be outstanding, the Sponsor may purchase one of such Creation Baskets of each Fund from the initial Authorized Purchaser at the initial offering price of such Units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the Units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these Units at a per Unit price equal to USMI’s, USAI’s or USCUI’s per Unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these Units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 Units of USMI, USAI or USCUI, as the case may be, remain outstanding.

The initial offering prices of $25.00 for each of USMI, USAI and USCUI were set as an appropriate and convenient price that would facilitate secondary market trading of Units, and the Units of each Fund acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00. All Authorized Purchasers pay a $1,000 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The Marketing Agent will receive, for its services as distributor to each Fund, a fee at an annual rate of: 0.06% on each Fund’s average net assets up to $3 billion per Fund; and 0.04% on each Fund’s assets in excess of $3 billion per Fund; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with this offering of Units exceed 10 percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Units.

The per Unit price of Units offered in Creation Baskets on any subsequent day will be the total NAV of the applicable Fund calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Units of such Fund. An Authorized Purchaser is not required to sell any specific number or dollar amount of Units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, a Fund. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Units of any baskets it does create.

As of the date of this prospectus, Merrill Lynch Professional Clearing Corp., JP Morgan Securities Inc. and Virtu Financial BD LLC are Authorized Purchasers for USCI. As of the date of this prospectus, Merrill Lynch Professional Clearing Corp. is expected to be an Authorized Purchaser for USMI, USAI and USCUI. We also expect there to be additional Authorized Purchasers for each of the Funds. A list of Authorized Purchasers of each Fund will be available from the Marketing Agent. Because new Units can be created and issued on an ongoing basis, at any point during the life of a Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases Units with a view towards distribution of such Units may be deemed to be a statutory underwriter.

In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from a Fund, breaks the basket down into the constituent Units and sells the Units to its customers; or if it chooses to couple the creation of a supply of new Units with an active selling effort involving solicitation of secondary market demand for the Units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling Units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets. The difference between the price paid by Authorized Purchasers for Creation Baskets and the price paid for Units to such Authorized Purchasers by investors will be deemed underwriting compensation.

What Is the Flow of Units?

Calculating NAV

A Fund’s NAV is calculated by:

•	Taking the current market value of its total assets, and
•	Subtracting any liabilities.

Brown Brothers Harriman & Co., Inc, the Administrator, will calculate the NAV of each Fund once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator will use the closing prices on the relevant Futures Exchanges of the Applicable Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but will calculate or determine the value of all other investments of a Fund using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among Brown Brothers Harriman & Co., Inc., each Fund and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by the Registrant in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to each Fund for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of the Fund as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Applicable Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of the applicable Fund’s investments.

The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When a Fund holds Applicable Benchmark Component Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which USCI’s units will be traded on the NYSE Arca, but real-time Futures Exchange trading prices for Applicable Benchmark Component Futures Contracts traded on such Futures Exchanges will not be available. As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of the Units of each Fund on the NYSE Arca. Investors and market professionals will be able throughout the trading day to compare the market price of a Fund and the indicative fund value. If the market price of the Units of a Fund diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if a Fund appears to be trading at a discount compared to the indicative fund value, a market professional could buy Units of the Fund on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of a Fund and the indicative fund value and thus can be beneficial to all market participants.

In addition, other Applicable Benchmark Component Futures Contracts, Other Related Investments and Treasuries held by a Fund will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative value. The indicative fund value is based on the prior day’s NAV and moves up and down solely according to changes in the Applicable Index value as reported on Bloomberg or another reporting service.

Creation and Redemption of Units

Each Fund creates and redeems Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to a Fund or the distribution by a Fund of the amount of Treasury Securities and/or cash equal to the combined NAV of the number of Units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasury Securities and/or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $1,000 to the Sponsor for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with a Fund in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical commodity and the Applicable Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell commodities or Applicable Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of commodities, Applicable Interests, or a Fund’s Units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which an Applicable Benchmark Component Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasury Securities, cash or a combination of Treasury Securities and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the applicable Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to the applicable Fund’s account with the Custodian the required amount of Treasury Securities and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. A Fund’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;
•	it would not be in the best interest of the Unitholders of the applicable Fund;
•	due to position limits or otherwise, investment alternatives that will enable a Fund to meet its investment objective are not available to the Fund at that time;
•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to a Fund or its Unitholders;
•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or
•	circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of Creation Baskets (including if the Sponsor determines that the investments available to the applicable Fund at that time will not enable it to meet its investment objective).

None of the Sponsor, Marketing Agent or Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Unitholder to redeem any Units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

Determination of Redemption Distribution

The redemption distribution from a Fund will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasury Securities and/or cash that is in the same proportion to the total assets of the Fund (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasury Securities and cash, including the remaining maturities of the Treasury Securities and proportions of Treasury Securities and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from a Fund will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, the Fund’s DTC account has been credited with the baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to the applicable Fund’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to the applicable Fund’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which an Applicable Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasury Securities is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of a Fund’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating the Fund’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of Units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Units and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and the applicable Fund(s) if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, each Fund will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to a Fund or the distribution by a Fund of the amount of Treasury Securities and/or cash equal to the aggregate NAV of the number of Units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Authorized Purchasers that do offer to the public Units from the baskets they create will do so at per-Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of the Units at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Units at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Applicable Benchmark Component Futures Contract market and the market for Other Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between a Fund’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per Unit. The amount of the discount or premium in the trading price relative to the NAV per Unit may be influenced by various factors, including the number of investors who seek to purchase or sell Units in the secondary market and the liquidity of the Applicable Benchmark Component Futures Contract market and the market for Other Commodity-Related Investments. While the Units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Applicable Benchmark Component Futures Contracts and Other Commodity-Related Investments may be reduced after the close of the Futures Exchanges upon which the Applicable Benchmark Component Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the Units may widen.

Use of Proceeds

The Sponsor will cause each Fund to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest each Fund’s assets in Applicable Benchmark Component Futures Contracts and Other Related Investments, short-term Treasury Securities, cash and cash equivalents. When a Fund purchases Applicable Benchmark Component Futures Contracts and certain Other Related Investments that are exchange-traded, the Fund will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Applicable Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Applicable Interests will generally impose similar collateral requirements on a Fund. The Sponsor will invest each Fund’s assets that remain after margin and collateral is posted in short-term Treasury Securities, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

In general, each expects that it will be required to post between 5% to 20% of the notional amount of an Applicable Interest as initial margin when entering into such Applicable Interest. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Applicable Interests based on changes in the value of the Applicable Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Applicable Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the Applicable Interest, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Commodity Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of a Fund’s assets will be posted as margin or collateral at any given time. The Treasury Securities, cash and cash equivalents held by a Fund will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for the applicable Fund’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to a Fund to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of a Fund posted as margin for Applicable Benchmark Component Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with a Fund’s futures commission merchant will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between a Fund and its counterparties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing each Fund’s financial statements and related disclosures once a Fund commences operations. The Sponsor has determined that the valuation of Applicable Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable to USMI, USAI and USCUI given the fact that these two Funds are not currently involved in trading activities, the values which are used for USCI and which will be used by USMI, USAI and USCUI for Applicable Benchmark Component Futures Contracts will be provided by the commodity broker who will use market prices when available, while OTC contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Liquidity and Capital Resources

The Funds do not anticipate making use of borrowings or other lines of credit to meet their obligations. It is anticipated that each Fund will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasury Securities that it intends to hold at all times. A Fund’s liquidity needs include: redeeming Units, providing margin deposits for existing Applicable Benchmark Component Futures Contracts or the purchase of additional Applicable Benchmark Component Futures Contracts, posting collateral for OTC Applicable Interests, and payment of expenses, summarized below under “Contractual Obligations.”

Each Fund will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasury Securities. Trading activities for USCI have begun. All of the net assets of USCI are allocated to trading in Commodity Interests. Once USMI, USAI and USCUI begin trading activities, it is anticipated that all of the net assets of USMI, USAI and USCUI will be allocated to trading in Metals Interests, Agriculture Interests and Copper Interests, respectively. Most of the assets of each Fund will be held in Treasury Securities, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Applicable Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Commodity Interests change. Interest earned on interest-bearing assets of a Fund will be paid to the Fund.

The investments of a Fund in Applicable Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, the NYMEX limits the fluctuations in Applicable Benchmark Component Futures Contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of an Applicable Benchmark Component Futures Contract has increased or decreased by an amount equal to the daily limit, positions in the contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Such market conditions could prevent the Funds from promptly liquidating a position in Futures Contracts.

To date, all of the expenses of the USMI, USAI and USCUI have been funded by Sponsor. If any of USMI, USAI or USCUI are unsuccessful in raising sufficient funds to cover the expenses of such Fund and such Fund’s portion of the Trust’ expenses, or in locating any other source of funding, such Fund may terminate and its Unitholders may lose all or part of their investment.

Market Risk

Trading in Commodity Interests such as Applicable Benchmark Component Futures Contracts will involve each Fund entering into contractual commitments to purchase or sell specific amounts of commodities at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of a Fund because each Fund intends to close out any open positions prior to settlement. As a result, each Fund should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. The Funds consider the “fair value” of their derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by each Fund to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of a Fund to market risk will depend on a number of factors including the markets for commodities, the volatility of interest rates and foreign exchange rates, the liquidity of the Applicable Interest markets and the relationships among the contracts held by such Fund. The lack of experience of the Sponsor in utilizing its model to trade in Applicable Interests in a manner that tracks changes in the Applicable Index, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Unitholder’s investment.

Credit Risk

When a Fund enters into Applicable Benchmark Component Futures Contracts and Other Related Investments, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. The counterparty for the Applicable Benchmark Component Futures Contracts traded on the NYMEX is the clearinghouse associated with the NYMEX. In general, clearinghouses are backed by their members who may be required to participate in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded Applicable Benchmark Component Futures Contracts, the counterparty to an OTC Applicable

Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in OTC transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to a Fund.

The Sponsor will attempt to manage the credit risk of each Fund by following certain trading limitations and policies. In particular, each Fund intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Applicable Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of a Fund to limit its credit exposure.

Any commodity broker for a Fund, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund all of the Fund’s assets that relate to domestic futures contract trading. These commodity brokers are not allowed to commingle the assets of a Fund with the commodity broker’s other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of a Fund related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor the Funds have any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of the applicable Fund. While a Fund’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on the applicable Fund’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of a Fund and pay its contractual obligations described below, each Fund will require liquidity to redeem Redemption Baskets. Each Fund intends to satisfy this obligation through the transfer of its cash (generated, if necessary, through the sale of Treasury Securities) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

Each Fund’s primary contractual obligation will be with the Sponsor and certain other service providers. Each Fund is obligated to pay the Sponsor a management fee based on its average daily net assets and paid monthly at the annual rate as follows: USCI — 0.95%; USMI — 0.95%; USAI — 0.95%; and USCUI USMI — 0.95%. Each Fund will also be responsible for all ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of such Fund;
•	expenses incurred in connection with registering additional Units of such Fund or offering Units of such Fund after the time any Units of such Fund have begun trading on the NYSE Arca;
•	the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;
•	fees and expenses associated with compensation to the directors of the Sponsor;
•	payment for routine services of the Trustee, legal counsel and independent accountants;
•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;
•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with client relations and services;
•	the payment of any distributions related to redemption of Units;
•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of such Fund and the preparation of all tax returns related thereto; and
•	extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor bears the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units of any Fund under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the Units offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, each Fund will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of its Units in excess of those offered through this prospectus.

Each Fund pays its own brokerage and other transaction costs. Each Fund will pay fees to futures commission merchants in connection with its transactions in futures contracts. Futures commission merchant fees are estimated to be 0.30% annually for USCI, 0.10% annually for USMI, 0.24% annually for USAI and 0.10% annually for USCUI. For USCI, this estimate is based on actual futures commission merchant fees calculated on an annual basis. For USMI, USAI and USCUI, his estimate is based on the number of Applicable Benchmark Component Futures Contracts the Sponsor would have to purchase each month based on an average value of $95,000 for a Benchmark Component Metals Futures Contract as of October 31, 2010, an average value of $40,000 for a Benchmark Component Agriculture Futures Contract as of October 31, 2010 and an average value of $95,000 for a Benchmark Component Copper Futures Contract as of October 31, 2010. These amounts may be higher or lower once USMI, USAI and USCUI commence operations. In general, transaction costs on OTC Applicable Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. The Sponsor may, in its discretion, pay or reimburse a Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by such Fund.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as the Funds’ NAV and trading levels to meet their respective investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of a Fund’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements.

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and each Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

•	To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any other documents and instruments, and to do and perform all such things as may be in furtherance of the Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;
•	To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;
•	To deposit, withdraw, pay, retain and distribute each Fund’s assets or any portion thereof in any manner consistent with the provisions of the Trust Agreement;
•	To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;
•	To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;
•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and this Prospectus;
•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act or the rules and regulations thereunder;
•	To pay or authorize the payment of distributions to the Unitholders and expenses of the Funds;
•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and
•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;
•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;
•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of each Fund in accordance with the purposes of the Trust and this Prospectus;
•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;
•	Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;
•	Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed;
•	Interact with the Depository as required;
•	Delegate duties to one or more administrators, as the Sponsor determines; and
•	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, the Funds, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to any Fund, or to any Unitholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor (and any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the applicable Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Funds. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. Unitholders holding at least 66 2/3% of the Trust’s outstanding Units (not including Units acquired by the Sponsor and its affiliates) may vote to remove the Sponsor. Any such action by such holders for removal of the Sponsor must also provide for the election of a successor Sponsor by the Unitholders holding a majority of the outstanding Units (not including Units acquired by the Sponsor and its affiliates). The successor Sponsor will continue the business of the Trust.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Units it acquired through its initial capital contribution to a Fund at their NAV per Unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after the Sponsor’s receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given as provided un the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the Trust Agreement and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any such Unitholders in any manner other than as expressly provided in the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders representing 66 2/3 % of the outstanding Units of the Trust, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (1) remove the Sponsor as described above (provided that such action for removal of the Sponsor must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units of the Trust), (2) approve certain amendments to the Trust Agreement, and (3) continue the Trust by selecting a successor Sponsor Additionally, Unitholders representing 75% of the outstanding Units of the Trust, voting together as a single class, may vote to terminate the Trust. Additionally, a majority of the Unitholders of a Fund may vote to (1) approve of the Sponsor’s action or refusal to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause such Fund to be taxable other than as a partnership for federal income tax purposes, and (2) in the event there is no Sponsor, elect the Liquidating Trustee.

Limited Liability of Unitholders

Except as otherwise provided in the Trust Agreement and under Delaware law, Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or a Fund in excess of its deposit or share of the applicable Fund’s assets and undistributed profits. Subject to the exceptions in the preceding sentence, neither the Trust nor a Fund shall make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the applicable Fund’s assets, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely because of its ownership of Units (other than for taxes on income from Units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

Termination Events

Each Fund shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

•	the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Units held in all Funds, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;
•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;
•	the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;
•	the Trust or any Fund, as the case may be, becomes insolvent or bankrupt;
•	Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;
•	upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund;
•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with applicable law.

The Sponsor and SummerHaven Have Conflicts of Interest

There are present and potential future conflicts of interest in each Fund’s structure and operation you should consider before you purchase Units. The Sponsor and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor or SummerHaven is not able to resolve these conflicts of interest adequately, it may impact the Funds’ and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of the Sponsor and SummerHaven do not devote their time exclusively to the Funds. These persons are directors, officers or employees of other entities which may compete with the Funds for their services. They could have a conflict between their responsibilities to the Funds and to those other entities. The Sponsor and SummerHaven believe that they have sufficient personnel, time, and working capital to discharge their responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USCI. See “Risk Factors — USCI’s Operating Risks” for disclosure relating to the time commitments of the principals of the Sponsor and SummerHaven.

The Sponsor and SummerHaven have adopted policies that prohibit the principals, officers, directors and employees of the Sponsor and SummerHaven from trading futures and related contracts for their own account. In addition, the Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm the fund or the Unitholders. The Sponsor has also adopted Corporate Governance Guidelines. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the Applicable Benchmark Component Futures Contracts purchased by a Fund which could affect such Fund’s ability to track the Applicable Index.

The Sponsor has sole current authority to manage the investments and operations of each Fund, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Unitholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in a Fund’s basic investment policy, dissolution of the Trust, or the sale or distribution of a Fund’s assets.

The Sponsor serves as the general partner to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for a Fund may be influenced by the effect they would have on the other Funds and the Related Public Funds. By way of example, if, as a result of reaching position limits imposed by the NYMEX, USCI purchased gasoline futures contracts, this decision could impact UGA’s ability to purchase additional gasoline futures contracts if the number of contracts held by funds managed by the Sponsor reached the maximum allowed by NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark.

In addition, the Sponsor is required to indemnify the officers and directors of the other Funds and the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, a Fund or any Unitholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

The Sponsor has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by any of the Funds to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to the Funds.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for a Fund may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust and each of the Funds keep their books of record and account at the office of the Sponsor located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502, or at the offices of the Administrator located at 40 Water Street, Boston, Massachusetts, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of each Fund are open to inspection by any Unitholder of such Fund (or any duly constituted designee of a Unitholder of such Fund) at all times during the usual business hours of such Fund upon reasonable advance notice to the Sponsor to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual (as of the end of each fiscal year) reports for each Fund as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding each Fund, including each Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for each Fund with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on each Fund’s website (www.unitedstatescommodityindexfund.com for USCI, [www.__________________.com for USMI, www.__________________.com for USAI and www.__________________.com for USCUI.]).

The Sponsor is responsible for the registration and qualification of the Units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of each Fund’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for each Fund, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The Administrator, 50 Milk Street, Boston, MA 02109-3661, as representative of the Trust and USCI, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding a Fund from the Administrator or from such Fund’s website (www.unitedstatescommodityindexfund.com for USCI, [www.__________________.com for USMI, www.__________________.com for USAI and www.__________________.com for USCUI.]).

Fiscal Year

The fiscal year of each Fund is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, each Fund, DTC (as registered owner of each Fund’s global certificate for Units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the

Trust, each Fund and DTC and, by accepting Units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or any Fund.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Richards Layton & Finger has been retained to advise the Trust and the Sponsor with respect to the Units being offered hereby and will pass upon the validity of the Units being issued hereunder. Sutherland Asbill & Brennan LLP will also provide the Sponsor with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the financial statements of the Trust and USCI as of March 31, 2010 and the Sponsor as of December 31, 2009. Spicer Jeffries LLP has audited the financial statements of each of USMI, USAI and USCUI as of November 10, 2010.

Privacy Policy

Each Fund and the Sponsor collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of processing creations and redemptions and otherwise administering the applicable Fund — and then only subject to customary undertakings of confidentiality. Neither the Sponsor nor the Funds not disclose nonpublic personal information about investors to anyone, except as required by law or as described in its Privacy Policy. In general, each of the Funds and the Sponsor restrict access to the nonpublic personal information they collect from investors to those of its and its affiliates’ employees and service providers who need access to this information to provide products and services to investors. The Funds and the Sponsor each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. A copy of the current Privacy Policy can be provided upon request and is provided to investors annually.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Units of a Fund, and the U.S. federal income tax treatment of the Funds, as of the date hereof. In general, this discussion is applicable to a Unitholder who holds its Units as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in Units. For example, we have not described tax consequences that may be relevant to certain types of Unitholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of Units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Sutherland Asbill & Brennan LLP (“Sutherland”), counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material

U.S. federal income tax consequences to each Fund and to U.S. Unitholders and Non-U.S. Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Sutherland has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting the Funds or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Unitholder” is a holder that is not a U.S. Unitholder. If a partnership holds our Units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and the Funds

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and each Fund’s status as a series of that trust, due to the nature of their activities, the Funds will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of Units on the NYSE Arca will cause each Fund to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as a Fund) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Sutherland, the Trust and the Sponsor have represented, among other things, the following to Sutherland:

•	At least 90% of the Fund’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (ii) interest income;
•	Each Fund is organized and will be operated in accordance with its governing documents and applicable law; and
•	No Fund has elected, and no Fund will elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland is of the opinion that each Fund will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. A Fund’s taxation as a partnership rather than a corporation will require the Sponsor to conduct the Fund’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that a Fund’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Sutherland will not review the Funds’ ongoing compliance with these requirements and will have no obligation to advise the Trust, the Funds or the Funds’ Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If a Fund failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the Fund could be required to pay over amounts determined by the IRS), the Fund would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders of such Fund would not report their share of such Fund’s income or loss on their returns. In addition, any distributions to Unitholders would be treated as ordinary dividends to the extent of the applicable Fund’s current and accumulated earnings and profits. To the extent a distribution exceeded the applicable Fund’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its Units and thereafter as gain from the sale of Units. Accordingly, if a Fund were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in such Fund and on the value of the Units.

The remainder of this summary assumes that USCI is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of a Fund’s Income.  No U.S. federal income tax is paid by the Funds on their respective income. Instead, each Fund files annual partnership returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of the applicable Fund’s income, gain, loss, deduction and credit reported on the Fund’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from the applicable Fund during the taxable year. As a result, if, for example, a Fund recognizes ordinary income in the form of interest on Treasury Securities and other investments, and net capital gain from Applicable Benchmark Component Futures Contracts and Other Commodity Interests for a taxable year, Unitholders must report their share of these items regardless of whether the Fund makes any distributions to Unitholders. Consequently, a Unitholder may be taxed on income or gain recognized by a Fund but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Unitholder that is allocated income or gain from a Fund will be required to pay taxes on its allocable share of such income or gain from sources other than Fund distributions.

Monthly Conventions for Allocations of a Fund’s Profit and Loss and Capital Account Restatement.  Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by the Funds, allocations of Fund income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a Unitholder’s interest in a Fund.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. Each Fund intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account such Fund’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of Units in proportion to the number of Units owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a Unit as of the close of business on the last trading day of the previous month disposes of a Unit during the current month, such investor will be treated for purposes of making allocations as if it owned the Unit throughout the current month. For example, an investor who buys a Unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that Unit for April will be allocated to the person who is the actual or deemed holder of the Unit as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a Unit during the same month, and therefore does not hold (and is not deemed to hold) the Unit at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that Unit for any period. Accordingly, investors may receive no allocations with respect to Units that they actually held, or may receive allocations with respect to Units attributable to periods that they did not actually hold the Units. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

By investing in Units, a U.S. Unitholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Unitholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, the applicable Fund generally will credit or debit the “book” capital accounts of its existing Unitholders with any unrealized gain or loss, on the applicable Fund’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of its assets during the month in which Units are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of the applicable Fund at the time new Units are issued or outstanding Units are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Shareholders any unrealized appreciation or depreciation in the Fund’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in a Fund for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations. It is possible that the IRS could successfully challenge the Funds’ allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by the Funds in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by a Fund during the period it held its Units. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the Units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its Units, resulting in an increase in the basis of the Units (see “Tax Basis of Units”, below). On a subsequent disposition of the Units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election.  The Funds intend to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Units occurs, the applicable Fund adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the Units, as if the purchaser had directly acquired an interest in the applicable Fund’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Units and the tax bases of a Fund’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, a Fund will use certain simplifying conventions and assumptions. In particular, a Fund will obtain information regarding secondary market transactions in its Units and use this information to make adjustments to Unitholders’ basis in a Fund’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts.  Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of the Funds’ Applicable Benchmark Component Futures Contracts and some their Other Commodity Interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of a Fund’s section 1256 contracts will be subject to 60-40 treatment and allocated to Unitholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses.  A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by the Funds, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of a Fund is limited to the lesser of (1) the tax basis in its Units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount which the Unitholder is considered to have “at risk” with respect to the applicable Fund’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which the applicable Fund generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that each Fund pays to the Sponsor and other expenses of a Fund constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by a Fund and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its Units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that a Fund allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by a Fund for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of a Fund’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its Units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Units, (2) the amount of non-taxable distributions that it may receive from a Fund, and (3) its ability to utilize its distributive share of any losses of a Fund on its tax return. A Unitholder’s initial tax basis of its Units will equal its cost for the Units plus its share of the applicable Fund’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of the applicable Fund as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of the applicable Fund that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its Units generally will be (1) increased by (a) its allocable share of the applicable Fund’s taxable income and gain and (b) any additional contributions by the Unitholder to the applicable Fund and (2) decreased (but not below zero) by (a) its allocable share of the applicable Fund’s tax deductions and losses and (b) any distributions by the applicable Fund to the Unitholder. For this purpose, an increase in a Unitholder’s share of a Fund’s liabilities will be treated as a contribution of cash by the Unitholder to the Fund and a decrease in that share will be treated as a distribution of cash by the Fund to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all Units that it owns. As a result, when a Unitholder that acquired its Units at different prices sells less than all of its Units, such Unitholder will not be entitled to specify particular Units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Units to the Units sold.

Treatment of Fund Distributions.  If a Fund makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in the applicable Fund immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of Units.

Constructive Termination of the Partnership.  A Fund will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Units within a 12-month period. A termination would result in the closing of USCI’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the applicable Fund’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its Units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any Fund debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of Units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the Units sold for purposes of determining whether the gain or loss recognized on a sale of Units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the Units sold, the Unitholder may have a split holding period in the Units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the Units sold by first determining the portion of its entire interest in USCI that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each Unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in the applicable Fund.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of Units (regardless of the holding period for such Units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by a Fund. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by a Fund.

If some or all of a Unitholder’s Units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned Units, in which case —

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the Units for cash;
•	any of the applicable Fund’s income, gain, loss or deduction allocable to those Units during the period of the loan will not be reportable by the Unitholder for tax purposes; and
•	any distributions the Unitholder receives with respect to the Units under the loan agreements will be fully taxable to the Unitholder, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their Units should consider modifying any applicable brokerage account agreements to prohibit the lending of their Units.

Other Tax Matters

Information Reporting.  The Trust will report tax information to the beneficial owners of Units and the IRS. Unitholders of a Fund are treated as partners for federal income tax purposes. Accordingly, each Fund will furnish its Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a Unitholder any person whose Units are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Units.

Persons who hold an interest in a Fund as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to a Fund. The nominee is required to supply the beneficial owner of the Units with the information furnished to the applicable Fund.

Partnership Audit Procedures.  The IRS may audit the federal income tax returns filed by USCI. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as Fund items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of each Fund.

Tax Shelter Disclosure Rules.  In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess of a specified threshold from a sale or redemption of its Units, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income.  For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses).

Tax-Exempt Organizations.  Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If a Fund were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder of such Fund, then in computing its UBTI, the Unitholder must include its share of (1) the applicable Fund’s gross income from the unrelated trade or business, whether or not distributed, and (2) the applicable Fund’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. The Funds currently do not anticipate that they will borrow money to acquire investments; however, no Fund cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its Units in a Fund may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. A Fund may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from such Fund for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that a Fund’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies.  Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as a Fund is a qualified publicly traded partnership is made on an annual basis. Each Fund expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate Unitholders.

Withholding on Allocations and Distributions.  The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, each Fund believes that the activities directly conducted by such Fund do not result in such Fund being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that a Fund’s activities constitute a U.S. trade or business.

In the event that a Fund’s activities were considered to constitute a U.S. trade or business, such Fund would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to Non-U.S. Unitholders. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by a Fund will be treated as a distribution to the Non-U.S. Unitholder.

If a Fund is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from the Fund or its allocable share of the Fund’s income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides the applicable Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of each Fund’s interest income will qualify as “portfolio interest.” In order for the Funds to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide USCI with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Units.  Gain from the sale or exchange of Units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders.  In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Unitholders.

Backup Withholding

A Fund may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any Unitholder who fails to furnish a Fund with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies a Fund that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after 2012 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their Units, Non-U.S. Unitholders could be subject to this 30% withholding tax with respect to distributions on their Units and proceeds from the sale of their Units.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which a Fund does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in a Fund. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in a Fund. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in a Fund and the manner in which Units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in a Fund, including the role that an investment in a Fund would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in a Fund, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in the Fund complies with the terms of the plan.

The Funds and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or

(b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Units of each Fund. The Sponsor believes that the Units of each Fund therefore constitute publicly-offered securities, and the underlying assets of each Fund should not be considered to constitute plan assets of any plan that purchases Units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Units constitutes an arrangement under which a Fund is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Units, (3) the investing plan, by itself, has the authority or influence to cause a Fund to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause a Fund to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from a Fund and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in a Fund (and any continued investment in a Fund), or the operation and administration of a Fund, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in a Fund is not to be construed as a representation by the Trust, such Fund, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in a Fund in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, any Fund or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Units in any jurisdiction where the offer or sale of the Units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USCI a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USCI or the Units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, USCI and the Units can also be obtained from USCI’s website, which is www..com. USCI’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for USCI pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONTENTS

Page
United States Commodity Index Funds Trust and United States Commodity Index Fund
Condensed Statements of Financial Condition at September 30, 2010 (Unaudited) and December 31, 2009	F-2
Condensed Schedule of Investments (Unaudited) at September 30, 2010	F-3
Condensed Statements of Operations (Unaudited) for the period from December 18, 2009 (Inception) to September 30, 2010, and for the three and nine months ended September 30, 2010	F-4
Condensed Statements Changes in Capital (Unaudited) for the period from December 18, 2009 (Inception) to September 30, 2010	F-5
Condensed Statements of Cash Flows (Unaudited) for the period from December 18, 2009 (Inception) to September 30, 2010	F-6
Notes to Condensed Financial Statements for the period from December 18, 2009 (Inception) to September 30, 2010	F-7
Report of Independent Registered Public Accounting Firm	F-17
Statements of financial condition as of March 31, 2010	F-18
Notes to statement of financial condition	F-19
United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund
Report of Independent Registered Public Accounting Firm	F-24
Statements of financial condition as of November 10, 2010	F-25
Notes to statements of financial condition	F-19

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONDENSED STATEMENTS OF FINANCIAL CONDITION
At September 30, 2010 (Unaudited) and December 31, 2009

	September 30, 2010		December 31, 2009
	United States Commodity Index Fund	United States Commodity Index Funds Trust	United States Commodity Index Funds Trust
Assets
Cash and cash equivalents (Note 6)	$14,284,286	$14,284,286	$1,000
Equity in UBS Securities LLC trading accounts:
Cash	1,394,071	1,394,071	—
Unrealized gain on open commodity futures contracts	576,409	576,409	—
Receivable for units sold	5,422,844	5,422,844	—
Receivable from Sponsor (Note 4)	19,033	19,033	—
Other assets	3,158	3,158	—

Total assets	$21,699,801	$21,699,801	$1,000
Liabilities and Capital
Management fees payable (Note 4)	$10,867	$10,867	$—
Professional fees payable	21,369	21,369	—
Brokerage commission fees payable	385	385	—
Total liabilities	32,621	32,621	—
Commitments and Contingencies (Notes 4, 5 and 6)
Capital
Sponsor	1,000	1,000	1,000
Unitholders	21,666,180	21,666,180	—
Total Capital	21,667,180	21,667,180	1,000
Total liabilities and capital	$21,699,801	$21,699,801	$1,000
Units outstanding	400,020	400,020	—
Net asset value per unit	$54.17
Market value per unit	$54.31

See accompanying notes to condensed financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONDENSED SCHEDULE OF INVESTMENTS (UNAUDITED)
At September 30, 2010

United States Commodity Index Fund

	Number of Contracts	Gain (Loss) on Open Commodity Contracts	% of Capital
Open Futures Contracts – Long Foreign Contracts
ICE-UK Gasoil Futures QS contracts, expire November 2010	23	$37,250	0.17
LME Nickel Futures LN contracts, expire November 2010	11	7,203	0.03
ICE-US Coffee-C Futures KC contracts, expire December 2010	23	(37,875)	(0.17)
ICE-US Cotton Futures CT contracts, expire December 2010	30	156,250	0.72
LME Tin Futures LT contracts, expire December 2010	17	185,674	0.86
LME Nickel Futures LN contracts, expire March 2011	6	35,424	0.16
ICE-US Sugar #11 Futures SB contracts, expire May 2011	60	104,530	0.48
	170	488,456	2.25
United States Contracts
CME Feeder Cattle Futures FC contracts, expire November 2010	28	18,650	0.09
CME Lean Hogs Futures LH contracts, expire December 2010	50	8,970	0.04
CMX Silver Futures SI contracts, expire December 2010	14	111,145	0.51
NYMEX Gasoline Futures XB contracts, expire December 2010	19	48,968	0.23
CBOT Wheat Futures W contracts, expire March 2011	42	(43,163)	(0.20)
CBOT Soybean Oil Futures BO contracts, expire May 2011	56	9,372	0.04
CBOT Corn Futures C contracts, expire September 2011	60	68,912	0.32
CMX Copper Futures HG contracts, expire September 2011	17	8,175	0.04
	286	231,029	1.07
Open Futures Contracts – Short*
Foreign Contracts
LME Tin Futures LT contracts, expire December 2010	4	(46,038)	(0.21)
LME Nickel Futures LN contracts, expire March 2011	6	(97,038)	(0.45)
	10	(143,076)	(0.66)
Total Open Futures Contracts	466	$576,409	2.66
*	All short contracts are offset by the same number of Futures Contracts in the corresponding long positions and are acquired solely for the purpose of reducing a long position (e.g., due to a redemption or to reflect a rebalancing of the Index).

See accompanying notes to condensed financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
For the period, three months and nine months ended September 30, 2010

	Period ended September 30, 2010	Three months ended September 30, 2010	Nine months ended September 30, 2010
	United States Commodity Index Fund	United States Commodity Index Funds Trust	United States Commodity Index Funds Trust
Income
Gain on trading of commodity futures contracts:
Realized gain on closed positions	$428,035	$428,035	$428,035
Change in unrealized gain on open positions	576,409	576,409	576,409
Interest income	460	460	460
Other income	3,800	3,800	3,800
Total income	1,008,704	1,008,704	1,008,704
Expenses
Management fees (Note 4)	15,287	15,287	15,287
Brokerage commission fees	4,382	4,382	4,382
Professional fees	21,369	21,369	21,369
Total expenses	41,038	41,038	41,038
Expense waiver (Note 4)	(19,033)	(19,033)	(19,033)
Net expenses	22,005	22,005	22,005
Net income	$986,699	$986,699	$986,699
Net income per unit	$4.17	$4.17
Net income per weighted average unit	$4.54	$4.54
Weighted average units outstanding	217,327	217,327

See accompanying notes to condensed financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONDENSED STATEMENTS OF CHANGES IN CAPITAL (UNAUDITED)
For the period ended September 30, 2010

	United States Commodity Index Fund			United States Commodity Index Funds Trust
	Sponsor	Unitholders	Total
Balances, at December 31, 2009	$—	$—	$—	$1,000
Transfer of interest (Note 3)	1,000		1,000	—
Additions	—	25,827,950	25,827,950	25,827,950
Redemptions	—	(5,148,469)	(5,148,469)	(5,148,469)
Net income	—	986,699	986,699	986,699
Balances, at September 30, 2010	$1,000	$21,666,180	$21,667,180	$21,667,180

Condensed Statements of Changes in Units Outstanding (Unaudited)
For the period ended September 30, 2010

	United States Commodity Index Fund			United States Commodity Index Funds Trust
	Sponsor	Unitholders	Total
Units Outstanding, at December 31, 2009	—	—	—	—
Additions	20	500,000	500,020	500,020
Redemptions	—	(100,000)	(100,000)	(100,000)
Units Outstanding, at September 30, 2010	20	400,000	400,020	400,020
Net Asset Value Per Unit:
At August 9, 2010*			$50.00
At September 30, 2010			$54.17
*	Commencement of operations of the United States Commodity Index Fund.

See accompanying notes to condensed financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the period ended September 30, 2010

	United States Commodity Index Fund	United States Commodity Index Funds Trust
Cash Flows from Operating Activities:
Net income	$986,699	$986,699
Adjustments to reconcile net income to net cash used in operating activities:
Increase in commodity futures trading account – cash	(1,394,071)	(1,394,071)
Unrealized gain on futures contracts	(576,409)	(576,409)
Increase in receivable from Sponsor	(19,033)	(19,033)
Increase in other assets	(3,158)	(3,158)
Increase in management fees payable	10,867	10,867
Increase in professional fees payable	21,369	21,369
Increase in brokerage commission fees payable	385	385
Net cash used in operating activities	(973,351)	(973,351)
Cash Flows from Financing Activities:
Addition of units	20,406,106	20,405,106
Redemption of units	(5,148,469)	(5,148,469)
Net cash provided by financing activities	15,257,637	15,256,637
Net Increase in Cash and Cash Equivalents	14,284,286	14,283,286
Cash and Cash Equivalents, beginning of period	—	1,000
Cash and Cash Equivalents, end of period	$14,284,286	$14,284,286

See accompanying notes to condensed financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS

The United States Commodity Index Funds Trust (the “Trust”) was organized as a Delaware statutory trust on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and includes the United States Commodity Index Fund (“USCI”), which is a commodity pool that issues units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Additional series of the Trust that will be separate commodity pools may be created in the future, but USCI, which was formed on April 1, 2010, is currently the Trust’s only series. The Trust and USCI operate pursuant to the Amended and Restated Declaration of Trust and Trust Agreement dated as of April 1, 2010 (the “Trust Agreement”). United States Commodity Funds LLC (the “Sponsor”) is the sponsor of the Trust and USCI and is also responsible for the management of the Trust and USCI.

The Sponsor has the power and authority to establish and designate one or more series (“Funds”) and to issue units thereof, from time to time as it deems necessary or desirable. The Sponsor has exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist commenced on the date of the filing of the Certificate of Trust, and the Trust and any Fund will exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records must be maintained for each Fund and the assets associated with a Fund must be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. Each Fund is separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and represents a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust Company (the “Trustee”), a Delaware banking corporation. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of units and the management of the Trust are limited to its express obligations under the Trust Agreement.

The Sponsor is a member of the National Futures Association (the “NFA”) and became a commodity pool operator (“CPO”) registered with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005. The Trust and USCI have a fiscal year ending on December 31.

The Sponsor is the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”), the United States Gasoline Fund, LP (“UGA”) and the United States Heating Oil Fund, LP (“USHO”), which listed their limited partnership units on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, US12OF’s, UGA’s and USHO’s units commenced trading on the NYSE Arca on November 25, 2008. The Sponsor is also the general partner of the United States Short Oil Fund, LP (“USSO”), the United States 12 Month Natural Gas Fund, LP (“US12NG”) and the United States Brent Oil Fund, LP (“USBO”), which listed their limited partnership units on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively.

The accompanying unaudited condensed financial statements have been prepared in accordance with Rule 10-01 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and, therefore, do not include all information and footnote disclosure required under accounting principles generally accepted in the United States of America (“GAAP”). The financial information included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the condensed financial statements for the interim period.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 1 — ORGANIZATION AND BUSINESS  – (continued)

USCI issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USCI a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”). Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USCI but rather at market prices quoted on such exchange.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the condensed statement of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the condensed financial statements. Changes in the unrealized gains or losses between periods are reflected in the condensed statement of operations. USCI earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, USCI earns income on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USCI is not subject to federal income taxes; each investor reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with GAAP, USCI is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. USCI files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. USCI is not subject to income tax return examinations by major taxing authorities for years before 2009 (year of inception). The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in USCI recording a tax liability that reduces net assets. However, USCI’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. USCI recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2010.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USCI receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in USCI’s condensed statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unitholders of USCI in proportion to the number of units each investor holds as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

USCI’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USCI uses the closing prices on the relevant Futures Exchanges (as defined in Note 3 below) of the Futures Contracts (as defined in Note 3 below) that at any given time make up the SummerHaven Dynamic Commodity Index Total Return (the “Index”) (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other USCI investments using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and the net asset value per unit (“NAV”) at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USCI. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires USCI’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 3 — TRUST SERIES

In connection with the execution of the Trust Agreement on April 1, 2010, USCI was designated as the first series of the Trust. The Sponsor contributed $1,000 to the Trust upon its formation on December 21, 2009, representing an initial contribution of capital to the Trust. Following the designation of USCI as the first series of the Trust, the initial capital contribution of $1,000 was transferred from the Trust to USCI and deemed an initial contribution to USCI. In connection with the commencement of USCI’s initial offering of units, the Sponsor received 20 Sponsor’s Units of USCI in exchange for the previously received capital contribution, representing a beneficial ownership interest in USCI.

On July 30, 2010, USCI received a notice of effectiveness from the SEC for its registration of 50,000,000 units on Form S-1 with the SEC. On August 10, 2010, USCI listed its units on the NYSE Arca under the ticker symbol “USCI”. USCI established its initial NAV by setting the price at $50.00 per unit and issued 100,000 units in exchange for $5,000,000 on August 9, 2010. USCI commenced investment operations on August 9, 2010 by purchasing Futures Contracts traded on the Futures Exchanges. In order to satisfy NYSE Arca listing standards that at least 100,000 units be outstanding at the beginning of the trading day on the NYSE Arca, the Sponsor purchased the initial Creation Basket from the initial Authorized Purchaser at the initial offering price. The $1,000 fee that would otherwise be charged to the Authorized Purchaser in connection with an order to create or redeem was waived in connection with the initial Creation Basket. The Sponsor agreed not to resell the units comprising such basket except that it may require the initial Authorized Purchaser to repurchase all of these units at a per unit price equal to USCI’s per unit NAV within five days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 units of USCI remain outstanding. The Sponsor held such initial Creation Basket until September 3, 2010, at which time the initial Authorized Purchaser repurchased the units comprising such basket in accordance with the specified conditions noted above.

USCI’s trading advisor is SummerHaven Investment Management, LLC (“SummerHaven”), a Delaware limited liability company that is registered as a commodity trading advisor and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Index and the investment decisions of USCI.

The Trustee accepts service of legal process on the Trust in the State of Delaware and makes certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the unitholders.

The investment objective of USCI is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the Index, less USCI’s expenses. USCI accomplishes its objective through investments in futures contracts for commodities that are traded on the New York Mercantile Exchange (the “NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other commodity-based contracts and instruments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of commodities and Futures Contracts (collectively, “Other Commodity-Related Investments”). As of September 30, 2010, USCI held 466 Futures Contracts.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 4 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

Sponsor Management Fee

Under the Trust Agreement, the Sponsor is responsible for investing the assets of USCI in accordance with the objectives and policies of USCI. In addition, the Sponsor has arranged for one or more third parties to provide trading advisory, administrative, custody, accounting, transfer agency and other necessary services to USCI. USCI is contractually obligated to pay the Sponsor a fee for these services, which is paid monthly, equal to 0.95% per annum of average daily net assets.

Trustee Fee

The Trustee is the Delaware trustee of the Trust. In connection with the Trustee’s services, USCI is responsible for paying the Trustee’s annual fees in the amount of $6,000.

Ongoing Registration Fees and Other Offering Expenses

USCI pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. During the period ended September 30, 2010, USCI did not incur any registration fees or other offering expenses.

Investor Tax Reporting Cost

USCI pays the fees and expenses associated with its audit expenses and tax accounting and reporting requirements. These costs are estimated to be $160,000 for the calendar year 2010.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, USCI pays all brokerage fees and other expenses in connection with the operation of USCI, excluding costs and expenses paid by the Sponsor as outlined in Note 5 below. The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceed 0.15% (15 basis points) of USCI’s NAV, on an annualized basis, through at least December 31, 2010. The Sponsor has no obligation to continue such payment into subsequent periods.

NOTE 5 — CONTRACTS AND AGREEMENTS

The Sponsor and the Trust, each on its own behalf and on behalf of USCI, are party to a marketing agent agreement, dated as of July 22, 2010, as amended from time to time, with the Marketing Agent, whereby the Marketing Agent provides certain marketing services for USCI as outlined in the agreement. The fee of the Marketing Agent, which is borne by the Sponsor, is equal to 0.06% on USCI’s assets up to $3 billion and 0.04% on USCI’s assets in excess of $3 billion.

The above fee does not include the following expenses, which are also borne by the Sponsor: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

The Sponsor and the Trust, on its own behalf and on behalf of USCI, are also party to a custodian agreement, dated July 22, 2010, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”), whereby BBH&Co. holds investments on behalf of USCI. The Sponsor pays the fees of the custodian, which are determined by the parties from time to time. In addition, the Sponsor and the Trust, on its own behalf and on behalf of USCI, are party to an administrative agency agreement, dated July 22, 2010, as amended from time to time, with BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USCI. The Sponsor also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 5 — CONTRACTS AND AGREEMENTS  – (continued)

Currently, the Sponsor pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USCI and each of the affiliated funds managed by the Sponsor, as well as a $20,000 annual fee for its transfer agency services. In addition, the Sponsor pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets, (b) 0.0465% for USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USCI’s, USOF’s, USNG’s, US12OF’s, UGA’s, USHO’s, USSO’s, US12NG’s and USBO’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The Sponsor also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USCI has entered into a brokerage agreement, dated March 1, 2010, as amended from time to time, with Newedge USA, LLC (“Newedge”). The agreement requires Newedge to provide services to USCI in connection with the purchase and sale of Futures Contracts and Other Commodity-Related Investments that may be purchased and sold by or through Newedge for USCI’s account. In accordance with the agreement, Newedge charges USCI commissions of approximately $7 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

The Sponsor is party to an advisory agreement, dated December 11, 2009, as amended from time to time, with SummerHaven, whereby SummerHaven provides advisory services to the Sponsor with respect to the Index and investment decisions for USCI. SummerHaven’s advisory services include, but are not limited to, general consultation regarding the calculation and maintenance of the Index, anticipated changes to the Index and the nature of the Index’s current or anticipated component securities. For these services, the Sponsor pays SummerHaven a fee based on a percentage of the average daily assets of USCI that are equal to the percentage fees paid to the Sponsor by USCI minus the greater of 0.1% or 0.1% plus the percentage fees paid by the Sponsor to the Marketing Agent that exceed 0.02%. The result is subsequently divided by two and reduced by 0.06% to arrive at the actual fee paid.

The Sponsor is also party to a licensing agreement, dated December 11, 2009, as amended from time to time, with SummerHaven whereby SummerHaven sub-licensed to USCI the use of certain names and marks, including the Index, for which SummerHaven has a sub-license from SummerHaven Index Management, LLC, the owner of the Index. Under the licensing agreement, the Sponsor pays SummerHaven an annual fee of $30,000 for the calendar year 2010 and $15,000 annually in subsequent years, plus an annual fee of 0.06% of the average daily assets of USCI.

NOTE 6 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USCI engages in the trading of futures contracts and options on futures contracts and may engage in cleared swaps (collectively, “derivatives”). USCI is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USCI may enter into Futures Contracts and options on Futures Contracts to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical Futures Contract on the same or linked exchange before the designated date of delivery.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 6 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES  – (continued)

The purchase and sale of futures contracts and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USCI has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

Through September 30, 2010, all of the Futures Contracts held by USCI were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if USCI were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USCI has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USCI bears the risk of financial failure by the clearing broker.

USCI’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USCI’s assets posted with that futures commission merchant; however, the vast majority of USCI’s assets are held in U.S. Treasuries, cash and/or cash equivalents with USCI’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USCI’s custodian could result in a substantial loss of USCI’s assets.

The Sponsor invests a portion of USCI’s cash in money market funds that seek to maintain a stable net asset value. USCI is exposed to any risk of loss associated with an investment in these money market funds. As of September 30, 2010, USCI had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $15,678,357. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USCI is exposed to market risk equal to the value of Futures Contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USCI pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USCI’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USCI has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USCI are reported in its condensed statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 7 — FAIR VALUE OF FINANCIAL INSTRUMENTS

USCI values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USCI (observable inputs) and (2) USCI’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USCI’s securities at September 30, 2010 using the fair value hierarchy:

At September 30, 2010	Total	Level I	Level II	Level III
Exchange-Traded Futures Contracts
Foreign Contracts	$345,380	$345,380	$—	$—
United States Contracts	231,029	231,029	—	—

During the period ended September 30, 2010, there were no significant transfers between Level I and Level II.

USCI has adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statement of Financial Condition Location	Fair Value At September 30, 2010
Futures –
Commodity Contracts	Assets	$576,409

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 7 — FAIR VALUE OF FINANCIAL INSTRUMENTS  – (continued)

The Effect of Derivative Instruments on the Statement of Operations

		For the period ended September 30, 2010
Derivatives not Accounted for as Hedging Instruments	Location of Gain on Derivatives Recognized in Income	Realized Gain on Derivatives Recognized in Income	Change in Unrealized Gain Recognized in Income
Futures –
Commodity Contracts	Realized gain on closed futures contracts	$428,035
	Change in unrealized gain on open futures contracts		$576,409

NOTE 8  — FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the period ended September 30, 2010 for the unitholders. This information has been derived from information presented in the condensed financial statements.

For the period ended September 30, 2010 (Unaudited)
Per Unit Operating Performance:
Net asset value, beginning of period	$50.00
Total income	4.27
Total expenses	(0.10)
Net increase in net asset value	4.17
Net asset value, end of period	$54.17
Total Return	8.34%
Ratios to Average Net Assets
Total income	8.93%
Management fees*	0.95%
Total expenses excluding management fees*	1.60%
Expenses waived*	(1.18)%
Net expenses excluding management fees*	0.42%
Net income	8.74%

*Annualized

Total returns are calculated based on the change in value during the period. An individual unitholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USCI.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 9 — RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements. Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required. The implementation of ASU No. 2010-06 is not expected to have a material impact on USCI’s financial statement disclosures.

NOTE 10 — SUBSEQUENT EVENTS

USCI has performed an evaluation of subsequent events through the date the financial statements were issued. The subsequent events were as follows:

The Sponsor and the Trustee have entered into the Second Amended and Restated Declaration of Trust and Trust Agreement effective as of November 10, 2010 (the “Amended Trust Agreement”). The Amended Trust Agreement amends and restates the Trust Agreement in its entirety. The Amended Trust Agreement establishes and designates three additional series of the Trust, the United States Agriculture Index Fund, the United States Metals Index Fund, and the United States Copper Index Fund. In addition, the Amended Trust Agreement clarifies section 7.4(b) to provide that, in accordance with proposed U.S. federal income tax regulations, the tax items for each month during the taxable year will be allocated among the unitholders in proportion to the number of units owned by them as of the close of business on the last trading day of the previous month. The Amended Trust Agreement also includes changes that are editorial in nature.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO CONDENSED FINANCIAL STATEMENTS
For the period ended September 30, 2010 (Unaudited)

NOTE 10 — SUBSEQUENT EVENTS  – (continued)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of United States Commodity Index Funds Trust

We have audited the accompanying statements of financial condition of United States Commodity Index Funds Trust, (the “Trust”) and United States Commodity Index Fund (the “Initial Series”), in total and for the Initial Series as of March 31, 2010. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above present fairly, in all material respects, the financial position of United States Commodity Index Funds Trust and United States Commodity Index Fund as of March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 28, 2010

UNITED STATES COMMODITY INDEX FUNDS TRUST

STATEMENT OF FINANCIAL CONDITION

March 31, 2010

	United States Commodity Index Fund	Total
ASSETS
Cash	$1,000	$1,000
CAPITAL
Capital	$1,000	$1,000

See accompanying notes to financial statements.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business

United States Commodity Index Funds Trust (the “Trust”), was organized as a Delaware Statutory Trust on December 21, 2009. The Trust is a series trust pursuant to the Delaware Statutory Trust Act and includes the United States Commodity Index Fund (“USCI”), which is a commodity pool that intends to issue units that may be purchased and sold on the NYSE Arca. Additional series of the Trust that will be separate commodity pools may be created in the future, but USCI is currently the Trust’s only series. The Trust and USCI operate pursuant to the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”). United States Commodity Funds LLC (the “Sponsor”) is the sponsor of the Trust and USCI and is also responsible for the management of the Trust and USCI.

The Sponsor shall have the power and authority to establish and designate one or more series, or Funds, and to issue units thereof, from time to time as it deems necessary or desirable. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust are limited to its express obligations under the Trust Agreement.

For the period ended March 31, 2010, all of the expenses associated with the organization of the Trust and the offering of Units of USCI, in the amount of $244,744, have been funded by the Sponsor. The Trust and USCI have no obligation or intention to reimburse such payments. The Sponsor is a member of the National Futures Association (“NFA”) and is registered as a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The Trust and USCI have a fiscal year ending on December 31.

USCI will issue common units representing fractional undivided beneficial interests in USCI (“Units”) to authorized purchasers by offering creation baskets consisting of 100,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of a Fund Unit determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received. In addition, authorized purchasers will pay USCI a $1,000 fee for the creation of each Creation Basket. Subsequent to the sale of the initial Creation Basket, Units can be purchased or sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of USCI, but rather at market prices quoted on the stock exchange.

The Sponsor, is also the general partner of (1) United States Oil Fund, LP (“USOF”) which listed its units on the American Stock Exchange under the ticker symbol “USO” on April 10, 2006; (2) United States Natural Gas Fund, LP (“USNG”) which listed its units on the American Stock Exchange under the ticker symbol “UNG” on April 18, 2007; (3) United States 12 Month Oil Fund, LP (“US12OF”) which listed its units on the American Stock Exchange under the ticker symbol “USL” on December 6, 2007; (4) United States Gasoline Fund, LP (“UGA”) which listed its units on the American Stock Exchange under the ticker symbol “UGA” on February 26, 2008; (5) United States Heating Oil Fund, LP (“USHO”) which listed its units on the American Stock Exchange under the ticker symbol “UHN” on April 9, 2008; (6) United States

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business  – (continued)

Short Oil Fund, LP (“USSO”) which listed its units on the NYSE Arca on September 24, 2009; and (7) United States 12 Month Natural Gas Fund (“US12NG”) which listed its units on the NYSE Arca on November 18, 2009 (USOF, USNG, US12OF, UGA, USHO, USSO and US12NG, collectively, the “Related Funds”). The units of the Related Funds who listed their units on the American Stock Exchange began trading on the NYSE Arca in connection with NYSE Euronext’s acquisition of the American Stock Exchange on November 25, 2008. The Sponsor is also the general partner of one other fund that has not commenced operations, United States Brent Oil Fund, LP (“USBO”).

The Trust has filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”). The following summary of significant accounting policies will be followed by USCI once operations commence.

Note 2 — Summary of Significant Accounting Policies

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options will be recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts will be reflected in the statement of financial condition and the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods will be reflected in the statement of operations. USCI will earn interest on its assets on deposit at the clearing broker. In addition, USCI will earn interest on funds held with its custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts will be accrued on a full-turn basis.

Sponsor Management Fee

Under the Trust Agreement, the Sponsor is responsible for managing USCI in accordance with the objectives and policies of the agreement. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USCI. For these services, USCI is contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.95% per annum on average net assets. The Sponsor will pay a portion of its management fee to SummerHaven Investment Management, LLC (“SummerHaven”) for providing advisory services to the Sponsor with respect to the SummerHaven Dynamic Commodity Index (“SDCI”) Total Return (the “Index”) and the investment decisions of USCI. USCI will pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Units after the initial registration and all legal, accounting, printing and other expenses associated therewith. USCI also pays the (1) annual fees of the Trustee and (2) fees and expenses associated with USCI’s tax accounting and reporting requirements with the exception of certain initial implementation services fees and base services fees which will be paid by the Sponsor.

Offering Costs

Offering costs incurred in connection with the registration of additional Units after the initial registration of Units will be borne by USCI. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 2 — Summary of Significant Accounting Policies  – (continued)

Income Taxes

USCI is treated as a partnership for federal income tax purposes and therefore is not taxed on its income; instead, the individual investors’ respective share of USCI’s taxable income will be reported on the individual investors’ income tax returns.

Additions and Redemptions

Authorized purchasers may purchase Creation Baskets consisting of 100,000 Units from USCI as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem Units from USCI only in blocks of 100,000 Units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Units in the Redemption Basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received

USCI receives or pays the proceeds from Units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from authorized purchasers will be reflected in USCI’s statement of financial condition as receivable for Units sold and amounts payable to authorized purchasers upon redemption will be reflected as payable for Units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unit holders of USCI in proportion to the number of Units each investor holds in each as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

USCI’s net asset value will be calculated on each trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of Units issued and outstanding. The Administrator will use the closing prices on the relevant Futures Exchanges of the Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the futures exchanges, but will calculate or determine the value of all other USCI investments using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Cash Equivalents

Cash equivalents will include highly liquid investments with original maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 — Trust Series

In connection with the execution of the Trust Agreement on April 1, 2010, USCI was designated as the first series of the Trust. The Sponsor has made the initial contribution to USCI of $1,000.

USCI’s trading advisor is SummerHaven, a Delaware limited liability company that is registered as a commodity trading advisor (“CTA”) and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Index and the investment decisions of USCI.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 3 — Trust Series  – (continued)

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unit holders.

The investment objective of USCI is to have the daily changes in percentage terms of the Units’ net asset value reflect the daily changes in percentage terms of the Index, less USCI’s expenses. The net assets of USCI will consist primarily of investments in futures contracts for commodities that are traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), Commodity Exchange, Inc. (“COMEX”) or on other foreign exchanges (such exchanges, collectively, the “Futures Exchanges”) (such futures contracts, collectively, “Futures Contracts”) and other commodity-based contracts and instruments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and other over-the-counter transactions that are based on the price of commodities and Futures Contracts (collectively, “Other Commodity-Related Investments”).

Note 4 — Contracts and Agreements

The Sponsor has entered into a marketing agent agreement with ALPS Distributors Inc., a Colorado corporation (“ALPS”), whereby ALPS will provide certain marketing services. These fees will be paid by the Sponsor and not charged to USCI. The following expenses will also be borne by the Sponsor: cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials. The Sponsor will enter into a custodian agreement with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers will hold investments on behalf of USCI. The Sponsor will pay the fees of Brown Brothers, which shall be agreed upon from time to time between the parties. In addition, the Sponsor also intends to enter into an administrative agency agreement with Brown Brothers, whereby Brown Brothers will act as the administrative agent, transfer agent and registrar for USCI. The Sponsor will also pay the fees of Brown Brothers for its services under this agreement and such fees will be determined by the parties from time to time.

USCI has entered into a brokerage agreement with Newedge USA, LLC, the Futures Commission Merchant (the “FCM” or “Clearing Broker”). Pursuant to this agreement, the FCM will charge USCI commissions at a rate to be determined per round turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Note 5 — Financial Instruments, Off-Balance Sheet Risks and Contingencies

USCI intends to engage in the trading of U.S. and non-U.S. futures contracts and options on U.S. and non-U.S. futures contracts (collectively “derivatives”). USCI will be exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract. Initially, all of the contracts traded by USCI are expected to be exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USCI must rely solely on the credit of its respective individual counterparties. However, in the future, if USCI were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. USCI will also incur credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, USCI bears the risk of financial failure by the Clearing Broker. The purchase and sale of futures and options on futures contracts requires margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. USCI’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 5 — Financial Instruments, Off-Balance Sheet Risks and Contingencies  – (continued)

FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USCI will be exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both buyer and seller of options, USCI pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. USCI’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USCI has a policy of reviewing the credit standing of each clearing broker or counterparty with which it conducts business. The financial instruments that will be held by USCI are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Note 6 — Subsequent Events

The Trust has performed an evaluation of subsequent events through the date the financial statements were issued. The evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor of United States Metals Index Fund, United States Agriculture Index Fund and
United States Copper Index Fund

We have audited the accompanying statements of financial condition of United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund as of November 10, 2010, each of which is a series of United States Commodity Index Funds Trust (the “Trust”). These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of financial condition referred to above present fairly, in all material respects, the financial position of United States Metals Index Fund, United States Agriculture Index Fund and United States Copper Index Fund as of November 10, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ SPICER JEFFRIES LLP
Greenwood Village, Colorado
November 15, 2010

UNITED STATES COMMODITY INDEX FUNDS TRUST

STATEMENTS OF FINANCIAL CONDITION

November 10, 2010

	United States Metals Index Fund	United States Agriculture Index Fund	United States Copper Index Fund
ASSETS
Cash	$1,000	$1,000	$1,000
CAPITAL
Capital	$1,000	$1,000	$1,000

See accompanying notes to statements of financial condition.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business

United States Commodity Index Funds Trust (the “Trust”), was organized as a Delaware Statutory Trust on December 21, 2009. The Trust is a series trust pursuant to the Delaware Statutory Trust Act and includes the United States Commodity Index Fund (“USCI”), United States Metals Index Fund (“USMI”), United States Agriculture Fund (“USAI”) and United States Copper Index Fund, (“USCUI” and, collectively, with USMI and USAI, the “Funds”), each of which is a commodity pool that intends to issue units that may be purchased and sold on the NYSE Arca. Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust, USCI and the Funds operate pursuant to the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Amended Trust Agreement”). United States Commodity Funds LLC (the “Sponsor”) is the sponsor of the Trust, USCI and the Funds and is also responsible for the management of the Trust, USCI and the Funds.

The Sponsor shall have the power and authority to establish and designate one or more series, or Funds, and to issue units thereof, from time to time as it deems necessary or desirable. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the units of any series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of the Trust Agreement. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust.

The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust are limited to its express obligations under the Trust Agreement.

For the period ended November 10, 2010, all of the expenses associated with the organization of the Funds and the offering of Units of the Funds, in the amount of $30,000, have been funded by the Sponsor. The Trust and the Funds have no obligation or intention to reimburse such payments. The Sponsor is a member of the National Futures Association (“NFA”) and is registered as a commodity pool operator with the Commodity Futures Trading Commission effective December 1, 2005. The Trust and each Fund have a fiscal year ending on December 31.

Each Fund will issue common units representing fractional undivided beneficial interests in such Fund (“Units”) to authorized purchasers by offering creation baskets consisting of 100,000 Units (“Creation Baskets”) through a marketing agent. The purchase price for a Creation Basket is based upon the net asset value of a Fund Unit determined as of 4:00 p.m. New York Time on the day the order to create the basket is properly received. In addition, authorized purchasers will pay such Fund a $1,000 fee for the creation of each Creation Basket. Subsequent to the sale of the initial Creation Basket, Units can be purchased or sold on a nationally recognized securities exchange in smaller increments. Units purchased or sold on a nationally recognized securities exchange are not made at the net asset value of such Fund, but rather at market prices quoted on the stock exchange.

The Sponsor is also the Sponsor of United States Commodity Index Fund which listed its Units on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010. In addition, the Sponsor is also the general partner of (1) United States Oil Fund, LP (“USOF”) which listed its units on the American Stock Exchange under the ticker symbol “USO” on April 10, 2006; (2) United States Natural Gas Fund, LP (“USNG”) which listed its units on the American Stock Exchange under the ticker symbol “UNG” on April 18, 2007; (3) United States 12 Month Oil Fund, LP (“US12OF”) which listed its units on the American Stock Exchange

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 1 — Organization and Business  – (continued)

under the ticker symbol “USL” on December 6, 2007; (4) United States Gasoline Fund, LP (“UGA”) which listed its units on the American Stock Exchange under the ticker symbol “UGA” on February 26, 2008; (5) United States Heating Oil Fund, LP (“USHO”) which listed its units on the American Stock Exchange under the ticker symbol “UHN” on April 9, 2008; (6) United States Short Oil Fund, LP (“USSO”) which listed its units on the NYSE Arca on September 24, 2009; (7) United States 12 Month Natural Gas Fund (“US12NG”) which listed its units on the NYSE Arca on November 18, 2009; and United States Brent Oil Fund, LP (“USBO”) which listed its units on the NYSE Arca on June 2, 2010 (USOF, USNG, US12OF, UGA, USHO, USSO, US12NG and USBO, collectively, the “Related Funds”). The units of the Related Funds who listed their units on the American Stock Exchange began trading on the NYSE Arca in connection with NYSE Euronext’s acquisition of the American Stock Exchange on November 25, 2008.

The Trust has filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) to register Units of the Funds. The following summary of significant accounting policies will be followed by the Funds once operations commence.

Note 2 — Summary of Significant Accounting Policies

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options will be recorded on the trade date. All such transactions will be recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts will be reflected in the statement of financial condition and the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods will be reflected in the statement of operations. The Funds will earn interest on its assets on deposit at the clearing broker. In addition, the Funds will earn interest on funds held with its custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts will be accrued on a full-turn basis.

Sponsor Management Fee

Under the Trust Agreement, the Sponsor is responsible for managing the Funds in accordance with the objectives and policies of the Seconded Amended Trust Agreement. In addition, the Sponsor will arrange for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay a monthly management fee to the Sponsor, based on average daily net assets, at a rate equal to 0.95% per annum on their respective average net assets. The Sponsor will pay a portion of its management fee to SummerHaven Investment Management, LLC (“SummerHaven”) for providing advisory services to the Sponsor with respect to the SummerHaven Dynamic Metals Index (“SDMI”) Total Return (the “Metals Index”) for USMI, the SummerHaven Dynamic Agriculture Index (“SDAI”) Total Return (the “Agriculture Index”) for USAI and the SummerHaven Dynamic Copper Index (“SDCUI”) Total Return (the “Copper Index” and, collectively, with the Metals Index and the Agriculture Index, the “Applicable Index”) for USCUI and the investment decisions of each of the Funds. The Funds will pay for all brokerage fees, taxes and other expenses, including registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent Units after the initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the (1) annual fees of the Trustee and (2) fees and expenses associated with the Funds’ audit, tax accounting and reporting requirements, including certain initial implementation services fees and base services fees.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 2 — Summary of Significant Accounting Policies  – (continued)

Offering Costs

Offering costs incurred in connection with the registration of additional Units after the initial registration of Units will be borne by each Fund. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Income Taxes

Each Fund is treated as a partnership for federal income tax purposes and therefore is not taxed on its income; instead, the individual investors’ respective share of such Fund’s taxable income will be reported on the individual investors’ income tax returns.

Additions and Redemptions

Authorized purchasers may purchase Creation Baskets consisting of 100,000 Units from each Fund as of the beginning of each business day based upon the prior day’s net asset value. Authorized purchasers may redeem Units from each Fund only in blocks of 100,000 Units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Units in the Redemption Basket determined as of 4:00 p.m. New York Time on the day the order to redeem the basket is properly received

Such Fund receives or pays the proceeds from Units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from authorized purchasers will be reflected in such Fund’s statement of financial condition as receivable for Units sold and amounts payable to authorized purchasers upon redemption will be reflected as payable for Units redeemed.

Trust Capital and Allocation of Income and Losses

Profit or loss shall be allocated among the unit holders of each Fund in proportion to the number of Units each investor holds in each as of the close of each month. The Sponsor may revise, alter or otherwise modify this method of allocation as described in the Trust Agreement.

Calculation of Net Asset Value

The net asset value of each Fund will be calculated on each trading day by taking the current market value of the total assets of such Fund, subtracting any liabilities and dividing the amount by the total number of Units issued and outstanding. The Administrator will use the closing prices on the relevant Futures Exchanges of the Applicable Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the futures exchanges, but will calculate or determine the value of all other investments of such Fund using market quotations, if available, or other information customarily used to determine the fair value of such investments.

Cash Equivalents

Cash equivalents will include highly liquid investments with original maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 3 — Trust Series

In connection with the execution of the Second Amended Trust Agreement on November 10, 2010, USMI, USAI and USCUI were designated as series of the Trust. The Sponsor has made the initial contributions to USMI, USAI and USCUI of $1,000 per Fund.

The trading advisor for each Fund is SummerHaven, a Delaware limited liability company that is registered as a commodity trading advisor (“CTA”) and CPO with the CFTC and is a member of the NFA. SummerHaven provides advisory services to the Sponsor with respect to the Applicable Index and the investment decisions of each Fund. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unit holders.

The investment objective of USMI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Metals Index, less USMI’s expenses. The Metals Index is designed to reflect the performance of a diversified group of metals. The Metals Index is owned and maintained by SummerHaven Indexing and calculated and published by []. The Metals Index is comprised of 10 Benchmark Component Metals Futures Contracts. The relative weighting of the Benchmark Component Metals Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Metals Futures Contracts developed by SummerHaven Indexing.

The investment objective of USAI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Agriculture Index, less USAI’s expenses. The Agriculture Index is designed to reflect the performance of a diversified group of agricultural commodities. The Agriculture Index is owned and maintained by SummerHaven Indexing and calculated and published by []. The Agriculture Index is comprised of 14 Benchmark Component Agriculture Futures Contracts. The relative weighting of the Benchmark Component Agriculture Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Agriculture Futures Contracts developed by SummerHaven Indexing.

The investment objective of USCUI is for the daily changes in percentage terms of its Units’ NAV to reflect the daily changes in percentage terms of the Copper Index, less USCUI’s expenses. The Copper Index is designed to reflect the performance of the investment returns from a portfolio of copper futures contracts. The Copper Index is owned and maintained by SummerHaven Indexing and calculated and published by []. The Copper Index is comprised of either two or three Eligible Copper Futures Contracts that are selected on a monthly basis based on quantitative formulas relating to the prices of the Eligible Copper Futures Contracts developed by SummerHaven Indexing. The Eligible Copper Futures Contracts that at any given time make up the Copper Index are referred to herein as “Benchmark Component Copper Futures Contracts.”

Note 4 — Contracts and Agreements

The Sponsor expects to enter into a marketing agent agreement with ALPS Distributors Inc., a Colorado corporation (“ALPS”), whereby ALPS will provide certain marketing services. These fees will be paid by the Sponsor and not charged to any of the Funds. The following expenses will also be borne by the Sponsor: cost of placing advertisements in various periodicals; web construction and development; and the printing and production of various marketing materials. The Sponsor will enter into a custodian agreement with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers will hold investments on behalf of the Funds. The Sponsor will pay the fees of Brown Brothers, which shall be agreed upon from time to time between the parties. In addition, the Sponsor also intends to enter into an administrative agency agreement with Brown Brothers, whereby Brown Brothers will act as the administrative agent, transfer agent and registrar for each of the Funds. The Sponsor will also pay the fees of Brown Brothers for its services under this agreement and such fees will be determined by the parties from time to time.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 4 — Contracts and Agreements  – (continued)

Each of the Funds expects to enter into a brokerage agreement with Newedge USA, LLC, the Futures Commission Merchant (the “FCM” or “Clearing Broker”). Pursuant to this agreement, the FCM will charge the Funds commissions at a rate to be determined per round turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Note 5 — Financial Instruments, Off-Balance Sheet Risks and Contingencies

Each of the Funds intends to engage in the trading of U.S. and non-U.S. futures contracts and options on U.S. and non-U.S. futures contracts (collectively “derivatives”). Each Fund will be exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract. Initially, all of the contracts traded by the Funds are expected to be exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of its respective individual counterparties. However, in the future, if any of the Funds were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds will also incur credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the Clearing Broker. The purchase and sale of futures and options on futures contracts requires margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. Cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds will be exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both buyer and seller of options, a Fund pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. The policy of each Fund is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, each Fund has a policy of reviewing the credit standing of each clearing broker or counterparty with which it conducts business. The financial instruments that will be held by each Fund are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

Note 6 — Subsequent Events

The Funds have performed an evaluation of subsequent events through the date the financial statements were issued. The evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

UNITED STATES COMMODITY INDEX FUNDS TRUST

NOTES TO STATEMENT OF FINANCIAL CONDITION

Note 6 — Subsequent Events  – (continued)

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
SEPTEMBER 30, 2010
(Unaudited)

ASSETS
Cash and cash equivalents	$597,382
Management fees receivable	1,974,187
Investments (Notes 2 and 4)	58,621
Other assets	4,191
Total assets	$2,634,381
LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$281,301
Income tax payable	288,957
Expense waiver payable (Note 3)	756,902
Total liabilities	1,327,160
COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)
EQUITY:
Member’s equity (Notes 3 and 7)	1,306,241
Noncontrolling interests (Note 3)	980
Total equity	1,307,221
Total liabilities and equity	$2,634,381

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1 — ORGANIZATION AND OPERATION

Victoria Bay Asset Management, LLC was formed as a single-member limited liability company in the State of Delaware on May 10, 2005. On June 13, 2008, Victoria Bay Asset Management, LLC changed its name to United States Commodity Funds LLC (the “Company”). The Company is the General Partner (the “General Partner”) of United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Heating Oil Fund, LP (“USHO”), United States Gasoline Fund, LP (“USG”), United States 12 Month Oil Fund, LP (“US12OF”), United States 12 Month Natural Gas Fund, LP (“US12NG”), United States Short Oil Fund, LP (“USSO”), United States Brent Oil Fund, LP (“USBO”), United States Short Natural Gas Fund, LP (“USSNG”), and is the Sponsor (“Sponsor”) of United States Commodity Index Funds Trust (“Trust”). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). USOF, USNG, USHO, USG, US12OF, US12NG, USSO and USBO (collectively, the “Funds”) are commodity pools registered with the CFTC and members of the NFA that issue units that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbols “USO,” “UNG,” “UHN,” “UGA,” “USL,” “UNL,” “DNO” and “BNO.” The United States Commodity Index Fund (“USCI”), a series of the Trust, is a commodity pool registered with the CFTC and members of the NFA that issues units that may be purchased and sold on the NYSE Arca under the ticker symbol “USCI.” The United States Metals Index Fund (“USMI”), United States Agriculture Index Fund (“USAI”) and the United States Copper Index Fund (“USCUI”), series of the Trust, will also be commodity pools and are in the process of registering their units to be purchased and sold on the NYSE ARCA. USSNG is a commodity pool that has been formed but has not yet begun the process of registering its units.

The accompanying statement of financial condition included herein is unaudited; however, such financial information reflects all adjustments which are, in the opinion of management, necessary for the fair presentation of the statement of financial condition for the interim period.

USOF began trading on April 10, 2006 by purchasing futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange (the “Exchange”). The investment objective of USOF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light sweet crude oil traded on the Exchange, that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USOF’s expenses. USOF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USNG began trading on April 18, 2007 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of USNG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered to the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses. USNG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1 — ORGANIZATION AND OPERATION  – (continued)

US12OF began trading on December 6, 2007 by purchasing futures contracts for light, sweet crude oil that are traded on the Exchange. The investment objective of US12OF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on crude oil traded on the Exchange, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12OF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the Exchange and or other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, futures contracts and indices based on the foregoing.

USG began trading on February 26, 2008 by purchasing futures contracts on gasoline that are traded on the Exchange. The investment objective of USG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of unleaded gasoline, as measured by the changes in the price of the futures contract on gasoline traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USG’s expenses. USG seeks to accomplish its objective through investments in futures contracts for gasoline, crude oil, natural gas, heating oil and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other gasoline-related investments such as cash-settled options on futures contracts, forward contracts for gasoline, cleared swap contracts and over-the-counter transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USHO began trading on April 9, 2008 by purchasing futures contracts on heating oil that are traded on the Exchange. The investment objective of USHO is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of heating oil, as measured by the changes in the price of the futures contract on heating oil traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USHO’s expenses. USHO seeks to accomplish its objective through investments in futures contracts for heating oil, crude oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other heating oil-related investments such as cash-settled options on futures contracts, forward contracts for heating oil, cleared swap contracts and over-the-counter transactions that are based on the price of heating oil, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing. USSO began trading on September 24, 2009 by selling futures contracts on light, sweet crude oil that are traded on the Exchange. The investment objective of USSO is for the changes in percentage terms of its units’ net asset value to inversely reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USSO’s expenses. USSO accomplishes its objective through taking short positions in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 1 — ORGANIZATION AND OPERATION  – (continued)

that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12NG began trading on November 18, 2009 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of US12NG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the Exchange, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12NG’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12NG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USBO began trading on June 1, 2010 by purchasing futures contracts for brent oil that are traded on the Exchange. The investment objective of USBO is for the daily changes in percentage terms of its units’ net asset value to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract on Brent crude oil as traded on the ICE Futures Exchange (the “ICE Futures”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USBO’s expenses. USBO accomplishes its objective through investments in futures contracts for crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the ICE Futures, NYMEX, or other U.S. and foreign exchanges, and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing.

As of September 30, 2010, USSNG had not formally begun operations.

The Company is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation. Wainwright is a holding company that is controlled by the president of the Company and served as the initial limited partner of the Funds. It also serves as the initial limited partner for USSNG.

As the General Partner of the Funds, the Company is required to evaluate the credit risk of the Funds to their futures commission merchant, oversee the purchases and sales of the Funds’ units by certain “authorized purchasers,” review the daily positions and margin requirements of the Funds, and manage the Funds’ investments. The Company also pays continuing service fees to the marketing agent for communicating with the authorized purchasers.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The Company, as General Partner of the Funds and USSNG, has included the accounts of USSNG since its inception in the consolidated financial statements. The Company has recorded a noncontrolling interest for the amount directly owned by the limited partner (representing the limited partner interest owned by Wainwright). Subsequent to the Funds commencing operations, the Company and Wainwright redeemed their partnership interests. Therefore, as of September 30, 2010, the accounts of each of the Funds were no longer

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

included in the accompanying consolidated statement of financial condition. All intercompany accounts and balances have been eliminated in consolidation.

In December 2007, the FASB issued FASB ASC Topic 810-10-65, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. FASB ASC Topic 810-10-65 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Additionally, FASB ASC Topic 810-10-65 requires that transactions between an entity and noncontrolling interests be treated as equity transactions. FASB ASC Topic 810-10-65 is effective for fiscal years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity. The minority interests previously reflected in the Company’s financial statements have been reclassified to conform to the current presentation.

Revenue recognition

The Company recognizes revenue in the period earned under the terms of the Funds’ respective Limited Partnership Agreements, as amended from time to time (the “Limited Partnership Agreements”). These agreements provide for fees based upon a percentage of the daily average net asset value of the Funds. In connection with the Funds’ trading activities, commodity futures contracts, cleared swap contracts, forward contracts, physical commodities, and related options are recorded on the trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains and losses on open contracts are reflected in the statement of financial condition and represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations.

The Company earns interest on its assets on deposit at the broker at the 90-day Treasury bill rate for deposits denominated in U.S. dollars. In addition, the Funds earn interest on funds held with their custodian at prevailing market rates earned on such investments.

General Partner management fee

Under the Funds’ respective Limited Partnership Agreements, the Company is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. USOF pays a management fee of 0.45% per annum on its average daily net assets. USNG pays a fee equal to 0.60% per annum on average daily net assets of $1,000,000,000 or less and 0.50% of average daily net assets that are greater than $1,000,000,000. US12OF, USHO, USG and USSO each pay a fee of 0.60% per annum on their average daily net assets. Since inception through April 30, 2010 the Company has been charging US12NG a management fee at a reduced rate of 0.60% per annum of average daily net assets. Effective May 1, 2010, the Company resumed charging its standard rate of 0.75% per annum of average daily net assets. The difference of 0.15% per annum of average daily net assets since inception through April 30, 2010 has been waived by the Company and will not be recouped from US12NG. USBO pays a management fee of 0.75% per annum of its average net assets.

The Funds pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the fees and expenses of the independent directors.

Investments and Valuation of Investments

The Company’s investments in common stock are classified as available-for-sale-securities and are considered to be held for an indefinite period. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale-securities are recorded at fair value on the statement of financial condition, with the change in fair value excluded from earnings and recorded as a component of other comprehensive income (loss) included in member’s equity. Unrealized holding gains on such securities, which were added to member’s equity was $15,318 for the period ended September 30, 2010 (see Note 7).

Realized gains or losses are recorded upon disposition of investments calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method.

The Company values its investments in accordance with FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“FASB ASC Topic 820”). FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of FASB ASC Topic 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. FASB ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) the Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FASB ASC Topic 820 hierarchy are as follows:

Level I —	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.
Level II —	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).
Level III —	Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available. In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety. The Company’s adoption of FASB ASC Topic 820 did not have a material effect on its consolidated financial position, results of operations or liquidity.

In March 2008, the FASB released FASB ASC Topic 815-10, Disclosures about Derivative Instruments and Hedging Activities. FASB ASC Topic 815-10 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

Brokerage commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Additions and redemptions

Authorized purchasers may purchase creation baskets of the Funds only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Authorized purchasers may redeem units from the Funds only in blocks of 100,000 units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Funds’ units in the Redemption Basket as of the end of each business day.

The Funds receive or pay the proceeds from units sold or redeemed within three business days after the trade-date of the purchase or redemption. The amounts due from authorized purchasers are reflected in the Funds’ statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Partnership capital and allocation of partnership income and losses

Profit or loss shall be allocated among the partners of the Funds in proportion to the number of units each partner holds as of the close of each month. The Company, as General Partner, may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreements.

Calculation of net asset value

The Funds calculate their net asset value on each NYSE Arca trading day by taking the current market value of their total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. The Funds use the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Cash equivalents

Cash equivalents are highly liquid investments with original maturity dates of three months or less.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 740-10, Accounting for Income Taxes (“FASB ASC Topic 740-10”). Under the asset and liability method of FASB ASC Topic 740-10, deferred tax assets and liabilities are recognized for the estimated future tax consequences or benefits attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Effective January 1, 2008, the Company adopted FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes (“FASB ASC Topic 740-10”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the consolidated financial statements when it is more likely than

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

not, based on the technical merits, that the position will be sustained upon examination. FASB ASC Topic 740-10 is effective for private companies for fiscal years beginning after December 15, 2008. The Company’s adoption of FASB ASC Topic 740-10 did not have a material effect on its consolidated financial position, results of operations or liquidity.

Fund startup expenses

The Company expenses all startup expenses associated with the registration of the Funds. Fund startup expenses include offering costs relating to the initial registration of units and include, but are not limited to, legal fees pertaining to the initial registration of the Funds’ units, SEC and FINRA registration fees, initial fees paid to be listed on an exchange and other similar costs.

Recent accounting pronouncements

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This ASU changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. ASU 2009-17 also requires a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009.

In February 2010, the FASB issued ASU 2010-10, Consolidation (Topic 810) — Amendments for Certain Investments Funds. This ASU amends certain provisions of ASC 810 pertaining to investments in variable interest entities to defer the effective date of ASU 2009-17 for certain investment entities and changes how decision makers and service providers determine whether their fees are variable interests. The amendments in ASU 2010-10 are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The adoption of ASU 2010-10 did not have a material impact on the Company’s financial position.

In January 2010, the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements. This ASU requires new disclosures and clarifies certain existing disclosure requirements about fair value measurements. ASU 2010-06 requires a reporting entity to disclose significant transfers in and out of Level 1 and Level 2 fair value measurements, to describe the reasons for the transfers, and to present separately information about purchases, sales, issuances, and settlements for fair value measurements using significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which is effective for interim and annual reporting periods beginning after December 15, 2010; early adoption is permitted.

NOTE 3 — CAPITALIZATION AND RELATED PARTY TRANSACTIONS

During the period ended September 30, 2010, the Company paid $7,866,058 in distributions to its member.

The Funds and USSNG were each capitalized with $1,000, of which the Company contributed $20 and Wainwright contributed $980. The Trust was capitalized with $1,000, which was contributed solely by the Company, which is included in cash and cash equivalents in the accompanying statement of financial condition.

In addition, the Company, as General Partner, through no obligation to do so, has agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by USHO, USG, USSO, US12NG, USBO and USCI to the extent that such expenses exceed 0.15% (15

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 3 — CAPITALIZATION AND RELATED PARTY TRANSACTIONS  – (continued)

basis points) of their NAV, on an annualized basis. The Company, as General Partner has no obligation to continue such payments in subsequent years.

The Company’s consolidated statement of financial condition reflects noncontrolling interests in its subsidiaries as of September 30, 2010. A schedule of the noncontrolling interests is presented below:

Limited partner interest in United States Short Natural
Gas Fund, LP	$980

NOTE 4 — FAIR VALUE MEASUREMENTS

The following table summarizes the valuation of the Company’s investments at September 30, 2010 using the fair value hierarchy:

At September 30, 2010:	Total	Level I	Level II	Level III
Investments	$58,621	$58,621	$—-	$—

NOTE 5 — INCOME TAXES

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. In connection with filing a consolidated federal income tax return, the Company has recorded federal income tax expense (benefit) and has recorded a corresponding due from parent and due to parent for its federal tax liability (benefit).

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of September 30, 2010 are as follows:

Deferred tax liabilities	$—
Deferred tax assets:
Funds’ startup expenses (offering costs)	$1,350,000
Unrealized losses on investments	75,000
Valuation alllowance for deferred tax assets	(1,425,000)
$—

The valuation allowance increased by $687,000 for the period ended September 30, 2010. The portion of the deferred tax asset shown relating to the Company’s unrealized losses on investments reported above relates to the unrealized losses on investments and is accounted for as other comprehensive loss (see Note 7).

NOTE 6 — CONTRACTS AND AGREEMENTS

The Company, together with each of the Funds, is a party to marketing agent agreements with ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective marketing agent agreements. Under the agreement dated as of March 13, 2006, as amended, whereby ALPS provides certain marketing services for USOF, the Company pays ALPS a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 – $500 million; 0.04% on USOF’s assets from $500 million – $4 billion; and 0.03% on USOF’s assets in excess of $4 billion. Under the agreement dated as of April 17, 2007, whereby ALPS provides certain marketing services for USNG, and the agreement dated as of November 13, 2007, whereby ALPS provides certain marketing services for US12OF, the Company pays ALPS fees equal to 0.06% on each of USNG’s, US12OF’s and US12NG’s assets up to $3 billion

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 6 — CONTRACTS AND AGREEMENTS  – (continued)

and 0.04% on each of USNG’s and US12OF’s assets in excess of $3 billion. Under the agreement dated as of February 15, 2008, whereby ALPS provides certain marketing services for USG, and the agreement dated March 10, 2008 whereby ALPS provides certain marketing services for USHO, the Company pays ALPS fees equal to 0.06% on each of USG’s and USHO’s assets up to $3 billion and 0.04% on each of USG’s and USHO’s assets in excess of $3 billion. Under the agreement dated as of June 8, 2009, whereby ALPS provides certain marketing services for USSO, the Company pays ALPS fees equal to 0.06% on USSO’s assets up to $3 billion; and 0.04% on USSO’s assets in excess of $3 billion. Under the agreements dated October 30, 2009 and March 31, 2010, whereby ALPS provides certain marketing services for US12NG and USBO, respectively, the Company pays ALPS fees equal to 0.06% on US12NG’s and USBO’s assets up to $3 billion and 0.04% on US12NG’s and USBO’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the Company: the cost of placing advertisements in various periodicals, web construction and development, and the printing and production of various marketing materials.

The Company and each of the Funds are parties to custodian agreements with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Funds. The Company pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, the Company, with each of the Funds, are parties to administrative agency agreements with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for each of the Funds. The Company also pays the fees of Brown Brothers for its services under these agreements and such fees will be determined by the parties from time to time.

Currently, the Company pays Brown Brothers for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of combined net assets, (b) 0.0465% for combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% of combined net assets in excess of $1 billion. The Company also pays a $20,000 annual fee for transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

Each of the Funds has entered into brokerage agreements pursuant to which UBS Securities LLC acts as the futures commission merchant (the “FCM”). The agreements provide that the FCM will charge commissions of approximately $7 to $8 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Each of the Funds has invested primarily in futures contracts traded on the Exchange since the commencement of its operations. On May 30, 2007, USOF and USNG entered into a license agreement with the Exchange whereby the Funds were granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, the Funds pay the Exchange an asset-based fee for the license. Pursuant to the agreement, the Funds pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% for combined assets above $1,000,000,000. US12OF, USG, USHO, USSO and US12NG entered into the above license agreement on the same terms with an effective date of December 4, 2007. Other funds managed by the Company that invest primarily in futures contracts traded on the Exchange will also be granted a similar non-exclusive license on the same terms.

The Funds expressly disclaim any association with the Exchange or endorsement of the Funds by the Exchange and acknowledge that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

The Company has contracted an accounting firm to prepare each of the Funds, USSNG and the Trust’s yearly income tax filings with the Internal Revenue Service and various states. The cost associated with any registered new fund is expected to be comparable.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 7 — ACCUMULATED OTHER COMPREHENSIVE LOSS

Changes in accumulated other comprehensive loss for the period ended September 30, 2010 are as follows:

Balance, December 31, 2009	$(513,284)
Unrealized holding gains on investments	15,318
Balance, September 30, 2010	$(497,966)

The Company records its other comprehensive loss net of income tax expense (benefit). As of September 30, 2010, the Company has not recorded an income tax expense or benefit associated with its accumulated other comprehensive loss (see Note 5).

NOTE 8 — OFF-BALANCE SHEET RISKS AND CONTINGENCIES

The Funds engage in the trading of U.S. futures contracts, options on U.S. contracts, cleared swap contracts and over-the-counter derivative transactions (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Funds, with the exception of USNG, are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of their respective individual counterparties. To the extent the Funds enter into non-exchange traded contracts, they are subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both buyers and sellers of options, the Funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.

The Company’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter-party with which it conducts business.

The financial instruments held by the Company are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

The Company has securities for its own account and may incur losses if the market value of the securities decreases subsequent to September 30, 2010.

The Company has a substantial portion of its assets on deposit with banks. Assets deposited with banks are subject to credit risk. In the event of a bank’s insolvency, recovery of the Company’s assets on deposit

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

NOTE 8 — OFF-BALANCE SHEET RISKS AND CONTINGENCIES  – (continued)

may be limited to account insurance or other protection afforded such deposits. As of September 30, 2010, the Company had cash of $149,643 in excess of the federally insured amount of $250,000.

NOTE 9 — SUBSEQUENT EVENTS

In accordance with FASB ASC Topic 855-10-05, the Company has performed an evaluation of subsequent events through November 24, 2010 which is the date the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of
United States Commodity Funds LLC and Subsidiaries

We have audited the accompanying consolidated statements of financial condition of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) and Subsidiaries (the “Company”), as of December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income (loss), changes in equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United States Commodity Funds LLC (formerly Victoria Bay Asset Management, LLC) and Subsidiaries as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10, the accompanying consolidated financial statements have been restated.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
March 30, 2010, except as to the fourth paragraph above and Note 10, which are as of May 19, 2010

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

Consolidated statements of financial condition

	December 31,
	2009	2008
	As Restated (Note 10)
ASSETS
Cash and cash equivalents	$1,789,182	$125,815
Management fees receivable	2,973,237	893,111
Investments (Notes 2 and 4)	43,304	34,579
Other assets	4,171	1,960
Total assets	$4,809,894	$1,055,465
LIABILITIES AND EQUITY (DEFICIT)
LIABILITIES:
Accounts payable	$505,858	$624,688
Income tax payable	181,031	285,400
Expense waiver payable (Note 3)	811,004	311,038
Total liabilities	1,497,893	1,221,126
COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)
EQUITY (DEFICIT):
Member’s equity (deficit) (Notes 3 and 7)	3,310,041	(167,621)
Noncontrolling interests (Note 3)	1,960	1,960
Total equity (deficit)	3,312,001	(165,661)
Total liabilities and equity (deficit)	$4,809,894	$1,055,465

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31,
	2009	2008
	As Restated (Note 10)
REVENUE:
Management fees	$27,224,589	$8,631,883
EXPENSES:
Salaries, wages, payroll taxes and benefits	3,705,288	1,389,888
Distribution fees	2,896,155	1,026,625
Fund startup expenses	1,032,975	719,494
Administration fees	1,866,968	665,696
General and administrative	968,114	460,794
Professional fees	767,669	1,159,643
Custodial fees	306,575	118,453
Fees and licenses expense	138,074	27,683
Expense waiver expense (Note 3)	822,231	311,038
Transfer agent fees	110,126	208,274
Advertising and promotion	78,224	79,202
Total expenses	12,692,399	6,166,790
OTHER INCOME:
Other income	53,444	—
Dividend income	3,934	14
Total other income	57,378	14
NET INCOME BEFORE INCOME TAXES	14,589,568	2,465,107
PROVISION FOR INCOME TAXES:
Income tax expense (Note 5)	6,229,595	1,260,622
NET INCOME	8,359,973	1,204,485
OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on investments (Note 7)	8,725	(88,820)
COMPREHENSIVE INCOME	$8,368,698	$1,115,665

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)

	Member’s Equity (Deficit)	Noncontrolling Interests
		(Note 3)
BALANCES, December 31, 2007	$(311,393)	$2,940
Adjustment to opening member’s equity (Note 10)	(187,056)	—
BALANCES, December 31, 2007, as restated	(498,449)	2,940
Purchase of interest in United States Short Oil Fund, LP	—	980
Redemption of interest in United States Heating Oil Fund, LP	—	(980)
Redemption of interest in United States Gasoline Fund, LP	—	(980)
Other comprehensive loss (Note 7)	(88,820)	—
Distributions	(784,837)	—
Net income	1,204,485	—
BALANCES, December 31, 2008, as restated	(167,621)	1,960
Other comprehensive income (Note 7)	8,725	—
Redemption of interest in United States Short Oil Fund, LP	—	(980)
Redemption of interest in United States 12 Month Natural Gas Fund, LP	—	(980)
Purchase of interest in United States Short Natural Gas Fund, LP	—	980
Purchase of interest in United States Brent Oil Fund, LP	—	980
Distributions	(4,891,036)	—
Net income	8,359,973	—
BALANCES, December 31, 2009, as restated	$3,310,041	$1,960

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
	As Restated (Note 10)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,359,973	$1,204,485
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in management fees receivable	(2,080,126)	(392,983)
(Increase) decrease in other assets	(2,211)	980
Decrease in due to parent	—	(109,539)
(Decrease) increase in income taxes payable	(104,369)	254,498
Increase in expense waiver payable	499,966	311,038
Decrease in accounts payable	(118,830)	(410,757)
Net cash provided by operating activities	6,554,403	857,722
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions	(4,891,036)	(784,837)
Increase (decrease):
Noncontrolling interest in United States Heating Oil Fund, LP	—	(980)
Noncontrolling interest in United States Gasoline Fund, LP	—	(980)
Noncontrolling interest in United States Brent Oil Fund, LP	980	—
Noncontrolling interest in United States 12 Month Natural Gas Fund, LP	(980)	—
Noncontrolling interest in United States Short Natural Gas Fund, LP	980	—
Noncontrolling interest in United States Short Oil Fund, LP	(980)	980
Net cash used in financing activities	(4,891,036)	(785,817)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,663,367	71,905
CASH AND CASH EQUIVALENTS, beginning of year	125,815	53,910
CASH AND CASH EQUIVALENTS, end of year	$1,789,182	$125,815
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$4,485,400	$1,119,761

The accompanying notes are an integral part of these statements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND OPERATION

Victoria Bay Asset Management, LLC was formed as a single-member limited liability company in the State of Delaware on May 10, 2005. On June 13, 2008, Victoria Bay Asset Management, LLC changed its name to United States Commodity Funds LLC (the “Company”). The Company is the General Partner (the “General Partner”) of United States Oil Fund, LP (“USOF”), United States Natural Gas Fund, LP (“USNG”), United States Heating Oil Fund, LP (“USHO”), United States Gasoline Fund, LP (“USG”), United States 12 Month Oil Fund, LP (“US12OF”), United States 12 Month Natural Gas Fund, LP (“US12NG”), United States Short Oil Fund, LP (“USSO”), United States Brent Oil Fund, LP (“USBO”), United States Short Natural Gas Fund, LP (“USSNG”), and is the Sponsor (“Sponsor”) of United States Commodity Index Funds Trust (“Trust”). The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). USOF, USNG, USHO, USG, US12OF, US12NG and USSO (collectively, the “Funds”) are commodity pools registered with the CFTC and members of the NFA that issue units that may be purchased and sold on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbols “USO,” “UNG,” “UHN,” “UGA,” “USL,” “UNL” and “DNO.” USBO is a commodity pool that is in the process of registering its units that may be purchased and sold on the NYSE Arca and the United States Commodity Index Fund (“USCI”), a series of the Trust, will also be a commodity pool and the Trust is in the process of registering USCI’s units to be purchased and sold on the NYSE ARCA. USSNG is a commodity pool that has been formed but has not yet begun the process of registering its units.

USOF began trading on April 10, 2006 by purchasing futures contracts for light, sweet crude oil that are traded on the New York Mercantile Exchange (the “Exchange”). The investment objective of USOF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light sweet crude oil traded on the Exchange, that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USOF’s expenses. USOF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USNG began trading on April 18, 2007 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of USNG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered to the Henry Hub, Louisiana, as measured by the changes in the price of the futures contract on natural gas traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USNG’s expenses. USNG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12OF began trading on December 6, 2007 by purchasing futures contracts for light, sweet crude oil that are traded on the Exchange. The investment objective of US12OF is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND OPERATION  – (continued)

contracts on crude oil traded on the Exchange, consisting of the near month contract to expire and the contracts for the following eleven months, for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following eleven consecutive months, less US12OF’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12OF seeks to accomplish its objective through investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the Exchange and or other U.S. and foreign exchanges and other oil interests such as cash-settled options on futures contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, futures contracts and indices based on the foregoing.

USG began trading on February 26, 2008 by purchasing futures contracts on gasoline that are traded on the Exchange. The investment objective of USG is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of unleaded gasoline, as measured by the changes in the price of the futures contract on gasoline traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USG’s expenses. USG seeks to accomplish its objective through investments in futures contracts for gasoline, crude oil, natural gas, heating oil and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other gasoline-related investments such as cash-settled options on futures contracts, forward contracts for gasoline, cleared swap contracts and over-the-counter transactions that are based on the price of gasoline, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USHO began trading on April 9, 2008 by purchasing futures contracts on heating oil that are traded on the Exchange. The investment objective of USHO is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of heating oil, as measured by the changes in the price of the futures contract on heating oil traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contact to expire, less USHO’s expenses. USHO seeks to accomplish its objective through investments in futures contracts for heating oil, crude oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other heating oil-related investments such as cash-settled options on futures contracts, forward contracts for heating oil, cleared swap contracts and over-the-counter transactions that are based on the price of heating oil, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

USSO began trading on September 24, 2009 by selling futures contracts on light, sweet crude oil that are traded on the Exchange. The investment objective of USSO is for the changes in percentage terms of its units’ net asset value to inversely reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil as traded on the Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USSO’s expenses. USSO accomplishes its objective through taking short positions in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the Exchange and other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, futures contracts and indices based on the foregoing.

US12NG began trading on November 18, 2009 by purchasing futures contracts for natural gas that are traded on the Exchange. The investment objective of US12NG is for the changes in percentage terms of its

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND OPERATION  – (continued)

units’ net asset value to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the Exchange, consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contracts that are the next month contract to expire and the contracts for the following 11 consecutive months, less US12NG’s expenses. When calculating the daily movement of the average price of the 12 contracts each contract month will be equally weighted. US12NG seeks to accomplish its objective through investments in futures contracts for natural gas, crude oil, heating oil, gasoline and other petroleum-based fuels that are traded on the Exchange and other U.S. and foreign exchanges and other natural gas-related investments such as cash-settled options on futures contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, futures contracts and indices based on the foregoing.

As of December 31, 2009, USBO, USCI and USSNG had not formally begun operations. USBO and the Trust, on behalf of USCI, filed registration statements on Form S-1 with the Securities and Exchange Commission (the “SEC”) and the Company is in the process of filing amendments to Form S-1 for USBO and USCI.

The Company is a wholly owned subsidiary of Wainwright Holdings, Inc. (“Wainwright”), a Delaware corporation. Wainwright is a holding company that is controlled by the president of the Company and served as the initial limited partner of the Funds. It also serves as the initial limited partner for USBO and USSNG.

As the General Partner of the Funds, the Company is required to evaluate the credit risk of the Funds to their futures commission merchant, oversee the purchases and sales of the Funds’ units by certain “authorized purchasers,” review the daily positions and margin requirements of the Funds, and manage the Funds’ investments. The Company also pays continuing service fees to the marketing agent for communicating with the authorized purchasers.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The Company, as General Partner of the Funds, USBO and USSNG and as Sponsor to the Trust and USCI, has included the accounts of USBO, USSNG and USCI since their inception in the consolidated financial statements. The Company has recorded a noncontrolling interest for the amount directly owned by the limited partner (representing the limited partner interest owned by Wainwright, except with respect to the Trust, which does not have a limited partner). Subsequent to the Funds commencing operations, the Company and Wainwright redeemed their partnership interests. Therefore, as of December 31, 2009, the accounts of each of the Funds were no longer included in the accompanying consolidated statement of financial condition. All intercompany accounts and balances have been eliminated in consolidation.

Revenue recognition

The Company recognizes revenue in the period earned under the terms of the Funds’ respective Limited Partnership Agreements, as amended from time to time (the “Limited Partnership Agreements”). These agreements provide for fees based upon a percentage of the daily average net asset value of the Funds. In connection with the Funds’ trading activities, commodity futures contracts, cleared swap contracts, forward contracts, physical commodities, and related options are recorded on the trade-date basis. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains and losses on open contracts are reflected in the statement of financial condition and represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities,

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations.

The Company earns interest on its assets on deposit at the broker at the 90-day Treasury bill rate for deposits denominated in U.S. dollars. In addition, the Funds earn interest on funds held with their custodian at prevailing market rates earned on such investments.

General Partner management fee

Under the Funds’ respective Limited Partnership Agreements, the Company is responsible for investing the assets of the Funds in accordance with the objectives and policies of the Funds. In addition, the Company has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to the Funds. For these services, the Funds are contractually obligated to pay the Company a management fee, which is paid monthly, based on the average daily net assets of the Funds. Through December 31, 2008 USOF paid a fee equal to 0.50% per annum on average daily net assets of $1,000,000,000 or less and 0.20% of average daily net assets that were greater than $1,000,000,000. Effective January 1, 2009, USOF pays a management fee of 0.45% per annum on its average daily net assets. USNG pays a fee equal to 0.60% per annum on average daily net assets of $1,000,000,000 or less and 0.50% of average daily net assets that are greater than $1,000,000,000. US12OF, USHO, USG and USSO each pay a fee of 0.60% per annum on their average daily net assets. US12NG pays a fee of 0.75% per annum on its average daily net assets.

The Funds pay for all brokerage fees, taxes and other expenses, including licensing fees for the use of intellectual property, registration or other fees paid to the SEC, the Financial Industry Regulatory Authority (“FINRA”) formerly the National Association of Securities Dealers, or any other regulatory agency in connection with the offer and sale of subsequent units after their initial registration and all legal, accounting, printing and other expenses associated therewith. The Funds also pay the fees and expenses of the independent directors.

Investments

The Company’s investments in common stock are classified as available-for-sale-securities and are considered to be held for an indefinite period. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale-securities are recorded at fair value on the statement of financial condition, with the change in fair value excluded from earnings and recorded as a component of other comprehensive income (loss) included in member’s equity. Unrealized holding gain (loss) on such securities, which were added to (subtracted from) member’s equity were $8,725 and $(88,820) for the years ended December 31, 2009 and 2008 (see Note 7).

Realized gains or losses are recorded upon disposition of investments calculated based upon the difference between the proceeds and the cost basis determined using the specific identification method.

Brokerage commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Additions and redemptions

Authorized purchasers may purchase creation baskets of the Funds only in blocks of 100,000 units at a price equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed. Authorized purchasers may redeem units from the Funds only in blocks of 100,000 units called “Redemption Baskets.” The amount of the redemption proceeds for a Redemption Basket will be equal to the net asset value of the Funds’ units in the Redemption Basket as of the end of each business day.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Funds receive or pay the proceeds from units sold or redeemed within three business days after the trade-date of the purchase or redemption. The amounts due from authorized purchasers are reflected in the Funds’ statement of financial condition as receivables for units sold, and amounts payable to authorized purchasers upon redemption are reflected as payable for units redeemed.

Partnership capital and allocation of partnership income and losses

Profit or loss shall be allocated among the partners of the Funds in proportion to the number of units each partner holds as of the close of each month. The Company, as General Partner, may revise, alter or otherwise modify this method of allocation as described in the Limited Partnership Agreements.

Calculation of net asset value

The Funds calculate their net asset value on each NYSE Arca trading day by taking the current market value of their total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. The Funds use the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Cash equivalents

Cash equivalents are highly liquid investments with original maturity dates of three months or less.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. The Company accounts for income taxes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 740-10, Accounting for Income Taxes (“FASB ASC Topic 740-10”). Under the asset and liability method of FASB ASC Topic 740-10, deferred tax assets and liabilities are recognized for the estimated future tax consequences or benefits attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Fund startup expenses

The Company expenses all startup expenses associated with the registration of the Funds. Fund startup expenses include offering costs relating to the initial registration of units and include, but are not limited to, legal fees pertaining to the initial registration of the Funds’ units, SEC and FINRA registration fees, initial fees paid to be listed on an exchange and other similar costs.

Recent accounting pronouncements

Effective January 1, 2008, the Company adopted FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes (“FASB ASC Topic 740-10”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the consolidated financial statements when it is more likely than

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

not, based on the technical merits, that the position will be sustained upon examination. FASB ASC Topic 740-10 is effective for private companies for fiscal years beginning after December 15, 2008. The Company’s adoption of FASB ASC Topic 740-10 did not have a material effect on its consolidated financial position, results of operations or liquidity.

Effective January 1, 2008, the Company adopted FASB ASC Topic 820, Fair Value Measurements and Disclosures (“FASB ASC Topic 820”). FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of FASB ASC Topic 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. FASB ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the Company (observable inputs) and (2) the Company’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the FASB ASC Topic 820 hierarchy are as follows:

Level I — Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III — Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety. The Company’s adoption of FASB ASC Topic 820 did not have a material effect on its consolidated financial position, results of operations or liquidity.

In December 2007, the FASB issued FASB ASC Topic 810-10-65, Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. FASB ASC Topic 810-10-65 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Additionally, FASB ASC Topic 810-10-65 requires that transactions between an entity and noncontrolling interests be treated as equity transactions. FASB ASC Topic 810-10-65 is effective for fiscal years beginning after December 15, 2008. Adoption on January 1, 2009, as required, did not have a material effect on the Company’s financial condition, results of operations or liquidity. The minority interests previously reflected in the Company’s financial statements have been reclassified to conform to the current presentation.

In March 2008, the FASB released FASB ASC Topic 815-10, Disclosures about Derivative Instruments and Hedging Activities. FASB ASC Topic 815-10 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company adopted FASB ASC Topic 815-10 on January 1, 2009. The Company’s adoption of FASB ASC Topic 815-10 did not have a material effect on the Company’s financial condition, results of operations or liquidity.

In May 2009, the FASB issued FASB ASC Topic 855-10-05, Subsequent Events. This standard is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this standard sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. FASB ASC Topic 855-10-05 is effective for fiscal years and interim periods ending after June 15, 2009.

NOTE 3 — CAPITALIZATION AND RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, the Company paid $4,891,036 and $784,837 in distributions to its member. The Company and USOF have incurred offering and organizational costs in the amount of $2,023,991 which are not included in the accompanying consolidated financial statements at December 31, 2008. Wainwright has provided funding for these costs, but is under no obligation to do so or continue funding these costs. The Company and USOF are not required to reimburse Wainwright or its affiliates for any such costs incurred.

The Funds, USBO and USSNG were each capitalized with $1,000, of which the Company contributed $20 and Wainwright contributed $980. The Trust was capitalized with $1,000, which was contributed solely by the Company, which is included in cash and cash equivalents in the accompanying statement of financial condition.

In addition, the Company, as General Partner, through no obligation to do so, has agreed to pay certain expenses, including those relating to audit expenses and tax accounting and reporting requirements normally borne by USHO, USG, US12OF, USSO and US12NG to the extent that such expenses exceed 0.15% (15 basis points) of their NAV, on an annualized basis. The Company, as General Partner has no obligation to continue such payments in subsequent years.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — CAPITALIZATION AND RELATED PARTY TRANSACTIONS  – (continued)

The Company’s consolidated statement of financial condition reflects noncontrolling interests in its subsidiaries as of December 31, 2009 and 2008. A schedule of the noncontrolling interests is presented below:

	December 31,
	2009	2008
Limited partner interest in United States 12 Month Natural Gas Fund, LP	$—	$980
Limited partner interest in United States Short Natural Gas Fund, LP	980	—
Limited partner interest in United States Short Oil Fund, LP	—	980
Limited partner interest in United States Brent Oil Fund, LP	980	—
	$1,960	$1,960

NOTE 4 — FAIR VALUE MEASUREMENTS

The following table summarizes the valuation of the Company’s investments at December 31, 2009 and 2008 using the fair value hierarchy:

At December 31, 2009:	Total	Level I	Level II	Level III
Investments	$43,304	$43,304	$—	$—

At December 31, 2008:	Total	Level I	Level II	Level III
Investments	$34,579	$34,579	$—	$—

NOTE 5 — INCOME TAXES

The Company has filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation. The Company files a consolidated federal income tax return with Wainwright and provides for income taxes as if the Company filed separately. The Company, however, does not file on a consolidated basis for state income tax purposes. In connection with filing a consolidated federal income tax return, the Company has recorded federal income tax expense (benefit) and has recorded a corresponding due from parent and due to parent for its federal tax liability (benefit).

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2009 and 2008, as restated, are as follows:

	December 31,
	2009	2008
Deferred tax liabilities	$—	$—
Deferred tax assets:
Funds’ startup expenses (offering costs)	$518,000	$363,000
Unrealized losses on investments	220,000	224,000
Valuation allowance for deferred tax asset	(738,000)	(587,000)
	$—	$—

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — INCOME TAXES  – (continued)

The valuation allowance increased by $151,000 for the year ended December 31, 2009 and increased by $148,000 for the year ended December 31, 2008.

The portion of the deferred tax asset shown relating to the Company’s unrealized losses on investments reported above relates to the unrealized losses on investments and is accounted for as other comprehensive loss (see Note 7).

NOTE 6 — CONTRACTS AND AGREEMENTS

The Company, together with each of the Funds, is a party to marketing agent agreements with ALPS Distributors, Inc. (“ALPS”), a Colorado corporation, whereby ALPS provides certain marketing services for the Funds as outlined in their respective marketing agent agreements. Under the agreement dated as of March 13, 2006, as amended, whereby ALPS provides certain marketing services for USOF, the Company pays ALPS a marketing fee of $425,000 per annum plus the following incentive fee: 0.00% on USOF’s assets from $0 — $500 million; 0.04% on USOF’s assets from $500 million — $4 billion; and 0.03% on USOF’s assets in excess of $4 billion. Under the agreement dated as of April 17, 2007, whereby ALPS provides certain marketing services for USNG, and the agreement dated as of November 13, 2007, whereby ALPS provides certain marketing services for US12OF, the Company pays ALPS fees equal to 0.06% on each of USNG’s, US12OF’s and US12NG’s assets up to $3 billion and 0.04% on each of USNG’s and US12OF’s assets in excess of $3 billion. Under the agreement dated as of February 15, 2008, whereby ALPS provides certain marketing services for USG, and the agreement dated March 10, 2008 whereby ALPS provides certain marketing services for USHO, the Company pays ALPS fees equal to 0.06% on each of USG’s and USHO’s assets up to $3 billion and 0.04% on each of USG’s and USHO’s assets in excess of $3 billion. Under the agreement dated as of June 8, 2009, whereby ALPS provides certain marketing services for USSO, the Company pays ALPS fees equal to 0.06% on USSO’s assets up to $3 billion; and 0.04% on USSO’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the Company: the cost of placing advertisements in various periodicals, web construction and development, and the printing and production of various marketing materials.

The Company and each of the Funds are parties to custodian agreements with Brown Brothers Harriman & Co. (“Brown Brothers”), whereby Brown Brothers holds investments on behalf of the Funds. The Company pays the fees of the custodian, which shall be determined by the parties from time to time. In addition, the Company, with each of the Funds, are parties to administrative agency agreements with Brown Brothers, whereby Brown Brothers acts as the administrative agent, transfer agent and registrar for each of the Funds. The Company also pays the fees of Brown Brothers for its services under these agreements and such fees will be determined by the parties from time to time.

Currently, the Company pays Brown Brothers for its services, in the foregoing capacities, the greater of a minimum amount of $75,000 annually or an asset-based charge of (a) 0.06% for the first $500 million of combined net assets, (b) 0.0465% for combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% of combined net assets in excess of $1 billion. The Company also pays a $20,000 annual fee for transfer agency services and transaction fees ranging from $7.00 to $15.00 per transaction.

Each of the Funds has entered into brokerage agreements pursuant to which UBS Securities LLC acts as the futures commission merchant (the “FCM”). The agreements provide that the FCM will charge commissions of approximately $7 to $8 per round-turn trade plus applicable exchange and NFA fees for futures contracts and options on futures contracts.

Each of the Funds has invested primarily in futures contracts traded on the Exchange since the commencement of its operations. On May 30, 2007, USOF and USNG entered into a license agreement with

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — CONTRACTS AND AGREEMENTS  – (continued)

the Exchange whereby the Funds were granted a non-exclusive license to use certain of the Exchange’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the license agreement, the Funds pay the Exchange an asset-based fee for the license. Pursuant to the agreement, the Funds pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the Funds and 0.02% for combined assets above $1,000,000,000. US12OF, USG, USHO and USSO entered into the above license agreement on the same terms with an effective date of December 4, 2007. Other funds managed by the Company that invest primarily in futures contracts traded on the Exchange will also be granted a similar non-exclusive license on the same terms.

The Funds expressly disclaim any association with the Exchange or endorsement of the Funds by the Exchange and acknowledge that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

The Company has contracted an accounting firm to prepare each of the Funds, USBO, USSNG and the Trust’s yearly income tax filings with the Internal Revenue Service and various states. The cost associated with any registered new fund is expected to be comparable.

NOTE 7 — ACCUMULATED OTHER COMPREHENSIVE LOSS

Changes in accumulated other comprehensive loss for the years ended December 31, 2009 and 2008 are as follows:

Balance, December 31, 2007	$(433,189)
Unrealized holding losses on investments	(88,820)
Balance, December 31, 2008	(522,009)
Unrealized holding gains on investments	8,725
Balance, December 31, 2009	$(513,284)

The Company records its other comprehensive loss net of income tax expense (benefit). As of December 31, 2009 and 2008, the Company has not recorded an income tax expense or benefit associated with its accumulated other comprehensive loss (see Note 5).

NOTE 8 — OFF-BALANCE SHEET RISKS AND CONTINGENCIES

The Funds engage in the trading of U.S. futures contracts, options on U.S. contracts, cleared swap contracts and over-the-counter derivative transactions (collectively “derivatives”). The Funds are exposed to both market risk, the risk arising from changes in the market value of the contracts; and credit risk, the risk of failure by another party to perform according to the terms of a contract.

All of the contracts currently traded by the Funds, with the exception of USNG, are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, the Funds must rely solely on the credit of their respective individual counterparties. To the extent the Funds enter into non-exchange traded contracts, they are subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. The Funds also have credit risk since the sole counterparty to all domestic futures contracts is the exchange clearing corporation. In addition, the Funds bear the risk of financial failure by the clearing broker.

The purchase and sale of futures and options on futures contracts require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — OFF-BALANCE SHEET RISKS AND CONTINGENCIES  – (continued)

A customer’s cash and other property, such as U.S. Treasury Bills, deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Funds are exposed to market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. As both buyers and sellers of options, the Funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.

The Company’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting and control procedures. In addition, the Company has a policy of reviewing the credit standing of each clearing broker or counter-party with which it conducts business.

The financial instruments held by the Company are reported in the statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturities.

The Company has securities for its own account and may incur losses if the market value of the securities decreases subsequent to December 31, 2009.

The Company has a substantial portion of its assets on deposit with banks. Assets deposited with banks are subject to credit risk. In the event of a bank’s insolvency, recovery of the Company’s assets on deposit may be limited to account insurance or other protection afforded such deposits. As of December 31, 2009, the Company had cash of $1,531,655 in excess of the federally insured amount of $250,000.

NOTE 9 — SUBSEQUENT EVENTS

In accordance with FASB ASC Topic 855-10-05, the Company has performed an evaluation of subsequent events through March 30, 2010 which is the date the financial statements were originally available to be issued and May 19, 2010, which is the date the financial statements were available to be re-issued.

NOTE 10 — RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

The Company’s management concluded that there was an error relating to the Company’s accounting for the Funds’ startup expenses (offering costs). The Company’s initial accounting treatment was to treat the deferred offering costs as a capitalized asset and, once the Fund’s registration statement became effective, the Company charged the deferred offering costs to equity. However, the Company’s management concluded that these startup expenses should instead be charged to operations as incurred and should be reflected as a period cost. As a result of the error in accounting for the Funds’ startup expenses, the consolidated financial statements have been restated to charge the startup expenses to current operations; accordingly, the consolidated statements of financial condition, consolidated statements of operations, consolidated statements of changes in equity and consolidated statements of cash flows have been restated to reflect this change.

The cumulative effect from the error on equity as of December 31, 2007 is $(187,056). The following is a summary of the significant effects of the restatement on the Company’s consolidated statements of financial condition as of December 31, 2009 and 2008 and its consolidated statements of operations and consolidated statements of cash flows for the years then ended.

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS  – (continued)

	December 31, 2009			December 31, 2008
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Consolidated Statements of Financial Condition Data:
Assets:
Cash	$1,789,182	$—	$1,789,182	$125,815	$—	$125,815
Receivables	2,973,237	—	2,973,237	893,111	—	893,111
Investments	43,304	—	43,304	34,579	—	34,579
Deferred offering costs	453,351	(453,351)	—	352,794	(352,794)	—
Other assets	4,171	—	4,171	1,960	—	1,960
	$5,263,245		$4,809,894	$1,408,259		$1,055,465
Liabilities:
Accounts payable and accrued expenses	$505,858	$—	$505,858	$624,688	$—	$624,688
Income taxes payable	181,031	—	181,031	285,400	—	285,400
Expense waiver payable	811,004	—	811,004	311,038	—	311,038
Total liabilities	1,497,893		1,497,893	1,221,126		1,221,126
Equity (Deficit):
Member’s equity (deficit)	3,763,392	(453,351)	3,310,041	185,173	(352,794)	(167,621)
Noncontrolling interests	1,960	—	1,960	1,960	—	1,960
Total equity	3,765,352		3,312,001	187,133		(165,661)
	$5,263,245		$4,809,894	$1,408,259		$1,055,465

UNITED STATES COMMODITY FUNDS LLC AND SUBSIDIARIES
(formerly Victoria Bay Asset Management, LLC)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS  – (continued)

	Year Ended December 31, 2009			Year Ended December 31, 2008
	As Previously Reported	Adjustment	As Restated	As Previously Reported	Adjustment	As Restated
Consolidated Statements of Operations and Other Comprehensive Income (Loss) Data:
Revenue	$27,224,589	$—	$27,224,589	$8,631,883	$—	$8,631,883
Operating expenses	(11,659,424)	(1,032,975)	(12,692,399)	(5,447,296)	(719,494)	(6,166,790)
Other income	57,378	—	57,378	14	—	14
Provision for income taxes	(6,229,595)	—	(6,229,595)	(1,260,622)	—	(1,260,622)
Net income	9,392,948		8,359,973	1,923,979		1,204,485
Other comprehensive income (loss)	8,725	—	8,725	(88,820)	—	(88,820)
Comprehensive income	$9,401,673		$8,368,698	$1,835,159		$1,115,665
Consolidated Statement of Cash Flows Data:
Cash flows from operating activities:
Net income	$9,392,948	$(1,032,975)	$8,359,973	$1,923,979	$(719,494)	$1,204,485
Changes in operating accounts	(2,838,545)	1,032,975	(1,805,570)	(1,066,257)	719,494	(346,763)
	6,554,403		6,554,403	857,722		857,722
Cash flows from financing activities:
Distributions	(4,891,036)	—	(4,891,036)	(784,837)	—	(784,837)
Noncontrolling interests	—	—	—	(980)	—	(980)
	(4,891,036)		(4,891,036)	(785,817)		(785,817)
Net increase in cash	1,663,367		1,663,367	71,905		71,905
Cash, beginning of year	125,815		125,815	53,910		53,910
Cash, end of year	$1,789,182		$1,789,182	$125,815		$125,815

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Agriculture Index: The SummerHaven Dynamic Agriculture Index owned and maintained by SummerHaven Index Management, LLC.

Agriculture Interests: Benchmark Component Agriculture Futures Contracts and Other Agriculture-Related Investments.

Applicable Benchmark Component Futures Contracts: Benchmark Component Commodity Futures Contracts with respect to USCI; Benchmark Component Metals Contracts with respect to USMI; Benchmark Component Agriculture Contracts with respect to USAI; and Benchmark Component Copper Contracts with respect to USCUI.

Applicable Index: The Commodity Index with respect to USCI; the Metals Index with respect to USMI; the Agriculture Index with respect to USAI; and the Copper Index with respect to USCUI.

Applicable Interests: Commodity Interests with respect to USCI; Metals Interests with respect to USMI; Agriculture Interests with respect to USAI; and Copper Interests with respect to USCUI.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to a Fund.

Benchmark Component Agriculture Futures Contracts: The fourteen futures contracts for agricultural commodities that make up the Agriculture Index at any one time.

Benchmark Component Commodity Futures Contracts: The fourteen Eligible Commodity Futures Contracts that at any given time make up the Commodity Index at any one time.

Benchmark Component Copper Futures Contracts: The two or three Eligible Copper Futures Contracts that make up the Copper Index at any one time.

Benchmark Component Metals Futures Contracts: The ten futures contracts for metals that make up the Metals Index at any one time.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which an Applicable Benchmark Component Futures Contract is traded is closed for regular trading.

CBOT: Chicago Board of Trade.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code.

COMEX: Commodity Exchange, Inc.

Commodity Index: The SummerHaven Dynamic Commodity Index owned and maintained by SummerHaven Index Management, LLC.

Commodity Interests: Commodity Futures Contracts and Other Commodity-Related Investments.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Copper Index: The SummerHaven Copper Index owned and maintained by SummerHaven Index Management, LLC.

Copper Interests: Benchmark Component Copper Futures Contracts and Other Copper-Related Investments.

Creation Basket: A block of 100,000 Units used by a Fund to issue Units.

Custodian: Brown Brothers Harriman & Co., Inc.

Dodd-Frank Act: “The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law July 21, 2010.

DTC: The Depository Trust Company. DTC will act as the securities depository for the Units.

DTC Participant: An entity that has an account with DTC.

Eligible Commodity Futures Contracts: 27 futures contracts for commodities that are traded on the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

Eligible Copper Futures Contracts: Futures contracts for copper that are traded on the Commodity Exchange, Inc.

Exchange Act: The Securities Exchange Act of 1934.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Exchanges: New York Mercantile Exchange , ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc., Kansas City Board of Trade or on other foreign exchanges.

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, and which is the general partner of each of the Related Public Funds.

ICE Futures: ICE Futures.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

KCBT: Kansas City Board of Trade.

LME: London Metal Exchange.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Metals Index: The SummerHaven Dynamic Metals Index owned and maintained by SummerHaven Index Management, LLC.

Metals Interests: Benchmark Component Metals Futures Contracts and Other Metals-Related Investments.

NAV: Net Asset Value of a Fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Agriculture-Related Investments: Other agricultural commodity-related investments such as cash-settled options on Benchmark Component Agriculture Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of agricultural commodities, Benchmark Component Agriculture Futures Contracts and indices based on the foregoing.

Other Commodity-Related Investments: Other commodity-related investments such as cash-settled options on Eligible Commodity Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of commodities, Eligible Commodity Futures Contracts and indices based on the foregoing.

Other Copper-Related Investments: Other copper-related investments such as cash-settled options on Eligible Copper Future Contracts, forward contracts relating to copper, cleared swap contracts and over-the-counter transactions that are based on the price of copper, Eligible Copper Futures Contracts and indices based on the foregoing.

Other Metals-Related Investments: Other metals-related investments such as cash-settled options on Benchmark Component Metals Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of metals, Benchmark Component Metals Futures Contracts and indices based on the foregoing.

Other Related Investments: Other Commodity-Related Investments with respect to USCI; Other Metals-Related Investments with respect to USMI; Other Agriculture-Related Investments with respect to USAI; and Other Copper-Related Investments with respect to USCUI.

Over-the-Counter Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Rebalancing Period: The last four business days of each month.

Redemption Basket: A block of 100,000 Units used by USCI to redeem Units.

Selection Date: The fifth business day prior to the first business day of the next calendar month with respect to USCI, USMI and USAI; and the last business day of the calendar month with respect to USCUI.

SDCI: SummerHaven Dynamic Commodity Index.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of each Fund.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

SummerHaven Indexing: SummerHaven Index Management, LLC.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of a Fund will not track the Applicable Index.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasury Securities: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Second Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of November 10, 2010.

UGA: United States Gasoline Fund, LP.

Unitholders: Holders of Units.

Units: Common units representing fractional undivided beneficial interests in a Fund.

USAI: United States Agriculture Fund

USCI: United States Commodity Index Fund.

USCUI: United States Copper Index Fund.

USMI: United States Metals Index Fund.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Natural Gas Fund, LP.

USBO: United States Brent Oil Fund, LP.

USHO: United States Heating Oil Fund, LP.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which a Fund calculates its NAV.

You: The owner of Units.

APPENDIX B

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

Dated as of November 10, 2010

By and Between

UNITED STATES COMMODITY FUNDS LLC,

as Sponsor

and

WILMINGTON TRUST COMPANY,

as Delaware Trustee

B-i

B-ii

B-iii

UNITED STATES COMMODITY INDEX FUNDS TRUST
SECOND AMENDED AND RESTATED DECLARATION OF TRUST
AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of UNITED STATES COMMODITY INDEX FUNDS TRUST (the “Trust”) is made and entered into as of November 10, 2010, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee.

WHEREAS, the Sponsor formed the Trust on December 21, 2009, as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee are parties to the Declaration of Trust and Trust Agreement of the Trust dated December 21, 2009, as amended and restated by that certain Amended and Restated Declaration of Trust and Trust Agreement dated April 1, 2010 (the “Initial Trust Agreement”);

WHEREAS, the Sponsor and the Trustee desire to amend and restate the Initial Trust Agreement to provide for additional terms and conditions upon which the Trust shall be administered, as hereinafter provided.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.  As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 7.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Authorized Purchaser” means a Person that is a DTC Participant (as defined in Section 4.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Authorized Purchaser Agreement” means an agreement between the Sponsor, the Trust and an Authorized Purchaser, as the same may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7.6 in the case of contributed property, and as adjusted from time to time in accordance with Section 7.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day on which either the Exchange or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(a).

“Capital Contribution” means, with respect to any Unitholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Unitholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on December 21, 2009, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission, and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity” means a traded physical commodity.

“Commodity Contract” means a contract for the purchase or sale of a Commodity or any other contract whose value is determined by reference to the value of a Commodity, one or more Commodities, including a Commodity-based forward contract, futures contract, swap, option or other over the counter transaction.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 100,000 Units of a Fund, or such greater or lesser number of Units as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by an Authorized Purchaser in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of such Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Units, either (A) one or more book-entry transfers of such Units to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the Units, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Units.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Authorized Purchaser or by the Sponsor, as applicable, in accordance with Article IV hereof.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository in connection with the initial issuance of Units of such Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC Participants” shall have the meaning assigned to such term in Section 4.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 5.12(a) of this Trust Agreement.

“Exchange’’ means NYSE Arca, Inc. or, if the Units of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Units of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article XI hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 4.2(a).

“Futures Exchange” means the contract market or derivatives transaction execution facility on which futures contracts or other investments relating to any underlying Commodities that comprise a Fund’s principal investment focus are principally traded, including but not limited to the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

“Global Certificates” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“Indirect Participants” shall have the meaning assigned to such term in Section 4.6 (c).

“Initial Contribution” shall have the meaning assigned to such term in Section 7.1(a).

“Initial Trust Agreement” means the Declaration of Trust and Trust Agreement of the Trust dated December 21, 2009, as amended and restated by that certain Amended and Restated Declaration of Trust and Trust Agreement dated April 1, 2010.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 14.2.

“Management Fee” means the management fee paid to the Sponsor pursuant to this Agreement.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund as reasonably determined by the Sponsor or its designee including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VII hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit of a Fund by the number of Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value of a Fund divided by the number of Units of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 5.8(a)(ii).

“Percentage Interest” means, as to each Unitholder, the portion (expressed as a percentage) of the total outstanding Units held by such Unitholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Fund, constituting a part of the Registration Statement for such Fund filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 14.1(a).

“Redemption Basket” means the minimum number of Units of a Fund that may be redeemed pursuant to Section 8.1, which shall be the number of Units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 8.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 8.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 8.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 8.1(d).

“Registration Statement” means a registration statement filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any rules or regulations thereunder, on Form S-1 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Units, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Unitholder” means, with respect to any Unit, the Person who owns the ultimate economic beneficial interest in such Unit and does not hold the Unit as a mere nominee or custodian for another Person.

“Units” means the units of fractional undivided beneficial interest in a Fund.

“Sponsor” means United States Commodity Funds LLC, a Delaware limited liability company which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s Units” means the units issued by a Fund to the Sponsor pursuant to Section 2.3, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 8.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

“Transaction Fee” shall have the meaning assigned thereto in Section 4.5(d).

“Trust” meansUnited States Commodity Index Funds Trust, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement as the same may be amended from time to time.

“Trustee” means Wilmington Trust Company, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination.

ARTICLE II
GENERAL PROVISIONS

Section 2.1 Name.  The name of the Trust shall be “United States Commodity Index Funds Trust” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware 19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Trust may maintain such other offices at such other places as the Sponsor deems advisable.

Section 2.3 Declaration of Trust.  The Sponsor contributed the sum of $1,000 as an initial contribution to the capital of the Trust and as consideration for the Sponsor’s Units in USCI designated in Section 4.2 hereof, and shall also contribute a sum of $1,000 as consideration for the Sponsor’s Units in each additional Fund designated in Section 4.2 hereof. The initial contribution to USCI is held, and any similar contributions to additional Funds shall be held, in bank accounts in the name of the Trust controlled by the Sponsor, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. The Sponsor agrees that upon the initial public offering of any additional Fund formed pursuant to this Trust Agreement, the initial capital contribution made by it to a Fund upon such Fund’s formation shall be deemed payment for the Sponsor’s Units in such Fund. The Sponsor declares that the Trust Estate of each Fund will be held in the name of the Trust and each Fund, as applicable, for the benefit of such Fund’s Unitholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement. It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Unitholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 2.5, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trust was formed on December 21, 2009 at which time the Trustee filed the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 2.4 Purposes and Powers.  The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment objective of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Trust and the Trust shall have all of the powers specified in this Section 2.4 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement. Except to the extent expressly set forth in Section 2.2(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.

Section 2.5 Tax Matters.

(a) Subject to Section 4.9(b), the Sponsor, and each Unitholder by virtue of its purchase of Units in a Fund, (i) express their intent that the Units of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Unitholders thereof is a partner. The Tax Matters Partner or the Unitholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b) The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. The Sponsor shall deliver or cause to be delivered to each Unitholder of a Fund and the broker or nominee through which a Unitholder owns its Units an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such Unitholder, including a statement showing the Unitholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c) Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d) Each Unitholder of a Unit in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Unit, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Unitholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Unitholder that is not a United States person. The Fund shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Unitholder, shall remit amounts withheld with respect to the Unitholder to the applicable tax authorities. To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Unitholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Unitholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Unitholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Unitholder by the amount of such required withholding. In the event of any claimed over-withholding, Unitholders shall be limited to an action against the applicable jurisdiction.

(e) By its acceptance of a beneficial interest in a Unit, a Unitholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Unitholder provides, or has previously provided, to any broker or nominee through which it owns its Units, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the Units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Unit, a Unitholder, acknowledge and agree that any broker or nominee through which a Unitholder holds its Units shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 2.5.

(f) The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law. The Tax Matters Partner shall have the authority without any further consent of Fund Unitholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of Units and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Fund’s federal, state local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Unitholders in their capacities as Unitholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Fund and its Unitholders.

(g) By its acceptance of a beneficial interest in a Unit of a Fund, a Unitholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 2.6 General Liability of Unitholders.  Subject to Sections 9.1 and 9.3 hereof, no Unitholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 2.7 Legal Title.  Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Unitholder) as nominee.

Section 2.8 Series Trust.  The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. The Units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

Section 2.9 Derivative Actions.

(a) No person who is not a Unitholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund. No Unitholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding Units of such Fund join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act, a Unitholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the Unitholder or Unitholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Unitholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Unitholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE III
THE TRUSTEE

Section 3.1 Term; Resignation.

(a) The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 3.5. If the Sponsor does not appoint a successor trustee within such 60 day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

Section 3.2 Powers.  Except to the extent expressly set forth in Section 2.2(a) and this Article III, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 3.3 Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 3.4 Indemnification.  The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 3.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 3.5 Successor Trustee.  Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 3.6 Liability of Trustee.  Except as otherwise provided in this Article III, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 2.6 hereof.

The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Units;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

(c) The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

(d) The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any beneficial owner of the Trust.

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any Fund other agreements to which the Trust or any Fund is a party; and

(g) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 3.7 Reliance; Advice of Counsel.

(a) The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(b) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with such counsel, accountants and other experts and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 3.8 Payments to the Trustee.  Any amounts paid to the Trustee pursuant to this Article III shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE IV
UNITS; DEPOSITS

Section 4.1 General.

(a) The Sponsor shall have the power and authority, without Unitholder approval, to establish and designate one or more series, or Funds, and to issue Units thereof, from time to time as set forth in Section 4.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Sponsor may, without Unitholder approval, divide or subdivide Units of any Fund into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 4.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Units of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue Units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, split or reverse split), all without action or approval of the Unitholders of such Fund. All Units when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Units shall not be deemed cancelled.

(d) The Units of each Fund shall initially be a single class.

(e) No certificates or other evidence of beneficial ownership of the Units will be issued for Sponsor’s Units. Global Certificates will be issued in accordance with Section 4.5(e) of this Agreement for all Units of a Fund other than the Sponsor’s Units of such Fund.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

4.2 Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Sponsor set forth in Section 4.2(b) to establish and designate any further series, the Sponsor has established and designated on initial series or Fund, United States Commodity Index Fund (“USCI”), and hereby establishes and designates additional series, or Funds, as follows:

United States Agriculture Index Fund (“USAI”)

United States Metals Index Fund (“USMI”)

United States Copper Index Fund (“USCUI”)

The provisions of this Article IV shall be applicable to each of the above-designated Funds and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 4.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in this Agreement or any other written instrument creating such additional Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.3 Establishment of Classes and Sub-Classes.  The division of any series, or Funds, into two or more classes or sub-classes of Units thereof and the establishment and designation of such classes or sub-classes of Units shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Units, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of Units of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class of Units previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Units and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.4 Offer of Units.  With respect to each Fund, during the period commencing with the initial effective date of the Prospectus of the Fund and ending no later than immediately prior to the time Units of such Fund begin trading on an Exchange, such Fund shall offer Units to Authorized Purchasers in Creation Baskets pursuant to SEC Rule 415, at an offering price of $50.00 per Unit ($5,000,000 per Creation Basket). After such period, each Fund shall continue to offer Units in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the Units as it deems appropriate. The offering for each Fund shall be made on the terms and conditions set forth in the Prospectus for such Fund.

Section 4.5 Procedures for Creation and Issuance of Creation Baskets.

(a) General.  The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets for each Fund. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by each Fund is unlimited.

(i) On any Business Day, an Authorized Purchaser may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by an Authorized Purchaser, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Authorized Purchasers with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Unitholders upon request a current list of the Authorized Purchasers for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 4.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii) After accepting an Authorized Purchaser’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill an Authorized Purchaser’s Purchase Order on the third Business Day following the Purchase Order Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Authorized Purchaser submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasuries and cash, that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The Sponsor or its designee will obtain from each Authorized Purchaser an acknowledgment that it has received a copy of the Prospectus prior to accepting any Purchase Order.

(b) Deposit with the Depository.  Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Purchaser that submitted the Purchase Order.

(c) Rejection.  For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor or its designee not to be in proper form; (ii) determined by the Sponsor not to be in the best interest of the Unitholders; (iii) that, due to position limits or otherwise, the Sponsor determines investment alternatives that will enable a Fund to meet its investment objective are not available to such Fund at that time; (iv) the acceptance or receipt of which would have adverse tax consequences to the Trust, the Fund or the Fund’s Unitholders; (v) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (vi) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Creation Baskets; or (vii) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. Neither the Sponsor nor its designee shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) Transaction Fee.  For each Fund, a non-refundable transaction fee will be payable by an Authorized Purchaser to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 4.5 and in connection with each Redemption Order of such Authorized Purchaser pursuant to Section 8.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000, but may be changed as provided below. Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor.

(e) Global Certificate Only.  Certificates for Creation Baskets of a Fund will not be issued, other than the Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 4.6.

(f) Replacement of Depository.  The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units of any Fund by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Units registered in the names of the Unitholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Units as the Sponsor deems necessary or appropriate.

Section 4.6 Book-Entry-Only System, Global Certificates.

(a) Global Certificates.  The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Units of each Fund. Units of each Fund will be represented by the Global Certificates (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificates for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend.  Any Global Certificate issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository.  The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Unitholders.  As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and each Authorized Purchaser, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Unitholders will be shown on, and the transfer of Units will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Unitholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Unitholders are expected to receive, from or through the broker or bank that maintains the account through which the Unitholder has purchased Units, a written confirmation relating to their purchase of Units.

(e) Reliance on Procedures.  Unitholders will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form. Accordingly, to exercise any rights of a holder of Units under the Trust Agreement, a Unitholder must rely on the procedures of the Depository and, if such Unitholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Unitholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Unitholder, or a Unitholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Units of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Unitholder, and (2) in the case of a request or authorization to act being sought or given by a Unitholder, such request or authorization is given by such Unitholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Unitholder’s interest in the Units is held.

(f) Communication between the Trust and the Unitholders.  As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Unitholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Unitholders holding Units of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Unitholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions.  Any distributions on Units pursuant to Section 7.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Unitholders holding Units through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Unitholders, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Unitholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Unitholder and any person by or through which such Unitholder is considered to own Units.

(h) Limitation of Liability.  Each Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Certificate are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository.  If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 4.6.

4.7 Assets.  All consideration received by a Fund for the issue or sale of Units together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

4.8 Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Unitholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 4.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Units represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Authorized Purchaser, will include language substantially similar to the language set forth in Section 4.8(b).

Section 4.9 Voting Rights.  The Unitholders shall have the limited voting rights as set forth in this Agreement.

(a) Unless approved by at least a majority of the Unitholders of the applicable Fund, the Sponsor shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Fund, to the extent it would materially and adversely affect such Fund’s Unitholders, to be taxable other than as a partnership for federal income tax purposes.

(b) Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the number of Units, or fraction thereof, standing in its name on the books of the applicable Fund.

Section 4.10 Equality.  Except as provided herein or in an instrument establishing a Fund, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Sponsor may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Unitholders.

Section 4.11 Record Dates.  Whenever any distribution will be made, or whenever for any reason there is a split, reverse split or other change in the outstanding Units, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor in its sole discretion shall fix a record date for the determination of the Unitholders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or entitled to act in respect of any other matter for which the record date was set.

ARTICLE V
THE SPONSOR

Section 5.1 Management of the Trust.  Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 5.2 Authority of Sponsor.  In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and any Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

(h) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(i) Subject to section 2.5(a), to make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law, as the Sponsor shall determine to be in the best interests of the Trust; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 5.3 Obligations of the Sponsor.  In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 5.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h) Enter into an Authorized Purchaser Agreement with each Authorized Purchaser and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Purchase Orders, as described in Section 4.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Authorized Purchasers;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 4.5(d);

(l) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 8.1(a), or as may from time to time be permitted by Section 8.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Authorized Purchaser through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed as described in Section 8.1, or as may from time to time be permitted by Section 8.2;

(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 5.4 General Prohibitions.  The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any Unitholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Commodity Contract positions; or

(c) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 5.5 Liability of Covered Persons.  A Covered Person shall have no liability to the Trust, any Fund, or to any Unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 5.6 Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 5.5 herein. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Fund, any Unitholder or any other person. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor or the Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor or the Trustee.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Fund or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, the Sponsor shall (i) resolve such conflict of interest, or (ii) take such action or provide for such terms as are fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, as applicable, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, as applicable, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, as applicable, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, as applicable, and the Sponsor shall not be liable to the Trust, any Fund, or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust or any Fund. The Trust, the Funds and the Unitholders shall not have any rights or obligations by virtue of this

Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds, the Unitholders or any Affiliate of the Trust or the Unitholders.

Section 5.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 4.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or any Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 5.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund, as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under this Section 5.7.

(e) The term “Sponsor” as used only in this Section 5.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount by the Trust pursuant to this Section 5.7 shall be subject to Section 4.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 5.8 Expenses and Limitations Thereon.

(a) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Sponsor Expenses incurred in connection with the Trust or any Fund and the initial issuance of the Units of any Fund.

“Sponsor Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor.

(b) Except as set forth in Article III and Sections 5.8(a), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, without limitation: (i) the Sponsor’s fee in accordance with Section 5.9; (ii) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (iii) expenses incurred in connection with registering additional Units of a Fund or offering Units of a Fund after the time any Units of such Fund have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance, including directors and officers’ liability insurance; (ix) costs and expenses associated with client relations and services; (x) the payment of any distributions related to redemption of Units; (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xii) extraordinary expenses (including, but not limited to, indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

Section 5.9 Compensation to the Sponsor.  The Sponsor shall be entitled to receive a management fee as compensation for the management and administrative services rendered by Sponsor to the Trust and each Fund (the “Management Fee”). Each Fund shall pay the Sponsor (or such other person or entity designated by the Sponsor) the Management Fee as set forth in such Fund’s current Prospectus. The Sponsor may, in its sole discretion, waive all or part of the Management Fee.

Section 5.10 Other Business of Unitholders.  Except as otherwise specifically provided herein, any of the Unitholders and any unitholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 5.11 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Units to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Units of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Sponsor in accordance with this Section 5.11 may effect any amendment to the Trust Agreement (other than an amendment adverse to the Trustee without its consent) or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Fund thereof may be transferred and may provide for the conversion of Units in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.12 Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior notice to all Unitholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 14.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 2.6 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 14.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Units to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 5.12(a) or an Event of Withdrawal or assignment of Units for purposes of Section 6.2(a).

(e) The Sponsor may be removed as Sponsor of the Trust only if such removal is approved by the Unitholders holding at least 66 2/3% of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Any such action by such holders for removal of the Sponsor of the Trust must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Such removal shall be effective immediately following the admission of a successor Sponsor of the Trust.

Section 5.13 Authorization of Registration Statements.  Each Unitholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Unitholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 5.14 Litigation.  The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the interests of the Trust or any Fund, as applicable. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the assets of the applicable Fund, or with respect to the Trust, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE VI
TRANSFERS OF UNITS

Section 6.1 Transfer of Units.  To the fullest extent permitted by law, a Unitholder may not transfer his Units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Unitholders that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Unitholder in accordance with standard securities industry practice. Unitholders that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

Sectoin 6.2 Transfer of Sponsor’s Units.  Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VII
CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 7.1 Capital Accounts.

(a) There shall be established on the books and records of each Fund for each Unitholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Unitholder’s Capital Account shall be increased by such Unitholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(ii) A Unitholder’s Capital Account shall be decreased by the amount of cash distributed to such Unitholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Unitholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Code section 703(a); provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 7.1(c).

(c) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Units, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Unitholders may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Unitholders at such time pursuant to Section 7.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of a Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 7.1(c) to take into account any prior Capital Account adjustment under this Section.

(d) In the event a Unit (or beneficial interest therein) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Unitholders and the amount of capital reflected on a Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 7.2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Section 7.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 7.1(b)) shall be allocated to the Unitholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Unitholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of a Fund’s income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Unitholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 7.3 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 7.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Unitholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.2(c).

(d) The provisions of this Article VII and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Sponsor or Administrator shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.3 if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 7.4 Tax Conventions.

(a) For purposes of Sections 7.1, 7.2, and 7.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this section 7.4(b).

(i) All issuances, redemptions and transfers of Units or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Unit or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Unit is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 7.1(c), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of Units shall be deemed to be equal to the lowest value of such property (as determined under Section 7.6) during the month in which such Units are issued or redeemed. In the event that a Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 7.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely to the Unitholders recognized as unitholders of a Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Unit during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Unitholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Unitholders who own Units as of the close of the day in which such gain or loss is recognized for federal income tax purposes. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

(c) The allocations pursuant to Section 7.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a Unitholder’s or Unitholders’ varying Units during the taxable year of any issuance, redemption or transfer of Units or beneficial interests therein. Any person who is the transferee of Units shall be deemed to consent to the methods of determination and allocation set forth in Section 7.4(b), and in any other provision of this Article VII, as a condition of receiving such Units.

Section 7.5 No Interest on Capital Account.  No Unitholder shall be entitled to interest on its Capital Account.

Section 7.6 Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 7.7 Distributions.

(a) Distributions on Units of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Unitholders in accordance with Section 4.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 8.1 and 14.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Unitholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Units if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 7.8 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Unitholders, a Unitholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Unitholders understand and acknowledge that a Unitholder (or its agent) may be compelled to accept a distribution of any asset in kind from a Fund despite the fact that the percentage of the asset distributed to such Unitholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Unitholder receives distributions from the Trust.

ARTICLE VIII
REDEMPTIONS

Section 8.1 Redemption of Redemption Baskets.  The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, an Authorized Purchaser with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 4.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Authorized Purchaser on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (i) the Sponsor determines that the Redemption Order is not in proper form (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of units being redeemed would reduce the remaining outstanding units to 100,000 units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding units and can deliver them.

(c) The redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) By 3:00 PM New York time on the third Business Day following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Authorized Purchaser as recorded on the book entry system of the Depository. If the Fund’s DTC account has not been credited with all of the Redemption Baskets by such time, the redemption distribution is delivered to the extent of whole Redemption Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the Redemption Order shall be cancelled and the Authorized Purchaser will indemnify the Trust for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the Redemption Order and investments made to reflect that such Redemption Order has been cancelled.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery of Redemption Distributions is not reasonably practicable; or (iii) for such other period as the

Sponsor determines to be necessary for the protection of Unitholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 8.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 8.2 Other Redemption Procedures.  The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Units in (i) lot sizes smaller than the Redemption Basket, (ii) permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 8.1, and (iii) for redemptions deemed necessary, in the Sponsor’s sole discretion, to comply with applicable law, rule, regulation or policy.

ARTICLE IX
UNITHOLDERS

Section 9.1 No Management or Control; Limited Liability; Exercise of Rights through DTC.  The Unitholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.3 hereof, no Unitholder of any Fund shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust, the applicable Fund or any other series of the Trust except to the extent of such Unitholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 9.3 hereof, each Unit shall be fully paid and no assessment shall be made against any Unitholder. No salary shall be paid to any Unitholder in its capacity as such, nor shall any Unitholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Units, each Unitholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Units owned beneficially by such Unitholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any Unitholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Unitholder in accordance with the rules and procedures of the Depository, as provided in Section 4.6.

Section 9.2 Rights and Duties.  The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article X and the list of Authorized Purchasers contemplated by Section 4.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under U.S. federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VIII hereof, Unitholders of a Fund shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a Unitholder of a Fund be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Unitholders of such Fund, or the Trust, as applicable. No Unitholder of any Fund shall have priority over any other Unitholder of such Fund either as to the return of capital or as to profits, losses or distributions. No Unitholder of any Fund shall have the right to bring an action for partition against the Trust or a Fund.

(d) Unitholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) approve the items set forth in 4.9(a), (ii) remove the Sponsor and elect a successor Sponsor as set forth in Section 5.12(e), (iii) approve amendments to this Trust Agreement as set forth in Section 12.1, (iv) continue the Trust as provided in Section 14.1(a), (v) terminate the Trust as provided in Section 14.1(e), and (vi) in the event there is no Sponsor, elect the Liquidating Trustee as set forth in Section 14.2. Unless otherwise specified in the relevant section of this Trust Agreement or in federal law or regulations of rules on any exchange, any matter upon which the Unitholders vote shall be approved by the affirmative vote of Unitholders holding Units representing at least 66 2/3% of the outstanding Units of the Trust or the applicable Fund, as the case may be. Except as expressly provided in this Trust Agreement, the Unitholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 9.3 Limitation on Liability.

(a) Except as provided in Section 5.7(f) hereof, and as otherwise provided under Delaware law, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Unitholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely based on its status as a Unitholder of one or more Units (other than for taxes for which such Unitholder is liable under Section 7.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 4.7 and 4.8 hereof.

ARTICLE X
BOOKS OF ACCOUNT AND REPORTS

Section 10.1 Books of Account.  Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 9.2(a), each Unitholder (or any duly constituted designee of a Unitholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Unitholder’s own cost) to the extent such access is required under CFTC rules and regulations. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article XI.

Section 10.2 Reports to Unitholders.  The Trust will furnish to DTC Participants for distribution to each Fund’s Unitholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund Unitholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund Unitholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 10.3 Calculation of Net Asset Value.  Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 10.4 Maintenance of Records.  The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 10.1 hereof, a list of the names and last known address of, and number of Units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

ARTICLE XI
FISCAL YEAR

Section 11.1 Fiscal Year.  The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2009. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XII
AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 12.1 Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Unitholders, amend or supplement this Trust Agreement; provided, however, that the Unitholders shall have the right to vote on any amendment (i) if expressly required under federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide to the Unitholders notice of any amendment on which the Unitholders have a right to vote setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(e) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 12.2 Meetings of the Unitholders.  Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Unitholders as set forth in this Section 12.2, such written notice shall be mailed or transmitted not more than forty-five (45) days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Section 12.3 Action Without a Meeting.  Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 16.4. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section 12.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XIII
TERM

Section 13.1 Term.  The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of Article XIV hereof or as otherwise provided by law.

ARTICLE XIV
TERMINATION

Section 14.1 Events Requiring Dissolution of the Trust or any Fund.  The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal, the affirmative vote or written consent of Unitholders in accordance with Section 9.2(d) or Section 12.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) Business Days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article X hereof relating to the books of account and reports of the applicable Fund.

Section 14.2 Distributions on Dissolution.  Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.3 Termination; Certificate of Cancellation.  Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XV
POWER OF ATTORNEY

Section 15.1 Power of Attorney Executed Concurrently.  Each Unitholder, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for such Unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

Section 15.2 Effect of Power of Attorney.  The Power of Attorney granted by each Unitholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Unitholder;

(b) May be exercised by the Sponsor for each Unitholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Unitholder of the whole or any portion of his Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Unitholder of its Units that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3 Limitation on Power of Attorney.  The Power of Attorney granted by each Unitholder to the Sponsor shall not authorize the Sponsor to act on behalf of Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI
MISCELLANEOUS

Section 16.1 Governing Law.  The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3 Construction.  In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4 Notices.  All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Sponsor to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of Units shall be effected in accordance with the provisions of Article VIII of this Trust Agreement.

Section 16.5 Counterparts.  This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6 Binding Nature of Trust Agreement.  The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

Section 16.7 No Legal Title to Trust Estate.  Subject to the provisions of Section 2.7 in the case of the Sponsor, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8 Creditors.  No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9 Integration.  This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10 Goodwill; Use of Name.  No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to United States Commodity Funds LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Trustee

By: /s/ JB Feil Name: Joseph B. Feil Title: Vice President

UNITED STATES COMMODITY FUNDS LLC, as Sponsor

By: /s/ Howard Mah Name: Howard Mah Title: Management Director

EXHIBIT A

FORM OF GLOBAL CERTIFICATE(2)

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Units

-in-

UNITED STATES COMMODITY INDEX FUNDS TRUST
WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Units (“Units”), each of which represents a fractional undivided Unit of beneficial interest in _____________ Fund (the “Fund”), established and designated as a series of the United States Commodity Index Funds Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on December 21, 2009, and a Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of November 10, 2010, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust Company, a Delaware banking corporation, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all units of beneficial interest in the Fund, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Purchaser hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

(2)	Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Unitholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Unitholders holding Units equal to at least a majority of the Trust’s outstanding Units or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Units, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Unitholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form.

In accordance with Section 4.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in the Fund.

The Trust Agreement, and this Certificate, are executed and delivered by United States Commodity Funds LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by United States Commodity Funds LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on United States Commodity Funds LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, United States Commodity Funds LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

United States Commodity Funds LLC,
as Sponsor

By:	Authorized Officer Date:

EXHIBIT B

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the units pursuant to the prospectus contained in this registration statement.

Amount
Amount SEC registration fee (actual)		$106,950
NYSE Arca Listing Fee (actual)	$	[• ]
FINRA filing fees (actual)		$75,500
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$	*
Legal fees and expenses (estimate)	$	*
Printing expenses (estimate)	$	*
Total	$	*

*	To be provided by a pre-effective amendment.

Item 14. Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Index Funds Trust (the “Trust”), United States Commodity Index Fund (“USCI”), United States Metals Index Fund (“USMI”), United States Agriculture Index Fund (“USAI”), United States Copper Index Fund (“USCUI”; and together with USCI, USMI and USAI, each a “Fund” and collectively, the “Funds”) or to any Unitholder for any loss suffered by the Trust or a Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or a Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Second Amended and Restated Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15. Recent Sales of Unregistered Securities

On December 21, 2009, the Sponsor made a $1,000 capital contribution to USCI. In connection with the commencement of USCI’s offering, the Sponsor received 20 Sponsor’s Units of USCI that were issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. On November 10, 2010, the Sponsor made a $1,000 capital contribution to USMI. In connection with the commencement of USMI’s offering, the Sponsor will receive 40 Sponsor’s Units of USMI to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. On November 10, 2010, the Sponsor made a $1,000 capital contribution to USAI. In connection with the commencement of USAI’s offering, the Sponsor will receive 40 Sponsor’s Units of USAI to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. On November 10, 2010, the Sponsor made a $1,000 capital contribution to USCUI. In connection with the commencement of USCUI’s offering, the Sponsor will receive 40 Sponsor’s Units of USCUI to be issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor is 100% owned by Wainwright Holdings, Inc. which is controlled by the President of the Sponsor.

The above-described transactions were exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction not involving a public offering. No general solicitation was made by any of USCI, USMI, USAI, USCUI, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description
3.1***	Certificate of Statutory Trust of the registrant.
3.2	Second Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).
3.3**	Fourth Amended and Restated Limited Liability Company Agreement of the Sponsor.
5.1*	Opinion of Richards Layton & Finger relating to the legality of the Units.
8.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.
10.1*	Form of Authorized Purchaser Agreement.
10.2*	Form of Marketing Agent Agreement.
10.3*	Form of Custodian Agreement.
10.4*	Form of Administrative Agency Agreement.
10.5****	Licensing Agreement.
10.6****	Advisory Agreement.
10.7	Amendment No. 1 to Licensing Agreement
10.8	Amendment No. 1 to Advisory Agreement
10.9	Amendment No. 2 to Licensing Agreement
10.10	Amendment No. 2 to Advisory Agreement
23.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).
23.2(a)	Consent of independent registered public accounting firm.
23.2(b)	Consent of independent registered public accounting firm.
23.2(c)	Consent of independent registered public accounting firm.

*	To be filed in a subsequent pre-effective amendment.
**	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Oil Fund, LP, for the period ended September 30, 2009, filed on November 9, 2009.
***	Incorporated by reference to the initial Registration Statement on Form S-1 (File No. 333-164024) filed on December 24, 2009.
****	Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on June 21, 2010.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moraga, state of California, on November 24, 2010.

UNITED STATES COMMODITY INDEX FUNDS TRUST
By: United States Commodity Funds LLC as Sponsor
By: /s/ Nicholas D. Gerber Nicholas D. Gerber Chief Executive Officer of United States Commodity Funds LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date
/s/ Nicholas D. Gerber Nicholas D. Gerber	Chief Executive Officer of United States Commodity Funds LLC (Principal Executive Officer)	November 24, 2010
/s/ Howard Mah Howard Mah	Chief Financial Officer and Secretary of United States Commodity Funds LLC (Principal Financial and Accounting Officer)	November 24, 2010
*	The Registrant is a trust and the persons are signing in their capacities as officers of United States Commodity Funds LLC, the Sponsor of the Registrant.

EXHIBIT INDEX

Exhibit No.	Description
3.1***	Certificate of Statutory Trust of the registrant.
3.2	Second Amended and Restated Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).
3.3**	Fourth Amended and Restated Limited Liability Company Agreement of the Sponsor.
5.1*	Opinion of Richards Layton & Finger relating to the legality of the Units.
8.1*	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.
10.1*	Form of Authorized Purchaser Agreement.
10.2*	Form of Marketing Agent Agreement.
10.3*	Form of Custodian Agreement.
10.4*	Form of Administrative Agency Agreement.
10.5****	Licensing Agreement.
10.6****	Advisory Agreement.
10.7	Amendment No. 1 to Licensing Agreement
10.8	Amendment No. 1 to Advisory Agreement
10.9	Amendment No. 2 to Licensing Agreement
10.10	Amendment No. 2 to Advisory Agreement
23.1*	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).
23.2(a)	Consent of independent registered public accounting firm.
23.2(b)	Consent of independent registered public accounting firm.
23.2(c)	Consent of independent registered public accounting firm.

*	To be filed in a subsequent pre-effective amendment.
**	Incorporated by reference to the Quarterly Report on Form 10-Q for the United States Oil Fund, LP, for the period ended September 30, 2009, filed on November 9, 2009.
***	Incorporated by reference to the initial Registration Statement on Form S-1 (File No. 333-164024) filed on December 24, 2009.
****	Incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1/A (File No. 333-164024) filed on June 21, 2010.